RAYONIER ADVANCED MATERIALS INC. RETIREMENT PLAN

Effective December 31, 2014

Amended and Restated as of October 21, 2019

FOREWORD
Effective June 27, 2014, Rayonier Advanced Materials Inc. (the “Company”) established this pension plan, originally known as the Retirement Plan for Salaried Employees of Rayonier Advanced Materials Inc. (herein referred to as the “Plan”).
The Plan is a continuation of a portion of the qualified retirement plan known as Retirement Plan for Salaried Employees of Rayonier Inc. (the “Prior Salaried Plan”), and was established in connection with the spinoff of the Company from Rayonier Inc. This Plan is intended to benefit certain participants in the Prior Salaried Plan associated with any Performance Fibers business of Rayonier Inc. The assets and liabilities attributable to such participants’ accrued benefits were generally transferred to this Plan from the Prior Salaried Plan effective as of June 27, 2014. All beneficiary designations and elections made by participants whose accrued benefits under the Prior Salaried Plan were transferred to the Plan shall be treated as if such designations and elections had been made under this Plan.
Effective as of the close of business on December 31, 2014, the Company merged the Employees Retirement Income Plan for Rayonier Advanced Materials Inc. Bargaining Unit Employees at the Jesup Mill (the “Jesup Plan”); and the Employees Retirement Income Plan for Rayonier Advanced Materials Inc. Bargaining Unit Employees at the Fernandina Mill (the “Fernandina Plan”) with and into the Plan. The assets and liabilities attributable to the participants’ accrued benefits in the Jesup Plan and the Fernandina Plan were transferred to this Plan effective as of the close of business on December 31, 2014. All beneficiary designations and elections made by participants under the Jesup Plan and Fernandina Plan shall be treated as if such designations and elections had been made under this Plan.
As a result of the merger of the Jesup Plan and the Fernandina Plan with and into the Plan, the Company amended and restated the Plan to add, among other things, special provisions applicable to the Jesup Plan and the Fernandina Plan as Appendix F and G, respectively, and to rename the Plan as the Rayonier Advanced Materials Inc. Retirement Plan. The Tembec USA LLC Retirement Plan was merged into the Plan, effective December 31, 2018, and is included as Appendix H.
The Plan is a “Cycle D” plan, as explained in Rev. Proc. 2007-44 of the Internal Revenue Service. The Plan’s current remedial amendment period expired January 31, 2015. The Plan is intended to comply with applicable changes in the law (and various regulations and other guidance) as set forth in the 2013 Cumulative List issued by the Internal Revenue Service in Notice 2013-84 for Cycle D plans, including, but not limited to changes under the Pension Protection Act of 2006 (PPA), the U.S. Troop Readiness, Veterans’ Care, Katrina Recovery and Iraq Accountability Appropriations Act of 2007, the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART Act), the Worker, Retiree, and Employer Recovery Act of 2008 (WRERA), the Small Business Jobs Act of 2010 (SBJA), the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 (PRA 2010), the Moving Ahead for Progress in the 21st Century Act (MAP-21), and the American Taxpayer Relief Act of 2012 (ATRA).
This Plan is intended to be a tax-qualified plan and comply with all requirements of Code Section 401(a) and related treasury regulations. The trust which is being employed as a funding vehicle for plan benefits is intended to comply with Code Section 501(a).
Unless otherwise expressly provided in this Plan and consistent with applicable law, (i) the rights and benefits of any Member who retires or whose employment is terminated, whichever first occurs, are determined in accordance with the provisions of the Plan in effect at the time of such retirement or termination, and (ii) no revision to the Plan shall deprive any Member who retires or whose employment

i

is terminated prior to such revisions, of any rights and benefits which theretofore had accrued under the Plan or the Prior Salaried Plan.
For purposes of the Plan, applicable law means (i) the Code, (ii) ERISA (as defined in Section 1.17 hereof), (iii) such regulations, rulings, notices and other written guidance issued by federal agencies under the authority of the Code, ERISA or other federal legislation, and (iv) case law and any other applicable federal, state or local law affecting and binding on the Plan, the Company, the Plan Administration Committee, the Trustee and other Plan fiduciaries. Subject to the preceding sentence, the Plan shall be construed, regulated and administered under the laws of the State of Florida, to the extent such laws are not superseded by applicable federal law.

This plan document is generally effective December 31, 2014, unless the context indicates otherwise.

RETIREMENT PLAN FOR SALARIED EMPLOYEES OF RAYONIER ADVANCED MATERIALS, INC.

ARTICLE 1 – DEFINITIONS

1.01
Accrued Benefit shall mean, as of any date of determination, the retirement allowance computed under Section 4.01(b) on the basis of the Member’s Benefit Service and applicable components of the Plan formula as of the determination date and, with respect to the amount determined under Section 4.01(b)(i)(4), the applicable components of the Prior Salaried Plan as of the determination date.

1.02	Annuity Starting Date shall mean the first day of the first period for which an amount is due on behalf of a Member or former Member as an annuity or any other form of payment under the Plan.

1.03
Appendix shall mean one, some or all of the appendices attached to this restated Plan document (as the context may indicate) and any additional appendix which may be added to the Plan from time to time. The Appendices are used to record (i) the tables of factors which are used in determining the amount of the various forms of benefits payable under the Plan, and (ii) the benefits, rights, features, terms and conditions applicable to Members who participated in plans that have been merged into this Plan. Each Appendix is incorporated into the Plan by reference and shall be considered part of the Plan. As of the date of this restatement, the Plan includes Appendices A through G, as identified in the table of contents hereto. Notwithstanding the other provisions of the Plan, the terms of an Appendix shall apply to the affected participants.

1.04
Associated Company shall mean any subsidiary or affiliated company of Rayonier Advanced Materials Inc. not participating in the Plan which is (i) a component member of a controlled group of corporations (as defined in Code Section 414(b)), which controlled group of corporations includes as a component member Rayonier Advanced Materials Inc., (ii) any trade or business under common control (as defined in Code Section 414(c)) with Rayonier Advanced Materials Inc., (iii) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes Rayonier Advanced Materials Inc. or (iv) any other entity required to be aggregated with Rayonier Advanced Materials Inc. pursuant to regulations under Code Section 414(o), during the period such entity is described in clause (i), (ii), (iii), or (iv). Notwithstanding the foregoing, for purposes of the preceding sentence and Section 4.08 of the Plan, the definitions of Code Section 414(b) and (c) shall be modified as provided in Code Section 415(h).

1.05	Beneficiary shall mean any person or entity named by a Member by written designation to receive certain benefits payable in the event of his or her death as provided under Section 4.07.

1.06	Benefit Service shall mean employment recognized as such for the purposes of computing a benefit under the Plan as provided under Article 2.

1.07	Board of Directors shall mean the Board of Directors of Rayonier Advanced Materials Inc. or of any successor to Rayonier Advanced Materials Inc. by merger, purchase or otherwise.

1.08	Change in Control means the occurrence of any of the following, with references to the Company in this Section 1.08 to refer specifically to Rayonier Advanced Materials Inc:

(a)
Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this paragraph, the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated Company or (4) any acquisition pursuant to a transaction that complies with paragraphs (c)(i), (c)(ii) and (c)(iii) of this definition;

(b)
Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(c)
Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

1.09	Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.10
Company shall mean Rayonier Advanced Materials Inc., and any Participating Unit with respect to its Employees. Unless otherwise noted, when used herein, the term Company shall collectively include Rayonier Advanced Materials Inc. and any Participating Unit.

1.11	Compensation shall mean, except as provided otherwise in Article 3,

(a)
the total remuneration paid to a Member (whether before or after membership in the Plan) for services rendered on and after the March 1, 1994, but prior to June 27, 2014 (or such later date as determined by the Company in its sole discretion for any Member whose Accrued Benefits under the Prior Salaried Plan transfer to this Plan after June 27, 2014), for Rayonier Inc., including annual base salary, overtime, leadman’s pay, shift differential, and bonuses paid under the Rayonier Inc. local bonus and gain share plans (determined prior to any pre-tax contributions under a “qualified cash or deferred arrangement,” as defined under Code Section 401(k) and its applicable regulations, under a “cafeteria plan,” as defined under Code Section 125 and its applicable regulations, or under a “qualified transportation fringe,” as defined under Code Section 132(f) and its applicable regulations), and for Members who receive no other source of remuneration from Rayonier Inc. during said period, commissions; but excluding, except to the extent specifically included above, foreign service pay, automobile allowance, separation pay, incentive pay or other special pay or allowances of similar nature, commissions for any Member who received during said period any other form of remuneration from Rayonier Inc., bonuses, and the cost of any public or private employee benefit plans, including the Prior Salaried Plan; and

(b)
the total remuneration paid to a Member (whether before or after membership in the Plan) for services rendered to the Company on and after June 27, 2014, including annual base salary, overtime, leadman’s pay, shift differential, and bonuses paid under the Company’s local bonus and gain share plans (determined prior to any pre-tax contributions under a “qualified cash or deferred arrangement,” as defined under Code Section 401(k) and its applicable regulations, under a “cafeteria plan,” as defined under Code Section 125 and its applicable regulations, or under a “qualified transportation fringe,” as defined under Code Section 132(f) and its applicable regulations), and for Members who receive no other source of remuneration from the Company, commissions; but excluding, except to the extent specifically included above, foreign service pay, automobile allowance, separation pay, incentive pay or other special pay or allowances of similar nature, commissions for any Member who receives any other form of remuneration from the Company, bonuses, and the cost of any public or private employee benefit plans, including the Plan.

Compensation taken into account for any purpose under the Plan, including the determination of Final Average Compensation, shall not exceed $260,000 (as adjusted from time to time by the Secretary of the Treasury in accordance with Code Section 401(a)(17)(B)).
In accordance with Code Section 414(u)(12), Compensation shall include any differential wage payment (within the meaning of Code Section 3401(h)(2)) made by the Company to an individual who does not currently perform services for the Company by reason of qualified military service (within the meaning of Code Section 414(u)(5)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company.
As of January 1, 2009, in accordance with Code Section 414(u)(12), Compensation included any differential wage payment (within the meaning of Code Section 3401(h)(2)) made by Rayonier Inc., to an individual who did not perform services for Rayonier Inc., by reason of qualified military service (within the meaning of Code Section 414(u)(5)) to the extent those payments did not exceed the amounts the individual would have received if the individual had continued to perform services for Rayonier Inc.

1.12	Early Retirement Date shall mean the date as determined in the manner set forth in Section 4.03.

1.13
Effective Date shall mean December 31, 2014, which is the effective date of this amended and restated plan document. The initial effective date of the Plan was June 27, 2014, which was the date the Plan was established as a spinoff of the Prior Salaried Plan. The initial effective date of the Prior Salaried Plan was March 1, 1994. Prior to June 27, 2014, the terms of the Prior Salaried Plan apply to this Plan.

1.14
Eligibility Service shall mean any employment recognized as such for the purposes of meeting the eligibility requirements for membership in the Plan and for eligibility for benefits under the Plan as provided under Article 2.

1.15
Employee shall mean any person regularly employed by the Company who is paid from a payroll maintained in the continental United States, Hawaii, Puerto Rico or the U.S. Virgin Islands and who receives regular and stated compensation other than a pension or retainer; provided, however, that except as the Board of Directors or the Plan Administration Committee, pursuant to the authority delegated to it by the Board of Directors, may otherwise provide on a basis uniformly applicable to all persons similarly situated, no person shall be an Employee for purposes of the Plan who is (i) engaged as a consultant, (ii) a non-resident alien, (iii) paid on an hourly basis and who, under the Company’s employment classification practices, is considered as an hourly-rated employee for purposes of the Company’s employee benefit plans, (iv) accruing benefits in respect of current service under any other pension, retirement, qualified profit-sharing or other similar plan of the Company (other than the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees,) or of any Associated Company, (v) a Leased Employee, or (vi) a Non‑Benefits Worker. Except as otherwise provided under an Appendix, no person shall be an Employee for purposes of the Plan whose terms and conditions of employment are determined by a collective bargaining agreement with the Company which does not make this Plan applicable to such person. Any person considered to be an independent contractor by the Company shall not be considered an Employee even if he is reclassified as an employee by any taxing authority such as the Internal Revenue Service or any other authority or agency.

1.16
Equivalent Actuarial Value shall mean equivalent value of a benefit under the Plan determined on the basis of the applicable factors set forth in Appendix A, except as otherwise specified in the Plan. In any other event, Equivalent Actuarial Value shall be determined on the same actuarial basis utilized to compute the factors set forth in Appendix A.

1.17	ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.18	Final Average Compensation shall mean the sum of:

(a)	The average of a Member’s annual base salary recognized as Compensation received in any five calendar years of Eligibility Service in which such annual base salary was highest, plus

(b)
The average of a Member’s annual Compensation in excess of annual base salary received in any five calendar years of Eligibility Service in which such Compensation was highest; provided, however, that the calendar years on which such averages are based shall be any five calendar years during the last 120 calendar months of a Member’s Eligibility Service, or if the Member has less than five calendar years of Eligibility Service, all of his or her calendar years of Eligibility Service; provided, further, however, that (i) the annual base salary earned in any calendar year and taken into account for purposes of “Final Average Compensation,” and (ii) the amount in excess of base annual salary earned in any calendar year and taken into account for purposes of “Final Average Compensation,” and (iii) the sum of (i) and (ii) taken into account for any calendar year, each shall be subject to the provisions of Code Section 401(a)(17). If the Member terminates employment before the last day of the calendar year or otherwise experiences an interruption in Eligibility Service, the Plan Administration Committee shall, in accordance with rules uniformly applicable to all persons similarly situated, determine the amount of the Member’s Final Average Compensation. The limitation of Code Section 401(a)(17) shall be applied to the sum of (i) and (ii) before determining the years in which base salary and amounts in excess of base salary are highest. If the Member terminates employment before the last day of the calendar year or otherwise experiences an interruption in Eligibility Service, the limitation under Code Section 401(a)(17) shall be applied to base salary, amounts in excess of base salary, and the sum of the two amounts that are taken into account for Final Average Compensation for the year of termination or other interruption on a month-by-month basis whether or not consecutive. The term Eligibility Service as used in this Section shall include all service recognized as Eligibility Service for purposes of eligibility requirements under Article 2.

1.19	Hour of Service shall mean hours of employment as defined pursuant to the provisions of Section 2.01(b).

1.20
IRS Interest Rate shall mean the applicable interest rate described in Code Section 417(e) after its amendment by PPA. Specifically, the applicable interest rate shall be the adjusted first, second, and third segment rates applied under the rules similar to the rules of Code Section 430(h)(2)(C) for second full calendar month (known as the lookback month) preceding the Stability Period. For this purpose, the first, second, and third segment rates are the first, second, and third segment rates which would be determined under Code Section 430(h)(2)(C) if:

(a)
Code Section 430(h)(2)(D) were applied by substituting the average yields for the month described in the preceding paragraph for the average yields for the 24-month period described in such section, and

(b)	Code Section 430(h)(2)(G)(i)(II) were applied by substituting “Section 417(e)(3)(A)(ii)(II)” for “Section 412(b)(5)(B)(ii)(II).”

1.21
IRS Mortality Table shall mean the applicable annual mortality table within the meaning of Code Section 417(e)(3)(B), as initially described in Revenue Ruling 2007-67 as in effect on the first day of the applicable Stability Period.

1.22	Leased Employee shall mean any person as so defined in Code Section 414(n) by virtue of his or her performance of services for the Company or an Associated Company.

1.23
Member shall mean any person included in the membership of the Plan as provided in Article 3 and any former employee of Rayonier Inc. or an Associated Company who was a Member of the Prior Salaried Plan associated with any Performance Fibers business, or a Beneficiary or Alternate Payee with respect to such former employee, whose Accrued Benefit was transferred to this Plan effective as of June 27, 2014, in connection with the spinoff of the Company. Notwithstanding the foregoing, a Member shall also include any former employee of Rayonier Inc. or an Associated Company who was a Member of the Prior Salaried Plan associated with any Performance Fibers business whose transfer of employment to the Company is directly related to the spinoff from Rayonier, Inc., but whose Accrued Benefit is transferred to this Plan after June 27, 2014, solely because such Member was working for Rayonier Inc. in the United States pursuant to a visa, the conditions of which would not permit such Member’s employment to transfer to the Company until after June 27, 2014.

1.24
Non‑Benefits Worker shall mean any individual designated by the Company as ineligible to participate in any Company-sponsored employee benefit program and any individual who the Company considers to be an independent contractor. The designation of an individual as a Non‑Benefits Worker by the Company shall be final and not subject to any redetermination of employment classification by any taxing authority such as the Internal Revenue Service or any other governmental authority or agency.

1.25	Normal Retirement Date shall mean the first day of the calendar month coincident with or next following the date the Employee attains age 65, which is his or her Normal Retirement Age.

1.26
Parental Leave shall mean a period in which a person is absent from work because of the person’s pregnancy, the birth of a person’s child, the adoption by a person of a child, or for purposes of caring for that child, for a period beginning immediately following such birth or adoption.

1.27
Participating Unit shall mean, in addition to Rayonier Advanced Materials Inc., any subsidiary or affiliated company of Rayonier Advanced Materials Inc., any designated location(s) only of such subsidiary or affiliated company or any designated unit(s) only of such subsidiary, or affiliated company which has by appropriate action of the Board of Directors been designated as a Participating Unit and the board of directors of any such subsidiary or affiliated company shall have taken appropriate action to adopt the Plan. The Board of Directors shall take action (i) to designate such entity as a Participating Unit, (ii) to determine that such persons are Employees, and (iii) to establish, by written amendment of the Plan, the terms and conditions under which such Employees are to be included in the Plan.
If a group of persons is transferred to or assigned to a Participating Unit or is hired by a Participating Unit as the result of the opening or purchase of a plant or the merger of one unit into another, such persons shall not be deemed to be Employees for purposes of the Plan until further action by the Board of Directors, by written amendment of the Plan, including the determination that such persons are Employees for purposes of the Plan, and the establishment of the terms and conditions under which such Employees are to be included in the Plan.
To the extent that the Board of Directors shall have authorized and established the basis for recognition under the Plan of service with a predecessor corporation(s), if any, reference in this Plan to service with a Participating Unit shall include service with the predecessor corporation(s) of such Participating Unit, provided that all or part of the business and assets of any such corporation shall have been acquired by Rayonier Advanced Materials Inc. or by a Participating Unit.

1.28	Pension and Savings Plan Committee shall mean the committee established by Rayonier Advanced Materials Inc. for the purposes of managing the assets of the Plan as provided in Article 5.

1.29	Plan shall mean the Rayonier Advanced Materials Inc. Retirement Plan as set forth herein or as hereafter amended.

1.30	Plan Administration Committee shall mean the committee established for the purposes of administering the Plan as provided in Article 5.

1.31	Plan Year shall mean the calendar year.

1.32
Postponed Retirement Date shall mean, with respect to an Employee who does not retire at Normal Retirement Date but who works after such date, the first day of the calendar month coincident with or next following the date on which such Employee retires from active service. No retirement allowance shall be paid to the Employee until his or her Postponed Retirement Date, except as otherwise provided in Article 4.

1.33	Prior Salaried Plan shall mean the Retirement Plan for Salaried Employees of Rayonier Inc., as in effect on June 27, 2014.

1.34	Qualified Joint and Survivor Annuity shall mean an annuity described in Section 4.06(a)(i).

1.35	Regulation shall mean the regulations promulgated pursuant to and under the Code, by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

1.36	Severance Date shall mean the date an Employee is considered to have severed his or her employment as defined pursuant to the provisions of Section 2.01(a).

1.37
Social Security Benefit shall mean the amount of annual old age or disability insurance benefit under Title II of the Federal Social Security Act as determined by the Plan Administration Committee under reasonable rules uniformly applied, on the basis of such Act as in effect at the time of retirement or termination to which a Member or former Member is or would upon application be entitled, even though the Member does not receive such benefit because of his or her failure to apply therefor or he or she is ineligible therefor by reason of earnings he or she may be receiving in excess of any limit on earnings for full entitlement to such benefit. In computing the Member’s Social Security Benefit, no wage index adjustment or cost of living adjustment shall be assumed with respect to any period after the end of the calendar year in which the Member retires or terminates service. For all years prior to retirement or other termination of employment with the Company where actual earnings are not available, the Member’s Social Security Benefit shall be determined on the basis of the Member’s actual earnings in conjunction with a salary increase assumption based on the actual yearly change in national average wages as determined by the Social Security Administration. If, within a reasonable time after the later of (i) the date of retirement or other termination of employment or (ii) the date on which a Member is notified of the retirement allowance or vested benefit to which he or she is entitled, the Member provides documentation from the Social Security Administration as to his or her actual earnings history with respect to those prior years, his or her Social Security Benefit shall be redetermined using the actual earnings history. If this recalculation results in a different Social Security Benefit, his or her retirement allowance or vested benefit shall be adjusted to reflect this change. Any adjustment to his or her retirement allowance or vested benefit shall be made retroactive to the date his or her payments commenced. The Plan Administration Committee shall resolve any questions arising under this Section on a basis uniformly applicable to all Employees similarly situated.

1.38	Special Early Retirement Date shall mean the date as determined in the manner set forth in Section 4.04.

1.39
Spousal Consent shall mean written consent given by a Member’s or former Member’s spouse to an election made by the Member or former Member which specifies the form of retirement allowance, vested benefit, Beneficiary, or contingent annuitant designated by the Member or former Member. The specified form or specified Beneficiary or contingent annuitant shall not be changed unless further Spousal Consent is given. Spousal Consent shall be duly witnessed by a notary public, or in accordance with uniform rules of the Plan Administration Committee, by a Plan representative and shall acknowledge the effect on the spouse of the Member’s or former Member’s election. The requirement for Spousal Consent may be waived by the Plan Administration Committee in accordance with applicable law. Spousal Consent shall be applicable only to the particular spouse who provides such consent.

1.40	Stability Period shall mean the Plan Year in which occurs the Annuity Starting Date for the distribution.

1.41	Trustee shall mean the trustee or trustees by which the funds of the Plan are held as provided in Article 7.

ARTICLE 2 – SERVICE

2.01    Eligibility Service

(a)
Plan Closed to New Participants. Notwithstanding any provision of the Plan to the contrary, the following Employees are not eligible to participate in the Plan and shall not be credited with Eligibility Service:

(i)	any Employee who is first hired by the Company on or after June 27, 2014, except as otherwise described in Section 3.01(a) of this Plan; and

(ii)	any employee (as defined in the Prior Salaried Plan) who was first hired by Rayonier Inc. on or after January 1, 2006, except as may otherwise be provided in an Appendix for a merged plan.
Effective February 13, 2017, a participant in an Appendix to the Plan who becomes a salaried employee with the Company on or after February 13, 2017, shall not be credited with Eligibility Service under this Plan as an Employee and shall not a accrue benefit under this Plan as an Employee, other than as provided in the applicable Appendix. Such a participant shall continue as a Member in this Plan to the extent necessary to obtain the benefits and preserve the rights provided under the applicable Appendix.

(b)
Certain Absences to be Recognized as Eligibility Service. Except as otherwise indicated in this Article 2, the following periods of approved absence rendered on and after the Effective Date shall be recognized as Eligibility Service under the Plan and shall not be considered as breaks in Eligibility Service:

(i)    The period of any leave of absence granted in respect of service with the armed forces of the United States on or after the Effective Date provided the Employee shall have returned to the service of the Company or an Associated Company in accordance with reemployment rights under applicable law and shall have complied with all of the requirements of such law as to reemployment.
(ii)    Except as provided by law, the period on or after the Effective Date of any leave of absence granted in respect of service, not exceeding two years, with any other agency or department of the United States Government.
(iii)    The period on and after the Effective Date of any total and permanent disability during which an Employee becomes entitled to a disability benefit under Title II of the Federal Social Security Act, as amended from time to time, or the period on and after the Effective Date of total and permanent disability as determined by the Plan Administration Committee on the basis of such medical information as it shall require.
(iv)    The period of any leave of absence on and after the Effective Date during which Company sickness or accident benefits are payable.
(v)    The period on and after the Effective Date of any leave of absence approved by the Company during which an Employee is paid Compensation at a rate which is at least one‑half of the Employee’s basic rate of Compensation in effect immediately prior to such leave.
(vi)    In any event, Eligibility Service shall include the period, with or without Compensation, immediately preceding the Employee’s Severance Date but not in excess of 12 consecutive months inclusive of those periods of approved absences already included in Subparagraphs (i) through (v) above, during which an Employee is continuously absent from service.
(vii)    The period between an Employee’s Severance Date and his or her reemployment if he or she returns to the employ of the Company or an Associated Company before the first anniversary date of his or her Severance Date; provided, however, that the combined periods recognized under Subparagraph (vi) above and under this Subparagraph (vii) shall not exceed 12 consecutive months.
(viii)    The period of any periodic salary continuation payments an Employee receives under any severance pay plan of the Company other than the Rayonier Advanced Materials Inc. Executive Severance Pay Plan. (the “Executive Severance Plan”).
Except to the extent provided under Subparagraph (vi), and if applicable, under Subparagraph (vii) above, if an Employee fails to return to active employment upon expiration of the approved absences specified in Subparagraphs (i), (ii), (iv) and (v) above, such periods of approved absence shall not be considered as Eligibility Service under the Plan.

(c)
Breaks in Service. All absences from the Company or from an Associated Company, other than the absences specified in Paragraph (b) above, shall be considered as breaks in Eligibility Service; provided, however, that in no event shall there be a break in Eligibility Service if an Employee (i) is continuously absent from service with the Company or with an Associated Company and returns to the employ of the Company or an Associated Company before the first anniversary of his or her Severance Date or (ii) is absent from work because of a Parental Leave and returns to the employ of the Company or an Associated Company within two years of his or her Severance Date. If the provisions of clause (ii) above are applicable, the first year of such absence for Parental Leave, measured from an Employee’s Severance Date, shall not be considered in determining the Employee’s period of break in service for purposes of Section 2.01(d) below.

(d)	Bridging Breaks in Service.
(i)    If an Employee has a break in service and such Employee was eligible for a vested benefit under Section 4.05 at the time of his or her break in service, then, except as otherwise provided in Section 4.11, employment both before and after the Employee’s absence shall be immediately recognized as Eligibility Service, subject to the provisions of this Section 2.01, upon his or her return to the employ of the Company or an Associated Company.
(ii)    If an Employee has a break in service and such Employee was not eligible for a vested benefit under Section 4.05 at the time of his or her break in service, Eligibility Service shall begin from the date of his or her return to the employ of the Company or an Associated Company. If such Employee returns to the employ of the Company or an

Associated Company and the period of the Employee’s break is less than the greater of (1) five years or (2) the service rendered prior to such break, the service prior to such break shall be included as Eligibility Service, subject to the provisions of this Section 2.01, only upon completion of at least 12 months of Eligibility Service following his or her break in service. However, if the period of the Employee’s break in service equals or exceeds the greater of (1) five years or (2) the service rendered prior to such break, the service rendered prior to such break shall be included as Eligibility Service, subject to the provisions of this Section 2.01, only upon completion of a period of Eligibility Service equal to the lesser of the period of his or her break in service or ten years.
Notwithstanding the last sentence of the preceding paragraph, if a Member has a break in service that commences on or after June 27, 2014 (or, if under the Prior Salaried Plan, on or after January 1, 2006), and the Member returns to the employ of the Company or an Associated Company (or, if prior to June 27, 2014, to the employ of Rayonier Inc., or an Associated Company under the Prior Salaried Plan), the service prior to such break shall be included as Eligibility Service only if the Member’s break is less than the greater of (1) five years or (2) the service prior to such break..

(e)	Eligibility Service Prior to June 27, 2014.
Subject to subparagraph (a) above, Eligibility Service shall include, with respect to any person who becomes a Member of the Plan on June 27, 2014, or such later date, pursuant to the provisions of Section 3.01(a) or (b), any “eligibility service” as that term is defined in the Prior Salaried Plan. Notwithstanding the preceding sentence or any other provision of this Plan, no employee who first completed an hour of service with Rayonier Inc., on or after January 1, 2006, shall be eligible to become a Member.
Notwithstanding the preceding paragraph of this subsection, an employee paid on an hourly basis and considered an hourly-rated employee by Rayonier, Inc., its predecessor or affiliates, or by the Company, and who becomes a salaried employee with the Company on or after February 13, 2017, shall not be credited with Eligibility Service under the Plan for service credited under the Prior Salaried Plan.
2.02    Benefit Service

(a)
Benefit Service On and After the Effective Date. Except as hereinafter otherwise provided, all uninterrupted employment with the Company rendered by a Member as an Employee on and after the Effective Date and prior to his or her Severance Date shall be recognized as Benefit Service under the Plan. Benefit Service for any period of employment rendered prior to the Effective Date shall be determined as set forth in Section 2.02(f).

(b)
Employment with an Associated Company. Except as otherwise provided in an Appendix to the Plan, no employment with an Associated Company rendered by a Member shall be recognized as Benefit Service under the Plan; except if a Member completes 36 months of Eligibility Service as an Employee, any employment rendered on and after the Member’s date of hire with an Associated Company before classification as an Employee shall be recognized as Benefit Service subject to any limitations for the Associated Company at which the Member was employed set forth in writing by the Plan Administration Committee. If a Member ceases to be an Employee and is again employed at an Associated

Company, such further employment will not be recognized as Benefit Service unless and until the Member again (i) becomes an Employee and (ii) completes 36 months of Eligibility Service as an Employee. Notwithstanding any provision of the Plan to the contrary, if an employee is hired by an Associated Company on or after the June 27, 2014 and subsequently becomes an Employee, no period of service with the Associated Company or as an Employee will be recognized as Benefit Service. In addition, if an employee, as defined in the Prior Salaried Plan, is hired by an associated company under the Prior Salaried Plan on or after January 1, 2006, and subsequently becomes an employee under the Prior Salaried Plan or an Employee under the Plan, no period of service with such associated company or as an Employee will be recognized as Benefit Service.

(c)
Employment with the Company but not as an Employee. With respect to (i) any person who on or after the Effective Date and immediately prior to the date on which he or she becomes an Employee, is in the employ of the Company but not as an Employee and (ii) any Member who completes an Hour of Service on and after the Effective Date, and who thereafter ceases to be an Employee but remains in the employ of the Company, and on or after the Effective Date again becomes an Employee, uninterrupted employment with the Company otherwise than as an Employee rendered on and after the Effective Date shall be recognized as Benefit Service in accordance with the terms of this Section 2.02, provided such person is a Member of the Plan, upon completion of 36 months of Eligibility Service as an Employee, subject to the limitations set forth in writing by the Board of Directors or the Plan Administration Committee for the Participating Unit at which such person was first employed.

Notwithstanding the preceding paragraph of this subsection, an employee paid on an hourly basis and considered an hourly-rated employee by Rayonier, Inc., its predecessor or affiliates, or by the Company, and who becomes a salaried employee with the Company on or after February 13, 2017, shall not be credited with Eligibility Service under the Plan for service credited under the Prior Salaried Plan.

•	be considered an Employee for purposes of the Plan and shall not be eligible to become a Member in the Plan, unless otherwise permitted pursuant to Section 4.14.

•	under any circumstances, be credited with Benefit Service for service rendered while an hourly employee with Rayonier, Inc., its predecessor or affiliates, or the Company.
Effective February 13, 2017, a participant in an Appendix to the Plan who becomes a salaried employee with the Company on or after February 13, 2017, shall not be credited with Benefit Service under this Plan and shall not a accrue benefit under this Plan, other than as provided in the applicable Appendix. Such a participant shall be a Member in this Plan to the extent necessary to obtain the benefits and preserve the rights provided under the applicable Appendix.

(d)
Certain Absences to be Recognized as Benefit Service. Except as otherwise indicated below, the following periods of approved absence rendered on and after the Effective Date shall be recognized as Benefit Service and shall not be considered as breaks in Benefit Service:

(i)    The period of any leave of absence granted in respect of service with the armed forces of the United States on and after the Effective Date provided the Employee shall have returned to the service of the Company or an Associated Company in accordance with reemployment rights under applicable law and shall have complied with all of the requirements of such law as to reemployment.
(ii)    Except as provided by law, the period on and after the Effective Date of any leave of absence granted in respect of service, not exceeding two years, with any other agency or department of the United States Government.
(iii)    The period on and after the Effective Date of any total and permanent disability during which an Employee becomes entitled to a disability benefit under Title II of the Federal Social Security Act as amended from time to time; provided, however, that, if such disability benefit ceases to be paid solely due to the Employee’s age, Benefit Service shall include the period of total and permanent disability during which the Employee is entitled or would have been entitled if he or she had participated in the Company’s applicable long term disability plan to receive disability benefit under such long term disability plan.
(iv)    The period on and after the Effective Date of any leave of absence during which Company sickness or accident benefits are payable.
(v)    The period on and after the Effective Date of any leave of absence approved by the Company during which an Employee is paid Compensation at a rate which is at least one‑half of the Employee’s basic rate of Compensation in effect immediately prior to such leave.
(vi)    In any event, Benefit Service shall include the period, with or without Compensation, immediately preceding the Employee’s Severance Date not in excess of 12 consecutive months inclusive of those periods of approved absences already included in Subparagraphs (i) through (v) above, during which an Employee is continuously absent from service.
(vii)    The period of any periodic salary continuation payments an Employee receives under any severance pay plan of the Company other than the Rayonier Advanced Materials Inc. Executive Severance Pay Plan (the “Executive Severance Plan”).
Except to the extent provided under Subparagraph (vi) above, if an Employee fails to return to active employment upon expiration of the approved absences specified in Subparagraphs (i), (ii), (iv) and (v) above, such periods of approved absence shall not be considered as Benefit Service under the Plan.
The Compensation of a Member during the periods of absence covered by clause (i), (ii), (iv) or (vi) above shall be the Compensation the Member actually receives during such period. The Compensation of a Member during the period of absence covered by clause (iii) above shall be deemed to be the Member’s Final Average Compensation based on his or her Eligibility Service up to such absence. Unless the Plan Administration Committee determines otherwise on a basis uniformly applicable to all persons similarly situated, the Social Security Benefit of a Member covered by clause (iii) above shall be based on the benefit awarded by the Social Security Administration at the date of his or her total and permanent disability.
The Compensation of a Member during the period of absence covered by clause (vii) above shall be the amount of periodic salary continuation payments that the Member actually receives during such period. Salary continuation payments paid in the form of a lump sum shall be excluded from the Compensation of a Member. Any period of absence for which salary continuation payments are paid in the form of a lump sum shall not be considered when determining Benefit Service pursuant to the provisions of this Section 2.02.

(e)	All Other Absences for Employees.
(i)    No period of absence approved by the Company other than those specified in Section 2.02(d) above shall be recognized as Benefit Service.
(ii)    No other absence, other than the absence covered by the exception in clause (i) above, shall be recognized as Benefit Service and any such absence shall be considered as a break in Benefit Service; provided, however, that in no event shall there be a break in Benefit Service if an Employee is continuously absent from service with the Company or with an Associated Company for a period not in excess of 12 months and returns as an Employee to the employ of the Company before the first anniversary date of his or her Severance Date. However, any period between a Severance Date and a reemployment date which is counted as Eligibility Service under Section 2.01(d)(vii) shall not be counted as Benefit Service.
If the Employee was eligible for a vested benefit under Section 4.05 at the time of a break in service, Benefit Service both before and after the Employee’s absence shall be immediately recognized as Benefit Service under the Plan upon his or her return to service.
If the Employee was not eligible for a vested benefit under Section 4.05 at the time of a break in service, Benefit Service shall begin from the date of the Employee’s return to the employ of the Company. However, any Benefit Service rendered prior to such break in service shall be included, subject to the provisions of this Section 2.02, as Benefit Service only at the time that he or she bridges his or her Eligibility Service in accordance with the provisions of Section 2.01(f).

(f)
Benefit Service Under the Prior Salaried Plan. Notwithstanding any foregoing provisions of the Plan to the contrary, Benefit Service shall include, with respect to any person who became a Member of the Plan on June 27, 2014, or such later date, pursuant to the provisions of Section 3.01(a) or (b), any benefit service credited to the Member under the Prior Salaried Plan.

Notwithstanding the preceding paragraph of this subsection, an employee paid on an hourly basis and considered an hourly-rated employee by Rayonier, Inc., its predecessor or affiliates, or by the Company, and who became a salaried employee with the Company on or after February 13, 2017, shall not be credited with Benefit Service under the Plan for service credited under the Prior Salaried Plan.

(g)	Members of Merged Plans. A Member entitled to benefits from a merged plan pursuant to an Appendix to this Plan document, as provided by Section 3.06, shall not be credited with

Benefit Service under this Section 2.02 or this Article 2, unless such Member is otherwise entitled to benefits under this Plan.
2.03    Questions Relating to Service Under the Plan
If any question shall arise hereunder as to an Employee’s Eligibility Service or Benefit Service, such question shall be resolved in writing by the Plan Administration Committee on a basis uniformly applicable to all Employee(s) similarly situated. The Plan Administration Committee may, with respect to any person or any group of persons which it considers to be not substantial in number, determine whether the employment of such person(s), the Company or any Associated Company shall be recognized under the Plan as Eligibility Service or Benefit Service. If, in the judgment of the Plan Administration Committee, a group of persons is considered to be substantial in number, the employment of such persons with the Company or any Associated Company shall not be recognized under the Plan as Eligibility Service or Benefit Service until further action by the Board of Directors. Such further documentation is hereby incorporated into the Plan by reference.

ARTICLE 3 – MEMBERSHIP

3.01    Persons Employed on or after June 27, 2014

(a)
Except as otherwise provided in Section 3.06, any person who was an Employee as defined in Section 1.15 on June 27, 2014, who was a Member of the Prior Salaried Plan associated with any Performance Fibers business as of June 27, 2014, whose Accrued Benefit was transferred to this Plan effective as of June 27, 2014, in connection with the spinoff of the Company, shall become a Member of the Plan on June 27, 2014. In addition, any person who becomes an Employee after June 27, 2014, whose Accrued Benefit under the Prior Salaried Plan was transferred to this Plan in connection with the spinoff of the Company after June 27, 2014, but solely because such person was working for Rayonier Inc. in the United States pursuant to a visa, the conditions of which would not permit such Member’s employment to transfer to the Company until after June 27, 2014, shall become a Member of the Plan on such transfer date.

(b)
Except as otherwise provided in Section 3.06, any person who was classified as an Employee as defined in Section 1.15 on June 27, 2014, but was absent from work at the Company by reason of layoff, leave of absence, short term disability or long term disability, who was a Member of the Prior Salaried Plan associated with any Performance Fibers business as of June 27, 2014, whose Accrued Benefit was transferred to this Plan effective as of June 27, 2014, in connection with the spinoff of the Company, shall become a Member of the Plan on June 27, 2014.

(c)
3.02    Membership Requirements Under the Prior Salaried Plan
Under the Prior Salaried Plan, every person who was first employed as an employee (as defined in the Prior Salaried Plan, on or after March 1, 1994, became a member in the Prior Salaried Plan as of the first day of the calendar month coincident with or next following the later of:

(a)	the date on which he or she attained the 21st anniversary of his or her birth, or

(b)	the date on which he or she completed one year of eligibility service as defined in the Prior Salaried Plan.
Notwithstanding any provision of the Prior Salaried Plan to the contrary, no employee who first completed an Hour of Service on or after January 1, 2006, was eligible to become a member in the Prior Salaried Plan.
3.03    Reemployment After January 1, 2006, of Rayonier Inc. Salaried Employees
If a Member of this Plan who had terminated employment with Rayonier Inc. and all of its Associated Companies (as defined in the Prior Salaried Plan), has a period of absence that includes January 1, 2006, or any day thereafter, and is subsequently restored to service, either with the Company or, prior to June 27, 2014, with Rayonier Inc., such Member shall not receive any Benefit Service for his subsequent period of employment. In addition, amounts paid to the Member during the subsequent period of employment shall not be considered Compensation.
3.04    Reemployment of Former Employees, Former Members and Retired Members
Except as provided in Section 3.03, any person reemployed by the Company as an Employee shall be considered a new Employee and not eligible for membership in the Plan if such Employee was not previously a Member of the Plan.
Subject to Section 3.03, the membership of any person reemployed by the Company as an Employee shall be immediately resumed if such Employee was previously a Member of the Plan.
If a retired Member or a former Member is reemployed by the Company or by an Associated Company in a capacity other than as a Non-Benefits Worker, his or her membership in the Plan shall be immediately resumed and any payment of a retirement allowance with respect to his or her original retirement or any payment of a vested benefit with respect to his or her original employment shall cease in accordance with the provisions of Section 4.11.
Notwithstanding any provision of the Plan to the contrary, if an Employee is reemployed by the Company on or after the Effective Date or terminates employment on or after that date and is subsequently rehired, the Employee shall not receive any Benefit Service for his subsequent period of employment. In addition, amounts paid to the Employee during the subsequent period of employment shall not be considered Compensation.
3.05    Termination of Membership
Unless otherwise determined by the Plan Administration Committee in writing under rules uniformly applicable to all person(s) or Employee(s) similarly situated, an Employee’s membership in the Plan shall terminate if he or she ceases to be an Employee and he or she is not entitled to either a retirement allowance or vested benefit under Sections 4.01, 4.02, 4.03, 4.04 or 4.05, except that an Employee’s membership shall continue (a) during any period while on leave of absence approved by the Company, (b) while absent by reason of temporary disability, (c) during the period of any total and permanent disability which continues to be recognized as Eligibility Service and Benefit Service as provided in Article 2, (d) while he or she is not an Employee as herein defined but is in the employ of the Company or an Associated Company, or (e) during the period of any periodic salary continuation payments an Employee receives under any severance pay plan of the Company. Employees covered by the Plan may not waive such coverage.
3.06    Merged Plans
The Company may assume sponsorship of the retirement plans of predecessor, affiliated or acquired entities. Those plans may be merged into this Plan. Certain benefits rights and features of those merged plans, including but not limited to service credit and eligibility, will be protected or preserved by this Plan, and shall be set forth in an Appendix to this Plan document. Such Appendix shall be incorporated herein by reference and shall take precedent over contrary provisions of Article 2, Article 3, Article 4, and other provisions of the Plan as applicable to the participants and former employees identified in such Appendix. Such participants and former employees shall be considered Members of this Plan, and subject to the terms and conditions of the Plan except as otherwise provided in the applicable Appendix.

3.07    Questions Relating to Membership in the Plan
If any question shall arise hereunder as to the commencement, duration or termination of the membership of any person(s) or Employee(s) employed by the Company or by an Associated Company, such question shall be resolved by the Plan Administration Committee in writing under rules uniformly applicable to all person(s) or Employee(s) similarly situated. Such further documentation is hereby incorporated into the Plan by reference.
3.08    Change in Hourly Employee’s Classification
Effective February 13, 2017, an individual who does not qualify as an Employee (as defined in Section 1.15) because the individual is paid on an hourly basis and is considered as an hourly-rated employee for purposes of the Company’s employee benefit plans, shall continue as a Member of this Plan solely with respect to accrued benefits earned under an Appendix to this Plan. Such Member shall not be eligible to join the Plan as an Employee in the event such employee’s classification changes from hourly-rated employee to another classification which satisfies the definition of Employee under Section 1.15, and such individual shall not accrue any benefits under this Plan as an Employee.
3.09    Merger of Tembec Plan into the Plan
As permitted under Section 3.06 of the Plan, effective close of business on December 31, 2018, the Tembec USA LLC Retirement Plan (the “Tembec Plan”) is merged into and made a part of the Plan. In connection with the merger, the following shall apply:

(a)	All assets and liabilities of the Tembec Plan are transferred to and made a part of the Plan.

(b)	Each individual who was a participant in the Tembec Plan as of December 31, 2018 shall become a Participant in the Plan on and after January 1, 2019.

(c)
Except as otherwise specifically provided in this Section 3.09 the terms of the Tembec Plan as in effect immediately prior to the merger and as subsequently amended (the “prior Tembec Plan documentation”), rather than the terms of the Plan, shall continue to apply on and after January 1, 2019 to former Employees who were covered by the terms of the Tembec Plan and to current Employees of any Employer that participated in the Tembec Plan. The prior Tembec Plan documentation shall continue in effect until such time as the Plan is amended and restated to reflect the benefits, rights, and features applicable to such Employees.

(d)
Notwithstanding the provisions of paragraph (c), the administrative provisions of the Plan shall control to the extent there is any conflict between the Plan provisions and the prior Tembec Plan documentation.

(e)
In no event shall the accrued benefit of any Employee be reduced as a result of the merger. In addition, no Employee who was a participant in the Tembec Plan on December 31, 2018 shall incur a break in crediting of service or earnings as a result of the merger.

ARTICLE 4 – BENEFITS

4.01    Normal Retirement Allowance

(a)
The right of a Member to his or her normal retirement allowance shall be nonforfeitable as of his or her Normal Retirement Age. A Member may retire from active service on a normal retirement allowance upon reaching his or her Normal Retirement Date. If a Member postpones his or her retirement and continues in active service after his or her Normal Retirement Date or returns to service after his or her Normal Retirement Date, the provisions of Section 4.02 shall be applicable.

(b)
Benefit. Prior to adjustment in accordance with Sections 4.06(a) and 4.07(c), the annual normal retirement allowance payable on a lifetime basis upon retirement at a Member’s Normal Retirement Date shall be equal to the sum of (i), (ii) and (iii) where:

(i)    equals:

(1)	2% of the Member’s Final Average Compensation multiplied by the portion of the first 25 years of his or her Benefit Service rendered prior to March 1, 1994;

(2)	plus 1½% of the Member’s Final Average Compensation multiplied by the next 15 years of his or her Benefit Service rendered prior to March 1, 1994, to a combined maximum of 40 years of Benefit Service;

(3)	reduced by 1¼% of the Social Security Benefit multiplied by the portion of his or her years of Benefit Service rendered prior to March 1, 1994, and not in excess of 40 years;

(4)
reduced, but not below zero, by the annual normal retirement allowance determined under the provisions of Section 4.01(b) of the Retirement Plan for Salaried Employees of ITT Incorporated (the “ITT Salaried Plan”) prior to the imposition of any limitations under Code Section 415 and the application of any offset provisions of the ITT Salaried Plan, with respect to the Member’s period of employment rendered prior to March 1, 1994, which has been credited as Benefit Service pursuant to the provisions of Section 2.02(f); and

(ii)    equals:

(1)	2% of the Member’s Final Average Compensation multiplied by the portion of the first 25 years of his or her Benefit Service rendered on and after March 1, 1994, but not later than December 31, 2003;

(2)
plus 1½% of the Member’s Final Average Compensation multiplied by the portion of the next 15 years of his or her Benefit Service rendered on or after March 1, 1994, but not later than December 31, 2003, to a combined maximum of 40 years of Benefit Service minus the total number of years of Benefit Service rendered prior to March 1, 1994;

(3)
reduced by 1¼% of the Social Security Benefit multiplied by the portion of the number of years of his or her Benefit Service rendered on or after March 1, 1994, but no later than December 31, 2003, not in excess of 40 years minus the total number of years of Benefit Service rendered prior to March 1, 1994; and

(iii)    equals:

(1)
1½% of the Member’s Final Average Compensation multiplied by his or her Benefit Service rendered on and after January 1, 2004, to a combined maximum of 40 years of Benefit Service minus the total number of years of Benefit Service rendered prior to January 1, 2004;

(2)
reduced by 1¼% of the Social Security Benefit multiplied by the portion of the number of years of his or her Benefit Service rendered on or after January 1, 2004, not in excess of 40 years minus the total number of years of Benefit Service rendered prior to January 1, 2004.

The combined maximum years of Benefit Service used to compute the amounts under clauses (i) and (ii) above shall not exceed 40 years.
The annual normal retirement allowance determined prior to reduction to be made on account of the Social Security Benefit shall be an amount not less than the greatest annual early retirement allowance which would have been payable to a Member had he or she retired under Section 4.03 or Section 4.04 at any time before his or her Normal Retirement Date and as such early retirement allowance would have been reduced to commence at such earlier date but without reduction on account of the Social Security Benefit. The reduction to be made on account of the Social Security Benefit shall in any event be based on the Federal Social Security Act in effect at the time of the Member’s actual retirement.

(c)
Members of Merged Plans. Notwithstanding any provisions of this Section 4.01 or this Article 4 to the contrary, a Member whose benefits are set forth in an Appendix to this Plan document as provided by Section 3.06, shall receive the benefit(s) set forth in the applicable Appendix, at such time and in such manner as provided in the Appendix.

4.02    Postponed Retirement Allowance

(a)
A Member who continues in active service after his or her Normal Retirement Date or returns to active service on or after his or her Normal Retirement Date shall be retired from active service on a postponed retirement allowance on the first day of the month following his or her termination of employment, which date shall be the Member’s Postponed Retirement Date.

(b)
Benefit. Except as hereinafter provided and prior to adjustment in accordance with Sections 4.06(a) and 4.07(c), the annual postponed retirement allowance payable on a lifetime basis upon retirement at a Member’s Postponed Retirement Date shall be equal to the greater of:

(i)    an amount determined in accordance with Section 4.01(b) but based on the Member’s Benefit Service, Social Security Benefit and Final Average Compensation, and with respect to the amount determined under Section 4.01(b)(i)(4), any applicable components under the Prior Salaried Plan as of his or her Postponed Retirement Date, or
(ii)    the annual normal retirement allowance to which the Member would have been entitled under Section 4.01(b) had he or she retired on his or her Normal Retirement Date, increased by an amount which is the Equivalent Actuarial Value of the monthly payments which would have been payable with respect to each month in which he or she worked fewer than eight days. Any monthly payment determined under this Subparagraph (ii) with respect to any such month in which he or she worked fewer than eight days shall be computed as if the Member had retired on his or her Normal Retirement Date and shall reflect additional benefit accruals, if any, recomputed as of the first day of each subsequent Plan Year during which payment would have been made on the basis of his or her Final Average Compensation and Benefit Service accrued to such recomputation date.

(c)
Benefit for Member in Active Service After He or She Attains Age 70½. In the event a Member’s retirement allowance is required to begin under Section 4.10 while the Member is in active service, the January 1 immediately following the calendar year in which the Member attained age 70½ shall be the Member’s Annuity Starting Date for purposes of this Article 4 and the Member shall receive a postponed retirement allowance commencing on that January 1 in an amount determined as if he or she had retired on such date. As of each succeeding January 1 prior to the Member’s actual Postponed Retirement Date and as of his or her actual Postponed Retirement Date, the Member’s retirement allowance shall be:

(i)    recomputed to reflect any additional retirement allowance attributable to his or her Compensation and Benefit Service earned during the immediately preceding calendar year and based on his or her age at each succeeding January 1 or actual Postponed Retirement Date, and
(ii)    reduced by the Equivalent Actuarial Value of the total payments of his or her postponed retirement allowance made with respect to each month of continued employment in which he or she was credited with at least eight days of service and which were paid prior to each such recomputation;
provided that no such reduction shall reduce the Member’s postponed retirement allowance below the amount of postponed retirement allowance payable to the Member immediately prior to the recomputation of such retirement allowance.
4.03    Standard Early Retirement Allowance

(a)
Voluntary Termination Eligibility. A Member who has not reached his or her Normal Retirement Date but has reached, prior to his or her voluntary termination of employment, the 55th anniversary of his or her birth and completed 10 years of Eligibility Service, is eligible to retire on a standard early retirement allowance on the first day of the calendar month coincident with or next following termination of employment, which date shall be the Member’s Early Retirement Date.

Involuntary Termination Without Cause Eligibility. A Member who has not reached his or her Normal Retirement Date but has reached, prior to this or her involuntary termination of employment without cause by the Company, the 54th anniversary of his or her birth and completed nine years of Eligibility Service, is eligible to retire on a standard early retirement allowance on the first day of the calendar month coincident with or next following termination of employment, which date shall be the Member’s Early Retirement Date.

(b)
Benefit. Except as hereinafter provided and prior to adjustment in accordance with Sections 4.06(a) and 4.07(c) the standard early retirement allowance shall be an allowance deferred to commence on the Member’s Normal Retirement Date and shall be equal to the Member’s Accrued Benefit earned up to his or her Early Retirement Date, computed on the basis of his or her Benefit Service, Final Average Compensation, Social Security Benefit and any applicable components of the Prior Salaried Plan as of his or her Early Retirement Date, with the Social Security Benefit determined on the assumption that the Member had no earnings after his or her Early Retirement Date.

The Member may, however, elect to receive an early retirement allowance commencing on his or her Early Retirement Date or the first day of any calendar month before his or her Normal Retirement Date specified in his or her later request therefor in a reduced amount which, prior to adjustment in accordance with Sections 4.06(a) and 4.07(c) shall be equal to his or her Accrued Benefit earned up to his or her Early Retirement Date prior to the reduction for the Social Security Benefit, reduced by 1/4 of 1% per month for each month by which the commencement date of his or her retirement allowance precedes his or her Normal Retirement Date.
The reduction to be made on account of the Social Security Benefit, with respect to the retirement allowance payable to a Member retiring prior to his or her 62nd birthday, shall not be made until such time as the Member is or would upon proper application first be entitled to receive said Social Security Benefit. With respect to a Member who retires on and after said date and prior to attaining age 62, the reduction to be made to the retirement allowance payable to such Member or any benefit payable after his or her death to his or her spouse or to a contingent annuitant pursuant to the provisions of Section 4.06 on account of the Social Security Benefit shall not be made until such time as the Member is or would have, had he or she survived, upon proper application first been entitled to receive said Social Security Benefit.
4.04    Special Early Retirement Allowance

(a)
Voluntary Termination Eligibility. A Member who has not reached his or her Normal Retirement Date but who prior to his or her voluntary termination of employment (i) has reached the 55th anniversary of his or her birth and completed 15 years of Eligibility Service, or (ii) has reached the 50th anniversary of his or her birth but not the 55th anniversary of his or her birth and whose age plus years of Eligibility Service equals 80 or more, is eligible, in either case, to retire on a special early retirement allowance on the first day of the calendar month coincident with or next following termination of employment, which date shall be the Member’s Special Early Retirement Date.

Involuntary Termination Without Cause Eligibility. A Member who has not reached his or her Normal Retirement Date but who prior to his or her involuntary termination of employment without cause by the Company (i) has reached the 54th anniversary of his or her birth and completed 14 years of Eligibility Service, or (ii) has reached the 49th anniversary of his or her birth but not the 54th anniversary of his or her birth and whose age plus years of Eligibility Service equals 78 or more, is eligible, in either case, to retire on a special early retirement allowance on the first day of the calendar month coincident with or next following termination of employment, which date shall be the Member’s Special Early Retirement Date.

(b)
Benefit. Except as hereinafter otherwise provided and prior to adjustment in accordance with Sections 4.06(a) and 4.07(c) the special early retirement allowance shall be an allowance deferred to commence on the Member’s Normal Retirement Date and shall be equal to his or her Accrued Benefit earned up to the Member’s Special Early Retirement Date, computed on the basis of his or her Benefit Service, Final Average Compensation, Social Security Benefit and any applicable components of the Prior Salaried Plan as of his or her Special Early Retirement Date, with the Social Security Benefit determined on the assumption that the Member had no earnings after his or her Special Early Retirement Date.

At or after his or her Special Early Retirement Date, however, the Member may elect to receive early payment of his or her Accrued Benefit commencing on the later of his or her Special Early Retirement Date or the first day of any later calendar month prior to his or her Normal Retirement Date as specified in his or her request therefor.
In the event of early payment commencing on the first day of the month coincident with or following the 60th anniversary of a Member’s birth, the special early retirement allowance, prior to any adjustment in accordance with Sections 4.06(a) and 4.07(c), payable prior to age 62 shall be equal to his or her Accrued Benefit earned up to the Member’s Special Early Retirement Date prior to the reduction for the Social Security Benefit; such retirement allowance shall not be increased to reflect a commencement date later than the 60th anniversary of the Member’s birth.
In the event of early payment commencing prior to the 60th anniversary of a Member’s birth, the special early retirement allowance, prior to any adjustment in accordance with Sections 4.06(a) and 4.07(c), payable prior to age 62 shall be equal to his or her Accrued Benefit earned up to the Member’s Special Early Retirement Date prior to the reduction for the Social Security Benefit but reduced by 5/12 of 1% per month for each month up to 60 months by which the commencement date of his or her special early retirement allowance precedes the first day of the calendar month coinciding with or next following the 60th anniversary of his or her birth.
The reduction to be made on account of the Social Security Benefit, with respect to the retirement allowance payable to a Member retiring prior to his or her 62nd birthday, shall be made at such time as the Member is or would upon proper application first be entitled to receive said Social Security Benefit. With respect to a Member who retires prior to attaining age 62, the reduction to be made to the retirement allowance payable to such Member or any benefit payable after his or her death to his or her spouse or to a contingent annuitant pursuant to the provisions of Section 4.06 on account of the Social Security Benefit shall not be made until such time as the Member is or would have, if he or she had survived, upon proper application first been entitled to receive said Social Security Benefit.
4.05    Vested Benefit

(a)	Eligibility, Except as provided in the second paragraph of this Subsection 4.05(a), a Member shall be vested in, and have a nonforfeitable right to his or her Accrued Benefit upon completion of five years of Eligibility Service. If such Member’s services are subsequently terminated for reasons other than death or early retirement prior to his or her Normal Retirement Date, he or she shall be entitled to a vested benefit under the provisions of this Section 4.05.
Notwithstanding the foregoing, a Member whose services were terminated solely as a result of the asset sale of the Wood Products business of Rayonier Inc. that was effective March 1, 2013, shall be automatically 100% vested as of such date.

(b)
Benefit. Prior to adjustment in accordance with Sections 4.06(a) and 4.07(a), the vested benefit payable to a Member shall be a benefit deferred to commence on the former Member’s Normal Retirement Date and shall be equal to his or her Accrued Benefit earned up to the date the Member’s employment is terminated, computed on the basis of his or her Benefit Service, Final Average Compensation, Social Security Benefit and any applicable component of the Prior Salaried Plan as of his or her date of termination, with the Social Security Benefit determined on the assumption that the Member continued in service to his or her Normal Retirement Date at his or her rate of Compensation in effect as of his or her date of termination. On or after the date on which the former Member shall have reached the 55th anniversary of his or her birth he or she may elect to receive a benefit commencing on the first day of any calendar month coincident with or next following the 55th anniversary of his or her birth and prior to his or her Normal Retirement Date as specified in his or her request therefor, after receipt by the Plan Administration Committee of written application therefor made by the former Member and filed with the Plan Administration Committee. Upon such earlier payment, the vested benefit otherwise payable at the former Member’s Normal Retirement Date will be reduced by 1/180th for each month up to 60 months by which the commencement date of such payments precedes his or her Normal Retirement Date and further reduced by 1/360th for each such month in excess of 60 months.

4.06    Forms of Benefit Payment After Retirement

(a)	Automatic Forms of Payment

(i)
Automatic Joint and Survivor Annuity. If a Member or former Member who is married on his or her Annuity Starting Date has not made an election of an optional form of payment as provided in Section 4.06(b), the retirement allowance or vested benefit payable to such Member or former Member shall automatically be adjusted as follows in order to provide that, after his or her death, a lifetime benefit as described below shall be payable to the spouse to whom he or she is married on his or her Annuity Starting Date:

(1)
90/50 Spouse’s Annuity. If such Member retires from active service under Section 4.01, Section 4.02, Section 4.03 or Section 4.04, the automatic joint and survivor annuity payable to the Member shall provide (A) a reduced retirement allowance payable to the Member during his or her life equal to 90% of the retirement allowance otherwise payable without optional modification to the Member under Section 4.01, 4.02, 4.03 or 4.04, as the case may be, further adjusted, if necessary, as provided in the following sentence and (B) a benefit payable after his or her death to his or her surviving spouse equal to 50% of the retirement allowance otherwise payable without optional modification to the

Member under Section 4.01, 4.02, 4.03 or 4.04, as the case may be, and without further adjustment as provided in the following sentence. If such spouse is more than five years older than the Member, the reduced retirement allowance payable to the Member shall be increased for each such additional full year in excess of five years, but for not more than 20 years, by one‑half of 1% of the retirement allowance payable to the Member prior to optional modification. If such spouse is more than five years younger than the Member, the reduced retirement allowance payable to the Member shall be further reduced for each such additional full year in excess of five years by one‑half of 1% of the retirement allowance payable to the Member prior to optional modification.
Notwithstanding the foregoing, the retirement allowance payable to the Member shall not be less than the retirement allowance otherwise payable without optional modification to the Member at retirement under Section 4.01, 4.02, 4.03 or 4.04, as the case may be, multiplied by the appropriate factor contained in Table 3 of Appendix A.

(2)
Vested Spouse’s Annuity. If such Member terminates service and is entitled to a vested benefit under Section 4.05, the joint and survivor annuity payable to the former Member shall provide (A) a reduced vested benefit payable to the former Member during his or her life equal to his or her vested benefit computed in accordance with Section 4.05 multiplied by the appropriate factor contained in Table 1 of Appendix A and (B) a benefit payable after his or her death to his or her surviving spouse equal to 50% of the reduced vested benefit payable to the former Member.

(ii)
Automatic Life Annuity. If a Member or former Member is not married on his or her Annuity Starting Date, the retirement allowance or vested benefit computed in accordance with Section 4.01, 4.02, 4.03, 4.04 or 4.05, as the case may be, shall be paid to the Member or former Member in the form of a lifetime benefit payable during his or her own lifetime with no further benefit payable to anyone after his or her death, unless the Member or former Member is eligible for and makes an election of an optional form of payment under Section 4.06(b).

(b)	Optional Forms of Payment

(i)
Life Annuity Option. Any Member or former Member who retires or terminates employment with the right to a retirement allowance or vested benefit may elect, in accordance with the provisions of Section 4.06(d), to provide that the retirement allowance payable to him or her under Section 4.01, 4.02, 4.03 or 4.04 or the vested benefit payable to him or her under Section 4.05 shall be in the form of a lifetime benefit payable during his or her own lifetime with no further benefit payable to anyone after his or her death.

(ii)
80/80 Spouse’s Annuity Option. Any Member who retires from active service under Section 4.01, 4.02, 4.03 or 4.04, who is married on his or her Annuity Starting Date, may elect, in accordance with the provisions of Section 4.06(d), to convert the retirement allowance otherwise payable to him or her without optional modification under Section 4.01, 4.02, 4.03 or 4.04, as the case may be, into the following alternative benefit in order to provide that, after his or her death, a lifetime benefit shall be payable to the spouse to whom the Member is married on his or her Annuity Starting Date.
The Member shall receive a reduced retirement allowance payable during his or her life equal to 80% of the retirement allowance otherwise payable without optional modification to the Member at retirement under Section 4.01, 4.02, 4.03 or 4.04, as the case may be, further adjusted, if necessary, as provided below. The Member’s surviving spouse shall receive a benefit payable after the Member’s death equal to the Member’s retirement allowance as reduced in this Section 4.06(b)(ii).
If such spouse is more than five years older than the Member, the reduced retirement allowance payable to the Member shall be increased for each such additional full year in excess of five years, but for not more than 20 years, by 1% of the retirement allowance payable to the Member prior to optional modification. If such spouse is more than five years younger than the Member, the reduced retirement allowance payable to the Member shall be further reduced for each such additional full year in excess of five years by 1% of the retirement allowance payable to the Member prior to optional modification.
Notwithstanding the foregoing, the retirement allowance payable to the Member and his or her surviving spouse shall not be less than the retirement allowance that would have been payable if the Member had elected Option 1 under Section 4.06(b)(iii).

(iii)
Contingent Annuity Option. Any Member who retires from active service under Section 4.01, 4.02, 4.03 or 4.04 may elect, in accordance with the provisions of Section 4.06(d), to convert the retirement allowance otherwise payable to him or her without optional modification under Section 4.01, 4.02, 4.03 or 4.04, as the case may be, into Option 1 or Option 2 below in order to provide that after his or her death, a lifetime benefit shall be payable to the person who, when the option became effective, was designated by him or her to be his or her contingent annuitant. The optional benefit elected shall be the Equivalent Actuarial Value of the retirement allowance otherwise payable without optional modification under Section 4.01, 4.02, 4.03 or 4.04.

Any Member or former Member who retires or terminates employment with the right to a retirement allowance or vested benefit and whose Annuity Starting Date is on or after January 1, 2008, may elect, in accordance with the provisions of Section 4.06(d), to convert the retirement allowance or vested benefit otherwise payable to him or her without optional modification into Option 3 below in order to provide that after his or her death, a lifetime benefit shall be payable to the person who, when the option became effective, was designated by him or her to be his or her contingent annuitant. The optional benefit elected shall be the Equivalent Actuarial Value of the retirement allowance or vested benefit otherwise payable without optional modification.
Option 1 A reduced retirement allowance payable during the Member’s life with the provisions that after his or her death a benefit equal to 100% of his or her reduced retirement allowance shall be paid during the life of, and to, his or her surviving contingent annuitant.

Option 2 A reduced retirement allowance payable during the Member’s life with the provision that after his or her death a benefit equal to 50% of his or her reduced retirement allowance shall be paid during the life of, and to, his or her surviving contingent annuitant.
Option 3 A reduced retirement allowance payable during the Member’s life with the provision that after his or her death a benefit equal to 75% of his or her reduced retirement allowance shall be paid during the life of, and to, his or her surviving contingent annuitant.

(c)
Required Notice. No less than 30 days and no more than 180 days before his or her Annuity Starting Date, the Plan Administration Committee shall furnish to each Member or former Member a written explanation in non-technical language of the terms and conditions of the Automatic Joint and Survivor Annuity and the Automatic Life Annuity as described in Section 4.06(a) and the optional forms of benefits described in Section 4.06(b). Such explanation shall include (i) a general description of the eligibility conditions for the material features of and the relative values of the optional forms of payment under the Plan, (ii) any rights the Member or former Member may have to defer commencement of his or her retirement allowance or vested benefit, which will include a description of how much larger benefits will be if the commencement of benefits is deferred, (iii) the requirement for Spousal Consent as provided in Section 4.06(d), and (iv) the right of the Member or former Member, prior to his or her Annuity Starting Date, to make and to revoke elections under Section 4.06. Such notification shall satisfy the notice requirements of Code Section 417(a)(3) and Regulation 1.417(a)(3)-1.

(d)	Election of Options. Subject to the provisions of this Section 4.06(d) and in lieu of the automatic forms of payment described in Section 4.06(a):

(i)	a Member may elect to receive his or her retirement allowance or vested benefit in the optional form of payment described in Section 4.06(b)(i);

(ii)
a Member who retires under the provisions of Section 4.01, 4.02, 4.03 or 4.04 may elect to receive his or her retirement allowance in one of the optional forms of payment described in Section 4.06(b)(ii) or in the form of Option 1, Option 2 or Option 3 under 4.06(b)(iii); and

(iii)
a Member who terminates service and is entitled to vested benefit under Section 4.05 may elect to receive his or her retirement allowance or vested benefit in the form of Option 3 under Section 4.06(b)(iii), provided his or her spouse is the only contingent annuitant.

A married Member’s or a married former Member’s election of a Life Annuity form of payment under Section 4.06(b)(i) or any optional form of payment under Section 4.06(b)(ii) and Section 4.06(b)(iii), which does not provide for monthly payments to his or her spouse for life after the Member’s or former Member’s death, in an amount equal to at least 50% but not more than 100% of the monthly amount payable under that form of payment to the Member or former Member and which is not of Equivalent Actuarial Value to the Automatic Joint and Survivor Annuity described in Section 4.06(a)(i), shall be effective only with Spousal Consent; provided such Spousal Consent to the election has been received by the Plan Administration Committee.

Any election made under Section 4.06(a) or Section 4.06(b) shall be made on a form approved by the Plan Administration Committee and may be made during the 180-day period ending on the Member’s Annuity Starting Date, but not prior to the date the Member or former Member receives the written explanation described in Section 4.06(c). Any such election shall become effective on the Member’s or former Member’s Annuity Starting Date, provided the appropriate form is filed with and received by the Plan Administration Committee and may not be modified or revoked after his or her Annuity Starting Date. Any election made under Section 4.06(a) or Section 4.06(b) after having been filed, may be revoked or changed by the Member or former Member only by written notice received by the Plan Administration Committee before his or her election becomes effective on his or her Annuity Starting Date. Any subsequent elections and revocations may be made at any time and from time to time during the 180-day period ending on the Member’s or former Member’s Annuity Starting Date. A revocation shall be effective when the completed notice is received by the Plan Administration Committee. A re-election shall be effective on the Member’s or former Member’s Annuity Starting Date. If, however, the Member or the spouse or the contingent annuitant designated in the election dies before the election has become effective, the election shall thereby be revoked.
Notwithstanding the provisions of Paragraph (c) above, a Member may, after having received the notice, affirmatively elect to have his or her retirement allowance or vested benefit commence sooner than 30 days following his or her receipt of the notice, provided all of the following requirements are met:
(i)    the Plan Administration Committee clearly informs the Member that he or she has a period of at least 30 days after receiving the notice to decide when to have his or her retirement allowance or vested benefit begin, and if applicable, to choose a particular optional form of payment;
(ii)    the Member affirmatively elects a date for his or her retirement allowance or vested benefit to begin, and if applicable, an optional form of payment, after receiving the notice;
(iii)    the Member is permitted to revoke his or her election until the later of his or her Annuity Starting Date or seven days following the day he or she received the notice;
(iv)    payment does not commence less than seven days following the day after the notice is received by the Member; and
(v)    in the event a Member who is scheduled to commence receipt of a retirement allowance prior to his or her Normal Retirement Date or who retires on a Normal or Postponed Retirement Date elects an Annuity Starting Date that precedes the date he or she received the notice (the “retroactive Annuity Starting Date”), the following requirements are met:

(A)	the Member’s benefit must satisfy the provisions of Code Sections 415 and 417(e)(3), both at the retroactive Annuity Starting Date and at the actual commencement date;

(B)	a payment equal in amount to the payments that would have been received by the Member had his or her benefit actually commenced on his retroactive Annuity

Starting Date, plus interest at the annual rate of interest on 30-year Treasury Securities published by the Commissioner of Internal Revenue in the calendar month preceding the applicable Stability Period applicable for each Plan Year in which interest is paid, compounded annually, shall be paid to the Member on his or her actual commencement date; and

(C)
the Member elects within the 120 day period following the Member’s termination of employment with the Company and all Associated Companies to receive benefits as of a retroactive Annuity Starting Date.

(D)	Spousal Consent to the retroactive Annuity Starting Date is required for such election to be effective unless:

(I)
the amount of the survivor annuity payable to the spouse determined as of the retroactive Annuity Starting Date under the form elected by the Member is no less than the amount the spouse would have received under the Qualified Joint and Survivor Annuity if the date payments commence were substituted for the retroactive Annuity Starting Date; or

(II)	the Member is not married on the actual commencement date and the Member’s spouse is not treated as his spouse under a qualified domestic relations order on the Retroactive Annuity Starting Date.

(e)	Delayed Commencement of Normal Retirement Allowance
(i)    In the event a Member who has retired or otherwise terminated employment with the Company and all Associated Companies prior to his Normal Retirement Date has not filed an election designating an Annuity Starting Date prior to the 91st day preceding his Normal Retirement Date, the Plan Administration Committee shall mail the notice described in Section 4.06(c) to the Member’s last known address as indicated on Plan records at least 30 days prior to the Member’s Normal Retirement Date. The Member’s Normal Retirement Date shall be deemed to be the Member’s Annuity Starting Date. In the absence of a benefit election filed by the Member prior to his Normal Retirement Date in accordance with the provisions of Section 4.06(d), distribution of the Member’s retirement allowance shall be deemed to commence to the Member on his Normal Retirement Date in the normal form applicable to the Member as determined on the basis of Plan records. Such payments shall be held in the Plan’s trust and deemed forfeited until claim has been made by the Member.
(ii)    In the event the Member subsequently files a claim for payment, payment shall commence to the Member as soon as practicable in the amount that would have been payable to the Member if payments had commenced on the Member’s Normal Retirement Date. In addition, one lump sum payment shall be paid to the Member equal to the sum of the monthly payments that the Member would have received during the period beginning on his Normal Retirement Date and ending with the month preceding his actual commencement date, together with interest at the annual rate of interest on 30-year Treasury Securities published by the Commissioner of Internal Revenue in the calendar month preceding the applicable Stability Period applicable for each Plan Year in which interest is paid, compounded annually. The amount of the monthly payments shall be determined as of the Member’s Normal

Retirement Date on the basis of the actual form of payment in which the Member’s retirement allowance is payable under Section 4.06(a) or Section 4.06(b). The lump sum shall be paid on or as soon as practicable following the date the Member’s retirement allowance commences.
In the event a Member’s marital status used to compute the Member’s retirement allowance under Section 4.06(a) was not accurate, the amount of the Member’s retirement allowance payable under this Section 4.06(e) shall be adjusted to reflect the Member’s correct marital status.
(iii)    In the event a Member entitled to a retirement allowance under the provisions of Section 4.06(e)(i) above dies prior to the commencement of his retirement allowance, upon claim by the Member’s personal representative, or if none, his estate, one lump sum payment shall be paid to the claimant equal to the lump sum amount calculated under Section 4.06(e)(ii) above that would have been paid to the Member for the period commencing on the Member’s Normal Retirement Date and ending with the month prior to his death, plus interest on that amount at the annual rate of interest on 30-year Treasury Securities published by the Commissioner of Internal Revenue in the calendar month preceding the applicable Stability Period applicable for each Plan year in which interest is paid, compounded annually, from the Member’s Normal Retirement Date to the date of payment of the lump sum amount to the Member’s personal representative, or if none, to his estate.
(iv)    In the event a Member who is entitled to a retirement allowance under the provisions of Section 4.06(e)(i) above dies prior to commencement of his retirement allowance and is survived by a spouse to whom he was married on his Normal Retirement Date, the Member’s surviving spouse shall be entitled to the survivor portion of the Member’s retirement allowance under the provisions of Section 4.06(a)(i), assuming the Member commenced payment under Section 4.06(a)(i) effective on his Normal Retirement Date. Such survivor retirement allowance shall commence as soon as practicable following the surviving spouse’s claim for the retirement allowance. In addition, one lump sum payment shall be paid to the surviving spouse equal to the sum of the monthly payments the surviving spouse would have received for the month of the Member’s date of death through the month preceding the month in which the survivor retirement allowance commences, together with interest at the annual rate of interest on 30-year Treasury Securities published by the Commissioner of Internal Revenue in the calendar month preceding the applicable Stability Period for each Plan Year in which interest is paid, compounded annually.
(v)    In the event a Member’s retirement allowance otherwise scheduled to commence on his Normal Retirement Date is delayed because the Plan Administration Committee is unable to locate the Member and the Plan Administration Committee does not mail the notice described in Section 4.06(c) at least 30 days prior to the Member’s Normal Retirement Date, the Plan Administration Committee shall commence payment within 60 days after the date the Member is located. Unless the Member elects an optional form of payment in accordance with the provisions of Section 4.06(b), payment shall commence in the normal form applicable to the Member on his or her Annuity Starting Date. The retirement allowance payable to the Member shall be of Equivalent

Actuarial Value to the retirement allowance otherwise payable to the Member on his Normal Retirement Date.
In the event a Member whose retirement allowance is delayed beyond his or her Normal Retirement Date as described above dies prior to his or her Annuity Starting Date, and is survived by a spouse, the spouse shall be entitled to receive a survivor annuity under the provisions of Section 4.07(a)(ii) or Section 4.07(b)(ii), whichever is applicable, computed on the basis of the Equivalent Actuarial Value of the retirement allowance payable to the Member on his Normal Retirement Date.
(vi)    Notwithstanding the provisions of Section 4.06(e)(v) above, a Member described in the preceding subparagraph whose retirement allowance will be paid in the form of an annuity may elect, in lieu of the retirement allowance otherwise payable under Section 4.06(e)(v) above, to receive:

(A)
a lump sum payment equal to the sum of the monthly payments the Member would have received from his Normal Retirement Date to his Annuity Starting Date, together with interest at the annual rate of interest on 30-year Treasury Securities published by the Commissioner of Internal Revenue in the calendar month preceding the applicable Stability Period applicable for each Plan Year in which interest is paid, compounded annually. The amount of the monthly payments shall be determined on the basis of the form of payment in which the Member’s retirement allowance is payable under Section 4.06(a), as applicable; and

(B)	a retirement allowance in the amount that would have been payable to the Member if payments had commenced on the Member’s Normal Retirement Date in the form elected by the Member.
An election under this Section 4.06(e)(vi) shall be subject to the notice and Spousal Consent requirements set forth in Section 4.06(d) applicable to the election of an optional form of payment.

(f)
With respect to a Member who retires under the provisions of Section 4.03 or Section 4.04, the reduction on account of the Social Security Benefit to be made to the benefit, if any, payable in accordance with Section 4.06(a) or Section 4.06(b) to his or her designated spouse or to his or her contingent annuitant shall not be made until such time as the Member would have, had he or she survived, upon proper application first been entitled to receive said Social Security Benefit.

If a Member dies after his or her Annuity Starting Date, any payment continuing on to his or her spouse or contingent annuitant shall be distributed at least as rapidly as under the method of distribution being used as of the Member’s date of death.
4.07    Survivor’s Benefit Applicable Before Retirement
The term “Beneficiary” for purposes of this Section 4.07 shall mean any person or any trust established by the Member or the Member’s estate, named by the Member by written designation to receive benefits payable under the automatic Pre‑Retirement Survivor’s Benefit and under the optional Supplemental Pre‑Retirement Survivor’s Benefit; provided, however, that, for any married Member the term “Beneficiary” shall automatically mean the Member’s spouse and any prior designation to the contrary will be canceled, unless the Member, with Spousal Consent, designates otherwise. An election of a non-spouse Beneficiary by a married Member shall be effective only if accompanied by Spousal Consent and such Spousal Consent has been received by the Plan Administration Committee. If the Member dies without an effective designation of Beneficiary, the Member’s Beneficiary for purposes of this Section 4.07 shall automatically be the Member’s spouse, if any, or his or her estate. If the Member elects the additional optional protection of the Supplemental Pre‑Retirement Survivor’s Benefit, the Member’s Beneficiary thereunder shall be the same as the Beneficiary under the Automatic Pre‑Retirement Survivor’s Benefit. The Plan Administration Committee shall resolve any questions arising hereunder as to the meaning of “Beneficiary” on a basis uniformly applicable to all Members similarly situated.

(a)	Automatic Vested Spouse’s Benefit
(i)    Automatic Vested Spouse’s Benefit Applicable Before Termination of Employment. The surviving spouse of a Member who has completed five years of Eligibility Service but who has not yet completed ten years of Eligibility Service and attained age 55 shall automatically receive a benefit payable under the Automatic Vested Spouse’s Benefit of this Section 4.07(a)(i) in the event said Member should die after the effective date of coverage hereunder and before termination of employment. The benefit payable to the Member’s spouse shall be equal to 50% of the benefit the Member would have received if he or she had terminated his or her employment on his or her date of death, survived to Normal Retirement Date, and on the day before he or she would have reached Normal Retirement Date had elected to begin receiving his or her vested benefit in the form of the Automatic Joint and Survivor Annuity under Section 4.06(a)(i)(2). However, notwithstanding the preceding sentence with respect to a Member who had met the eligibility requirements set forth in Section 4.04(a)(ii) and who died in active employment prior to the 55th anniversary of his or her birth, the benefit payable to the Member’s spouse shall be the survivor portion of the Automatic Joint and Survivor Annuity under Section 4.06(a)(i)(1). Such benefit shall be payable for the life of the spouse commencing on what would have been the Member’s Normal Retirement Date. However, the Member’s spouse may elect, by written application filed with the Plan Administration Committee, to have payments begin as of the first day of any calendar month on or after the date the former Member would have reached the 55th anniversary of his or her birth provided, however, if the Member dies after having met the requirements set forth in Section 4.04(a)(ii) for a special early retirement allowance, the Member’s spouse may elect to have payments begin under this Automatic Vested Spouse’s Benefit as of the first day of any month following the Member’s death.
If the Member’s spouse elects to commence payment of the Automatic Vested Spouse’s Benefit prior to what would have been the Member’s Normal Retirement Date, the amount of such benefit payable to the spouse shall be based on (i) the reduced vested benefit to which the Member would have been entitled, had the Member elected to have payments commence to himself on such earlier date in accordance with the provisions of Section 4.05(b) or (ii) in the case of a Member who dies after having met the requirements for a special early retirement allowance as set forth Section 4.04(a)(ii), the reduced early retirement allowance to which the Member would have been entitled had he or she elected to have payments commence to himself on such earlier date in accordance with the provisions of Section 4.04(b).
Coverage hereunder shall be applicable to a married Member in active service who has satisfied the eligibility requirements for a vested benefit under Section 4.05 and shall become effective on the date the Member marries and shall cease on the earlier of (i) the date such active Member reaches the 55th anniversary of his or her birth and completes ten years of Eligibility Service, (ii) the date such active Member reaches the 65th anniversary of his or her birth, (iii) the date such active Member’s marriage is legally dissolved by a divorce decree, or (iv) the date such active Member’s spouse dies. Coverage under Section 4.07(b)(i) shall commence on the date a Member in active service reaches the earlier of (i) the 55th anniversary of his or her birth, or if later, the date he or she completes ten years of Eligibility Service or (ii) the 65th anniversary of his or her birth.
(ii)    Automatic Vested Spouse’s Benefit Applicable Upon Termination of Employment. In the case of a former Member who is married and entitled to a vested benefit under Section 4.05, the provisions of this Section 4.07(a)(ii) shall apply to the period between the date his or her services are terminated or the date, if later, the former Member is married and his or her Annuity Starting Date, or other cessation of coverage as later specified in this Section 4.07(a)(ii).
In the event of a married former Member’s death during any period in which these provisions have not been waived or revoked by the former Member and his or her spouse, the benefit payable to the former Member’s spouse shall be equal to 50% of the vested benefit the former Member would have received on his or her Normal Retirement Date if he or she had elected to receive such benefit in the form of the Automatic Joint and Survivor Annuity under Section 4.06(a)(i).
The spouse’s benefit shall be payable for the life of the spouse commencing on what would have been the former Member’s Normal Retirement Date. However, the former Member’s spouse may elect, by written application filed with the Plan Administration Committee, to have payments begin as of the first day of any calendar month on or after the date the former Member would have reached the 55th anniversary of his or her birth. If the former Member’s spouse elects to commence payment of this Automatic Vested Spouse’s Benefit prior to what would have been the former Member’s Normal Retirement Date, the amount of such benefit payable to the spouse shall be based on the reduced vested benefit to which the former Member would have been entitled, had the former Member elected to have payments commence to himself on such earlier date in accordance with the provisions of Section 4.05(b).
The vested benefit payable to a former Member whose spouse is covered under this Section 4.07(a)(ii), or if applicable, the benefit payable to his or her spouse upon his or her death shall be reduced by the applicable percentages shown below. Such reduction shall commence on and after the first of the month coincident with or following the effective date of coverage hereunder and cease when coverage ceases; provided, however, no reduction shall be made with respect to any period before the later of (1) the date the Plan Administration Committee furnishes the Member the notice of his or her right to waive the

Automatic Vested Spouse’s Benefit or (2) the commencement of the election period specified below.
ANNUAL REDUCTION FOR SPOUSE’S COVERAGEAFTER TERMINATION OF EMPLOYMENT

Age    Reduction

Less than 40    1/10 of 1% per year
40 but prior to 50    2/10 of 1% per year
50 but prior to 55    3/10 of 1% per year
55 but prior to 60    5/10 of 1% per year
60 but less than 65    1% per year
The Plan Administration Committee shall furnish to each former Member a written explanation which describes (1) the terms and conditions of the Automatic Vested Spouse’s Benefit, (2) the former Member’s right to make, and the effect of, an election to waive the Automatic Vested Spouse’s Benefit, (3) the rights of the former Member’s spouse, and (4) the right to make, and the effect of, a revocation of such a waiver. Such written explanation shall be furnished to each former Member before the first anniversary of the date he or she terminated service and shall be furnished to such former Member even though he or she is not married.
The period during which the former Member may make an election to waive the Automatic Vested Spouse’s Benefit provided under this Section 4.07(a)(ii) shall begin no later than the date his or her employment terminates and end on his or her Annuity Starting Date, or if earlier, his or her date of death. Any waiver, revocation or re-election of the Automatic Vested Spouse’s Benefit shall be made on a form provided by the Plan Administration Committee and any waiver or revocation shall require Spousal Consent. If, upon termination of employment, the former Member waives coverage hereunder in accordance with administrative procedures established by the Plan Administration Committee for all Members similarly situated, such waiver shall be effective as of the Member’s Severance Date. Any later re-election or revocation shall be effective on the first day of the month coincident with or next following the date the completed form is received by the Plan Administration Committee. If a former Member dies during the period after a waiver or revocation is in effect there shall be no benefits payable under the provisions of this Section 4.07.
Except as described above in the event of a waiver or revocation, coverage under this Section 4.07(a)(ii) shall cease to be effective upon a former Member’s Annuity Starting Date, or upon the date a former Member’s marriage is legally dissolved by a divorce decree, or upon the death of the spouse, whichever event shall first occur.
Notwithstanding any other provision of this Section 4.07(a) to the contrary, effective January 1, 2018, no further reduction shall apply to the vested benefit payable to a Member whose spouse is covered under Section 4.02(a)(ii) or, if applicable, to the benefit payable to his or her spouse upon the Member’s death. If a Member’s or spouse’s Annuity Starting Date is on or after January 1, 2018, any prior reduction for months in which coverage was in effect shall be cancelled and the Member’s or spouse’s benefit will be determined without regard to any reduction for automatic Pre-Retirement Spouse Benefit coverage. Effective January 1, 2018, a Member will no longer be permitted to waive the automatic Pre-Retirement Spouse’s Benefit provided under Section 4.07(a)(ii). If a Member had previously elected to waive the automatic Pre-Retirement Spouse’s Benefit provided under Section 4.07(a)(ii), such waiver shall be null and void effective January 1, 2018, and automatic Pre‑Retirement Spouse’s Benefit coverage shall be re-instated with respect to such Member as of that date.

(b)	Automatic Pre‑Retirement Survivor’s Benefit
(i)    Automatic Pre‑Retirement Survivor’s Benefit Applicable Before a Member Retires. Under the Provisions of Section 4.01, Section 4.02, Section 4.03 or Section 4.04, the Beneficiary of a Member who has reached the 65th anniversary of his or her birth or who has reached the 55th anniversary of his or her birth and completed ten years of Eligibility Service, shall automatically receive a Pre‑Retirement Survivor’s Benefit payable under the provisions of this Section 4.07(b)(i) in the event said Member should die before he or she retires under the provisions of Section 4.01, 4.02, 4.03 or 4.04 or reaches his or her Annuity Starting Date pursuant to the provisions of Section 4.02(d), if earlier. The benefit payable during the life of, and to, the Beneficiary shall be equal to one‑half of the Member’s Accrued Benefit, without optional modification in accordance with the provisions of Section 4.06, accrued to the date of his or her death, adjusted to take into account the Member’s Social Security Benefit. The Social Security Benefit shall be determined on the assumption that the Member had no earnings after his or her date of death, and if his or her death occurs prior to the time the Member is or would upon proper application first be entitled to receive such Social Security Benefit, such adjustment shall nevertheless be made at the Member’s date of death. If the Beneficiary is more than five years younger than the Member, the benefit payable to the Beneficiary shall be reduced by one‑half of 1% for each full year the Beneficiary is more than five years younger.
Coverage hereunder shall be effective on the first day of the calendar month coincident with or next following the date the Member reaches his or her 55th birthday and completes ten years of Eligibility Service, or if earlier, his or her Normal Retirement Date. In the case of a married Member coverage under Section 4.07(a)(i) shall cease on the date coverage under this Section 4.07(b)(i) is effective as set forth in the preceding sentence.
(ii)    Automatic Pre‑Retirement Survivor’s Benefit Applicable Between Early Retirement Date or Special Early Retirement Date and the Member’s Annuity Starting Date. In the case of a Member retired early under Section 4.03 or Section 4.04 of the Plan with the payment of the early retirement allowance deferred to commence at a date later than his or her Early Retirement Date or Special Early Retirement Date, whichever is applicable, the provisions of this Section 4.07(b)(ii) shall apply to the period between his or her Early Retirement Date or Special Early Retirement Date and his or her Annuity Starting Date. The Member shall, at his or her Early Retirement Date or Special Early Retirement Date, complete such forms as are required under this Section 4.07(b)(ii) and coverage hereunder shall be effective as of his or her Early Retirement Date or Special Early Retirement Date.

In the event of the Member’s death during the period in which these provisions are in effect, the benefit payable during the life of, and to, the Beneficiary shall be equal to one‑half of the Member’s Accrued Benefit, without optional modification in accordance with the provisions of Section 4.06, accrued to the date of his or her Early Retirement Date or Special Early Retirement Date, whichever is applicable, adjusted to take into account the Member’s Social Security Benefit. If the Member’s death occurs prior to the time the Member is or would upon proper application first be entitled to receive such Social Security Benefit, such adjustment shall nevertheless be made at the Member’s date of death. If the Beneficiary is more than five years younger than the Member, the benefit payable to the Beneficiary shall be reduced by one‑half of 1% for each full year the Beneficiary is more than five years younger.
The Automatic Pre‑Retirement Survivor’s Benefit shall be payable for the life of the Beneficiary commencing on what would have been the Member’s Normal Retirement Date or date of death, if later. However, if a Member dies prior to his or her Normal Retirement Date, the Beneficiary of the Member may elect, by written application filed with the Plan Administration Committee, to have such payments begin as of the first day of any calendar month following the Member’s date of death and prior to what would have been the Member’s Normal Retirement Date. If the Beneficiary elects to commence payment of the Automatic Pre‑Retirement Survivor’s Benefit prior to what would have been the Member’s Normal Retirement Date the amount of such benefit shall be determined in accordance with Sections 4.07(b)(i) and (ii) above, as applicable, and without reduction for such early commencement.
Notwithstanding the foregoing, in the event the Member’s Beneficiary is someone other than his or her spouse, payment of the automatic Pre‑Retirement Survivor’s Benefit shall commence within one year of the Member’s date of death and in the event such commencement date is prior to the 55th anniversary of the Member’s birth, the benefit payable to the Beneficiary shall be of Equivalent Actuarial Value to the benefit otherwise payable hereunder to the Beneficiary on the date the Member would have attained age 55.

(c)	Optional Supplemental Pre‑Retirement Survivor’s Benefit
(i)    Optional Supplemental Pre‑Retirement Survivor’s Benefit Applicable Before a Member Retires Under the Provisions of Section 4.01, Section 4.02, Section 4.03 or Section 4.04. A Member, who has reached the 65th anniversary of his or her birth or who has reached the 55th anniversary of his or her birth and completed ten years of Eligibility Service, may elect to receive a reduced retirement allowance upon his or her retirement in order to provide that, if he or she should die after his or her election becomes effective but before he or she retires under the provisions of Section 4.01, Section 4.02, 4.03 or 4.04 or reaches his or her Annuity Starting Date pursuant to the provisions of Section 4.02(d), a benefit shall be paid to the Beneficiary designated by him or her in accordance with the following terms and conditions.
The Member may elect to reduce the retirement allowance to which he or she would otherwise be entitled at retirement under Section 4.01, 4.02, 4.03 or 4.04 by one‑half of 1% per year for each year between the date on which the election becomes effective and the earliest of the Member’s Early Retirement Date, Special Early Retirement

Date, Annuity Starting Date, or the date the election is revoked as provided in Section 4.07(i).
If the Member makes such an election and dies before he or she retires under the provisions of Section 4.01, 4.02, 4.03 or 4.04, the benefit payable during the life of, and to, the Beneficiary shall be equal to 25% of the Member’s Accrued Benefit without optional modification in accordance with the provisions of Section 4.06, accrued to the date of his or her death adjusted (1) to take into account the Member’s Social Security Benefit and (2) as provided below. The Social Security Benefit shall be determined on the assumption that the Member had no earnings after his or her date of death, and if his or her death occurs prior to the time the Member is or would upon proper application first be entitled to receive such Social Security Benefit, such adjustment shall nevertheless be made at the Member’s date of death. The benefit payable to the Beneficiary shall be reduced by one‑half of 1% per year for each year between the date on which the election became effective and the date of the Member’s death. If the Beneficiary is more than five years younger than the Member, the benefit payable to the Beneficiary shall be further reduced by one‑half of 1% for each full year the Beneficiary is more than five years younger.
If the Member makes an election under this Section 4.07(c)(i) at or prior to the time he or she is first eligible to do so, it shall become effective on the first day of the calendar month coincident with or next following the date the Member reaches his or her 55th birthday and completes ten years of Eligibility Service, or if earlier, his or her Normal Retirement Date. A Member will be deemed to have waived coverage under this Section 4.07(c)(i) if he or she does not file the appropriate forms with the Plan Administration Committee when first eligible to do so. If the Member does not make such election until after he or she is first eligible to do so, it shall become effective one year after the first day of the calendar month coincident with or next following (1) the date the notice is received by the Plan Administration Committee or (2) the date specified in such notice, if later.
(ii)    Optional Supplemental Pre‑Retirement Survivor’s Benefit Applicable Between Early Retirement Date or Special Early Retirement Date and the Member’s Annuity Starting Date. In the case of a Member retired early under the provisions of Section 4.03 or Section 4.04 of the Plan with the payment of the early retirement allowance deferred to commence at a date later than his or her Early Retirement Date or Special Early Retirement Date, the provisions of this Section 4.07(c)(ii) shall apply to the period between his or her Early Retirement Date or Special Early Retirement Date and his or her Annuity Starting Date.
The Member may elect to reduce the early retirement allowance to which he or she would otherwise be entitled under Section 4.03 or Section 4.04 by one‑half of 1% per year for each year between his or her Early Retirement Date or Special Early Retirement Date and the earlier of the date the election is revoked pursuant to Section 4.07(i) or his or her Annuity Starting Date.
If the Member makes such an election and dies during the period the election is in effect, the benefit payable during the life of, and to, his or her Beneficiary shall be equal to 25% of the Member’s Accrued Benefit, without optional modification in accordance with the provisions of Section 4.06, accrued to his or her Early Retirement Date or Special Early Retirement Date, adjusted (1) to take into account the Member’s Social Security Benefit and (2) as provided below. If the Member’s death occurs prior to the time the Member is or would upon proper application first be entitled to receive such Social Security Benefit, such adjustment shall nevertheless be made at the Member’s date of death. The benefit payable to the Beneficiary shall be reduced by one‑half of 1% per year for each year between the date on which the election became effective and the date of the Member’s death. If the Beneficiary is more than five years younger than the Member, the benefit payable to the Beneficiary shall be further reduced by one‑half of 1% for each full year the Beneficiary is more than five years younger.
The Member shall, at his or her Early Retirement Date or Special Early Retirement Date, complete such forms as are required under this Section 4.07(c)(ii), and if he or she so elects, coverage hereunder shall be effective as of his or her Early Retirement Date or Special Early Retirement Date. A Member will be deemed to have waived coverage under this Section 4.07(c)(ii) if he or she does not file the appropriate forms with the Plan Administration Committee at his or her Early Retirement Date or Special Early Retirement Date. If the Member subsequently makes an election hereunder, it shall become effective one year after the first day of the calendar month coincident with or next following (1) the date the notice is received by the Plan Administration Committee or (2) the date specified in such notice, if later.
The optional Supplemental Pre‑Retirement Survivor’s Benefit shall be payable for the life of the Beneficiary commencing on what would have been the Member’s Normal Retirement Date or date of death, if later. However, if a Member dies prior to his or her Normal Retirement Date, the Beneficiary may elect, by written application filed with the Plan Administration Committee, to have such payments begin as of the first day of any calendar month coincident with or next following the Member’s date of death and prior to what would have been the Member’s Normal Retirement Date. If the Beneficiary elects to commence payment of the optional Supplemental Pre‑Retirement Survivor’s Benefit prior to what would have been the Member’s Normal Retirement Date and after what would have been the 55th anniversary of the Member’s birth, the amount of such benefit shall be determined in accordance with Section 4.07(c)(i) and (ii) above, as applicable and without reduction for such early commencement. If the Beneficiary elects to commence payment of the optional Supplemental Pre‑Retirement Survivor’s Benefit prior to what would have been the 55th anniversary of the Member’s birth, the benefit payable to the Beneficiary shall be of Equivalent Actuarial Value to the benefit otherwise payable to Beneficiary on the date the Member would have attained age 55. Notwithstanding any foregoing provision to the contrary, payment of the optional Supplemental Pre‑Retirement Survivor Benefit must commence as of the same date payment of the Automatic Pre‑Retirement Survivor Benefit commences.
Notwithstanding the foregoing, in the event the Member’s Beneficiary is someone other than his or her spouse, payment of the optional Supplemental Pre‑Retirement Survivor’s Benefit shall commence within one year of the Member’s date of death and in the event such commencement date is prior to the 55th anniversary of the Member’s birth, the benefit payment to the Beneficiary shall be of Equivalent Actuarial Value to the benefit otherwise payable hereunder to the Beneficiary on the date the Member would have attained age 55.

(iii)    Notwithstanding any other provision of this Section 4.07(c) to the contrary, effective January 1, 2018, the following shall apply:

(A)
A Member may no longer elect optional Supplemental Pre-Retirement Survivor’s Benefit coverage. If as of December 31, 2017, a Member had a valid election of optional Supplemental Pre-Retirement Survivor’s Benefit coverage in effect, such election shall continue in effect after December 31, 2017. However, no changes or revisions may be made to such coverage after that date. Members whose elections are preserved after December 31, 2017 are: Don Ray; Mark G. Morash; Jimmy P. Harris; Bob Edwards; Melanie J. Williams; Ray E. Snedaker; Ray Smith; Greg Young; Peyton J. Bradley, Jr.; Brad Henslin; Mitch Walters; and Ron Krzywanski.

(B)
No further reduction shall apply to the retirement allowance of a Member who elects optional Supplemental Pre-Retirement Survivor’s Benefit coverage under this Section 4.07(c) or, if applicable, to the benefit payable to his or her Beneficiary upon the Member’s death. If a Member’s or Beneficiary’s Annuity Starting Date is on or after January 1, 2018, any prior reduction for months in which coverage was in effect shall be cancelled and the Member’s or spouse’s benefit will be determined without regard to any reduction for optional Supplemental Pre-Retirement Survivor’s Benefit coverage.

(d)
Notwithstanding any provision of Section 4.07(b) or Section 4.07(c) to the contrary, in no event shall the sum of the Automatic Pre‑Retirement Survivor’s Benefit payable under the provisions of Section 4.07(b) and the optional Supplemental Pre‑Retirement Survivor’s Benefit payable under the provisions of Section 4.07(c) to a Beneficiary be less than the amount of benefit the spouse would have received if the retirement allowance to which the Member was entitled at his or her date of death (i) had commenced on the date the spouse elects to have such Pre‑Retirement Survivor’s Benefit payments commence, (ii) in the form of an Automatic Joint and Survivor Annuity under Section 4.06(a)(i), and (iii) the Member had died immediately thereafter. However, if within the 180-day period prior to his or her Annuity Staring Date a Member has elected an optional form of payment which provides for monthly payments to his or her spouse for life in an amount equal to more than 50% but not more than 100% of the monthly amount payable under the option for the life of the Member and such option is of Equivalent Actuarial Value to the Automatic Joint and Survivor Annuity referred to in the preceding sentence, such optional form of payment shall be used to compute the amount payable to the spouse.

(e)
Benefits Payable to an Estate or Trust. If a Member’s Beneficiary under this Section 4.07 is his or her estate or a trust, the benefits otherwise payable under Section 4.07(b), and if elected, under Section 4.07(c) shall be commuted into a single lump sum amount, which amount shall be determined by multiplying the benefits otherwise payable by the appropriate factor in Tables 4 or 5 of Appendix A and calculated by assuming the Beneficiary had been a person of the same age as the Member at the Member’s date of death. In no event shall the amount of the lump sum be less than the amount required by applicable law. The payment of such single lump sum amount shall represent the full and total payment of all benefits due under the Plan. The Plan Administration Committee shall resolve any questions arising hereunder on a basis uniformly applicable to all Members similarly situated.

(f)
If the Member’s Beneficiary dies during the period coverage is effective under Sections 4.07(b) and Section 4.07(c), the Beneficiary designation shall thereby be canceled. However, coverage under Section 4.07(b), and if elected, under Section 4.07(c) shall nevertheless continue in full effect. The Member’s Beneficiary thereafter shall be in accordance with his or her subsequent designation of a new Beneficiary or in accordance with the term “Beneficiary” as defined herein.

If the Member’s Beneficiary is his or her spouse and if the Member’s marriage to said spouse is legally dissolved by a divorce decree, the Beneficiary designation under Sections 4.07(b) and 4.07(c) shall remain in effect until a subsequent Beneficiary designation is submitted by the Member to the Plan Administration Committee or until the Member remarries. Coverage under Section 4.07(b), and if elected, under Section 4.07(c) shall continue in full effect.
A Member may change his or her Beneficiary designation at any time after receiving the written explanation described in Section 4.07(g), subject to Spousal Consent. Any such change shall become effective on the first day of the calendar month coincident with or next following the (i) date the notice of change is received by the Plan Administration Committee or (ii) the date specified in such notice, if later, and the original designation shall remain in effect until such date.

(g)
The Plan Administration Committee shall furnish to each Member a written explanation in non-technical language which describes (i) the terms and conditions of the Automatic Pre‑Retirement Survivor’s Benefit and the Optional Supplemental Pre‑Retirement Survivor’s Benefit, (ii) the Member’s right to make an election to designate a Beneficiary other than his or her spouse and the effect of such election, (iii) the right to revoke, prior to the Annuity Starting Date, such designation and the effect of such revocation, and (iv) the rights of the Member’s spouse, if any. The Plan Administration Committee shall furnish this written explanation to each Member during the period beginning one year prior to the earlier of (i) the date the Member retires pursuant to the provision of Section 4.04(a)(ii), (ii) the date the Member reaches the 55th anniversary of his or her birth and completes ten years of Eligibility Service, or (iii) the Member’s Normal Retirement Date, and ending within one year after such date.

(h)
A Member may revoke an election made under Section 4.07(c) at any time prior to his or her Annuity Starting Date. There shall be no further reduction to the Member’s retirement allowance for any period during which an election under Section 4.07(c) is not in effect. The Member may make a new election at any time thereafter and any subsequent election shall become effective one year after the first day of the calendar month coincident with or next following the (i) date the notice is received by the Plan Administration Committee or (ii) the date specified in such notice, if later.

If the Member dies prior to the time an election under Section 4.07(c) becomes effective, the election shall thereby be canceled.
Any designation of a Beneficiary and any election made under Section 4.07 (including any waiver or revocation of either of them) shall be made on a form approved by and filed with the Plan Administration Committee and in accordance with the term “Beneficiary” as defined in this Section 4.07.

(i)	HEART Act Military Service Death Benefits
Notwithstanding the other provisions of this Section 4.07 any contributions, benefits and service credit required to comply with the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART Act) shall be conferred upon an eligible Member or Beneficiary as follows:

(a)
For benefit accrual purposes, the Company will treat an Employee who dies while performing qualified military service as if the individual has resumed employment in accordance with the individual’s reemployment rights under Chapter 43 of Title 38, United States Code, on the day preceding death or disability (as the case may be) and terminated employment on the actual date or death.

(b)
If a Member dies while performing qualified military service (as defined in Code Section 414(u)), the Beneficiaries of the Member are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Member had resumed employment on the day immediately preceding the date of death and then terminated employment on the date of death. Moreover, the Plan will credit the Member’s qualified military service as service for vesting purposes, as though the Member had resumed employment under the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, immediately prior to the Member’s death.

4.08    Maximum Benefits Under Code Section 415

(a)	Annual Benefit

(1)
Annual Benefit. For purposes of this Section, “annual benefit” means a benefit that is payable annually in the form of a straight life annuity. Except as provided below, where a benefit is payable in a form other than a straight life annuity, the benefit shall be adjusted to an actuarially equivalent straight life annuity that begins at the same time as such other form of benefit and is payable on the first day of each month, before applying the limitations of this Section. For a Member who has or will have distributions commencing at more than one Annuity Starting Date, the “annual benefit” shall be determined as of each such Annuity Starting Date (and shall satisfy the limitations of this Section as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other Annuity Starting Dates. For this purpose, the determination of whether a new Annuity Starting Date has occurred shall be made without regard to Regulation 1.401(a)-20, Q&A 10(d), and with regard to Regulation 1.415(b)1(b)(1)(iii)(B) and (C). No actuarial adjustment to the benefit shall be made for (i) survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity to the extent such benefits would not be payable if the Member’s benefit were paid in another form; (ii) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and postretirement medical benefits); or (iii) the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Code Section 417(e)(3) and would otherwise satisfy the limitations of this Section, and the Plan provides that the amount payable under the form of benefit in any “limitation year” shall not exceed the limits of this Section applicable at the Annuity Starting Date, as increased in subsequent years pursuant to Code Section

415(d). For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form.
The determination of the “annual benefit” shall take into account social security supplements described in Code Section 411(a)(9) and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant Regulation 1.411(d)-4, Q&A-3(c), but shall disregard benefits attributable to Employee contributions or rollover contributions.
The “annual benefit” otherwise payable to a Member under the Plan at any time shall not exceed the “maximum permissible benefit” described by Section 4.08(b). If the benefit the Member would otherwise accrue in a “limitation year” would produce an “annual benefit” in excess of the “maximum permissible benefit,” then the benefit shall be limited (or the rate of accrual reduced) to the extent necessary so that the benefit does not exceed the “maximum permissible benefit.”

(2)
Grandfather Provision. The application of the provisions of this Section shall not cause the “maximum permissible benefit’ for any Member to be less than the Member’s accrued benefit under all the defined benefit plans of an “employer” or a “predecessor employer” as of the end of the last “limitation year” beginning before July 1, 2007, under provisions of the plans that were both adopted and in effect before April 5, 2007. The preceding sentence applies only if the provisions of such defined benefit plans that were both adopted and in effect before April 5, 2007, satisfied the applicable requirements of statutory provisions, Regulations, and other published guidance relating to Code Section 415 in effect as of the end of the last “limitation year” beginning before July 1, 2007, as described in Regulation 1.415(a)‑1(g)(4).

(3)
High Three‑Year Average Compensation. For purposes of the Plan’s provisions reflecting Code Section 415(b)(3) (i.e., limiting the “annual benefit” payable to no more than 100% of the Member’s average annual compensation), a Member’s average compensation shall be the average compensation for the three consecutive years of service with the “employer” that produces the highest average, except that a Member’s compensation for a year of service shall not include compensation in excess of the limitation under Code Section 401(a)(17) that is in effect for the calendar year in which such year of service begins. If the Member has less than three consecutive years of service, compensation shall be averaged over the Member’s longest consecutive period of service, including fractions of years, but not less than one year. In the case of a Member who is rehired by the “employer” after a severance of employment, the Member’s high three‑year average compensation shall be calculated by excluding all years for which the Member performs no services for and receives no compensation from the “employer” (the “break period”), and by treating the years immediately preceding and following the “break period” as consecutive.

(b)	Maximum Permissible Benefit

(1)
Maximum Benefit. Notwithstanding the foregoing and subject to the exceptions and adjustments below, the “maximum permissible benefit” payable to a Member under this Plan in any “limitation year” shall equal the lesser of (A) and (B) below:

(A)
Defined Benefit Dollar Limitation. $160,000, as adjusted, effective January 1 of each year, under Code Section 415(d) in such manner as the Secretary of the Treasury shall prescribe, and payable in the form of a straight life annuity. Such dollar limitation as adjusted under Code Section 415(d) will apply to “limitation years” ending with or within the calendar year for which the adjustment applies.

Post-Severance Adjustment to Dollar Limit. In the case of a Member who has had a severance from employment with the “employer,” the defined benefit dollar limitation applicable to the Member in any “limitation year” beginning after the date of severance shall not be automatically adjusted under Code Section 415(d).
OR

(B)
Defined Benefit Compensation Limitation. One hundred percent of the Member’s “415 compensation” averaged over the three consecutive “limitation years” (or actual number of “limitation years” for Employees who have been employed for less than three consecutive “limitation years”) during which the Employee had the greatest aggregate “415 compensation” from the “employer.”

Post-Severance Adjustment to Compensation Limit. In the case of a Member who has had a severance from employment with the “employer,” the defined benefit compensation limitation applicable to the Member in any “limitation year” beginning after the date of severance shall not be automatically adjusted under Code Section 415(d).

(2)
Limitation Year. For purposes of this Section and for applying the limitations of Code Section 415, the “limitation year” shall be the Plan Year. All qualified plans maintained by the “employer” must use the same “limitation year.” If the “limitation year” is amended to a different 12-consecutive month period, the new “limitation year” must begin on a date within the “limitation year” in which the amendment is made.

(c)	Adjustments to Annual Benefit and Limitations

(1)	Adjustment for Early Payment (Limitation Years beginning on or after July 1, 2007).

(A)
If the Annuity Starting Date for the Member’s benefit is prior to age 62 and occurs in a “limitation year” beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the “defined benefit dollar limitation” for the Member’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Member’s Annuity Starting Date that is the actuarial equivalent of the “defined benefit dollar limitation” (adjusted under Section 4.08(c)(6) for years of participation less than 10, if required) with actuarial equivalence computed using a 5% interest rate assumption and the “applicable mortality table” for the Annuity Starting Date (and expressing the Member’s age based on completed calendar months as of the Annuity Starting Date).

(B)
If the Annuity Starting Date for the Member’s benefit is prior to age 62 and occurs in a “limitation year” beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the “defined benefit dollar limitation” for the Member’s Annuity Starting Date is the lesser of the limitation determined under the preceding sentence and the “defined benefit dollar limitation” (adjusted under Section 4.08(c)(6) for years of participation less than 10, if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Member’s Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of this Section and without applying the provisions of Section 4.08(c)(5).

(C)
Notwithstanding any other provisions of this Subsection (1) or Subsection (2) below, the age-adjusted dollar limit applicable to a Member shall not decrease on account of an increase in age or the performance of addition service.

(2)
Adjustment for Early Payment (Limitation Years beginning prior to July 1, 2007). If the “annual benefit” of a Member begins prior to age 62, and occurs in a “limitation year” beginning before July 1, 2007, the “defined benefit dollar limitation” of Section 4.08(b)(1)(A) applicable to the Member at the earlier age (adjusted under Section 4.08(c)(6) for years of participation less than 10, if required) is the actuarial equivalent of the dollar limitation under Code Section 415(b)(1)(A) (as adjusted under Code Section 415(d)), with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (i) the interest rate and mortality table or other tabular factor specified in the Plan for determining Actuarial Equivalence for early retirement purposes, or (ii) a 5% interest rate assumption and the “applicable mortality table.” Notwithstanding any other provisions of this Subsection (2) or Subsection (1) above, the age-adjusted dollar limit applicable to a Member shall not decrease on account of an increase in age or the performance of addition service.

(3)	Adjustment for Late Payment (Limitation Years beginning on or after July 1, 2007).

(A)
If the Annuity Starting Date for the Member’s benefit is after age 65 and occurs in a “limitation year” beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the “defined benefit dollar limitation” at the Member’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Member’s Annuity Starting Date that is the actuarial equivalent of the “defined benefit dollar limitation” (adjusted under Plan Section 4.08(c)(6) for years of participation less than 10, if required), with actuarial equivalence computed using a 5% interest rate assumption and the applicable mortality table for that Annuity Starting Date as defined in Section 1.20 of the Plan (and expressing the Member’s age based on completed calendar months as of the Annuity Starting Date).

(B)
If the Annuity Starting Date for the Member’s benefit is after age 65 and occurs in a “limitation year” beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the “defined benefit dollar limitation” at the Member’s Annuity Starting Date is the lesser of the limitation determined under the preceding sentence and the “defined benefit dollar limitation” (adjusted under Section 4.08(c)(6) for years of participation less than 10, if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the Plan at the Member’s Annuity Starting Date to the annual amount of the adjusted immediately commencing straight life annuity under the Plan at age 65, both determined without applying the limitations of this Section and without applying the provisions of Section 4.08(c)(6). For this purpose, the adjusted immediately commencing straight life annuity under the Plan at the Member’s Annuity Starting Date is the annual amount of such annuity payable to the Member, computed disregarding the Member’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing straight life annuity under the Plan at age 65 is the annual amount of such annuity that would be payable under the Plan to a hypothetical Member who is age 65 and has the same accrued benefit as the Member.

(4)
Adjustment for Late Payment (Limitation Years beginning before July 1, 2007). If the “annual benefit” of a Member begins after age 65, and occurs in a “limitation year” beginning before July 1, 2007, the “defined benefit dollar limitation” of Section 4.08(b)(1)(A) applicable to the Member at the later age (adjusted under Section 4.08(c)(6) for years of participation less than 10, if required) is the actuarial equivalent of the dollar limitation under Code Section 415(b)(1)(A) (as adjusted under Code Section 415(d)), with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (i) the interest rate an mortality table or other tabular factor specified in the Plan for determining Actuarial Equivalence for early retirement purposes, or (ii) a 5% interest rate assumption and the “applicable mortality table.”

(5)
No Mortality Adjustment for Certain Payments. Notwithstanding the other requirements of Paragraphs (1), (2), (3) and (4) of this Subsection (c), in adjusting the “defined benefit dollar limitation” for the Member’s Annuity Starting Date under Paragraphs (1)(A), (2), (3)(A) and (4) of this Subsection (c), no adjustment shall be made to reflect the probability of a Member’s death between the Annuity Starting Date and age 62, or between age 65 and the Annuity Starting Date, as applicable, if benefits are not forfeited upon the death of the Member prior to the Annuity Starting Date. To the extent benefits are forfeited upon death before the Annuity Starting Date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the Member’s death if the Plan does not charge Members for providing a qualified preretirement survivor annuity, as defined in Code Section 417(c) upon the Member’s death.

(6)
Adjustment for Less Than 10 Years of Participation or Service. If a Member has fewer than 10 years of participation in the Plan, then the “defined benefit dollar limitation” of Section 4.08(b)(1)(A) shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of participation in the Plan, and the denominator of which is 10. However, in no event shall such fraction be less than 1/10th.

Furthermore, if a Member has fewer than 10 years of service with the “employer,” then the “defined benefit compensation limitation” of Section 4.08(b)(1)(B) shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of service with the “employer,” and the denominator of which is 10. However, in no event shall such fraction be less than 1/10th.
For purposes of this Subsection, “year of participation” means each accrual computation period for which the following conditions are met: (i) the Member is credited with at least the number of Hours of Service for benefit accrual purposes, required under the terms of the Plan to accrue a benefit for the accrual computation period, and (ii) the Member is included as a Member under the eligibility provisions of the Plan for at least one day of the accrual computation period. If these two conditions are met, the portion of a “year of participation” credited to the Member shall equal the amount of benefit accrual service credited to the Member for such accrual computation period. A Member who is permanently and totally disabled within the meaning of Code Section 415(c)(3)(C)(i) for an accrual computation period shall receive a “year of participation” with respect to the period. In addition, for a Member to receive a “year of participation” (or part thereof) for an accrual computation period, the Plan must be established no later than the last day of such accrual computation period. In no event will more than one “year of participation” be credited for any 12‑month period.

(7)
Actuarial Equivalence. For purposes of adjusting the “annual benefit” to a straight life annuity, the equivalent “annual benefit” shall be (A) for “limitation years” beginning on or after July 1, 2007, the greater of the annual amount of the straight life annuity commencing at the same Annuity Starting Date, and the annual amount of a straight life annuity commencing at the same Annuity starting date that has the same actuarial present value as the Member’s form of benefit computed using a 5% interest rate assumption and the “applicable mortality table,” and (B) for “limitation years” beginning before July 1, 2007, the annual amount of a straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Member’s form of benefit computed using whichever of the following produces the greater annual amount: (i) the interest rate and mortality table or other tabular factor specified in the Plan for adjusting benefits in the same form; and (ii) a 5% interest rate assumption and the “applicable mortality table.” If the “annual benefit” is paid in a form other than a nondecreasing life annuity payable for a period not less than the life of a Member or, in the case of a Pre‑Retirement Survivor Annuity, the life of the surviving spouse, the “applicable interest rate” shall be substituted for “5% interest rate” in the preceding sentence.

For Annuity Starting Dates which occur during a Plan Year beginning December 31, 2003, but not after December 31, 2005, for purposes of adjusting the “annual benefit” to a straight life annuity, if the “annual benefit” is paid in any form other than a nondecreasing life annuity payable for a period not less than the life of a Member or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse, then the equivalent “annual benefit” shall be the greater of (i) the equivalent “annual benefit” computed using the Plan interest rate and Plan mortality table (or other tabular factor) in effect as of the date of the distribution, or (ii) the equivalent “annual benefit” computed using 5.5% and the “applicable mortality table.”

For Annuity Starting Dates which occur during a Plan Year beginning after December 31, 2005, for purposes of adjusting the “annual benefit” to a straight life annuity, if the “annual benefit” is paid in any form other than a nondecreasing life annuity payable for a period not less than the life of a Member or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse, then the equivalent “annual benefit” shall be the greatest of (i) the equivalent “annual benefit” computed using the Plan interest rate and Plan mortality table (or other tabular factor), (ii) the equivalent “annual benefit” computed using 5.5% and the “applicable mortality table,” or (iii) 105% of the equivalent “annual benefit” computed using the “applicable interest rate” and the “applicable mortality table.”
For Annuity Starting Dates which occur during a Plan Year beginning in or after December  31, 2008, clause (iii) of the preceding paragraph does not apply if the Plan is maintained by an eligible employer defined in Code Section 408(p)(2)(C)(i).
Notwithstanding the last sentence of the previous paragraph, in the case of any Member or Beneficiary receiving a distribution after December 31, 2003, and before January 1, 2005, the amount payable in any form other than a nondecreasing life annuity payable for a period not less than the life of a Member or, in the case of a Pre‑Retirement Survivor Annuity, the life of the surviving spouse, shall not be less than the amount that would have been so payable had the amount payable been determined using the “applicable interest rate” in effect as of the last day of the last Plan Year beginning before January 1, 2004.
For purposes of this Subsection (7), the “applicable mortality table” for Plan Years prior to January 1, 2009, is described by IRS Revenue Ruling 2001-62, and for subsequent years, the “applicable mortality table” is described by IRS Revenue Ruling 2007-67. For purposes of this Subsection (7), the “applicable interest rate” means the interest rate set forth in Section 1.20 of the Plan.

(8)
Time of Adjustment. For purposes of Sections 4.08(a), 4.08(c)(1) and 4.08(c)(3), no adjustments under Code Section 415(d) shall be taken into account before the “limitation year” for which such adjustment first takes effect.

(9)
Benefits Not Subject to Adjustment. For purposes of Section 4.08(a), no actuarial adjustment to the benefit is required for (i) the value of a qualified joint and survivor annuity, (ii) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, pre‑retirement death benefits, and post‑retirement medical benefits), and (C) the value of post‑retirement cost‑of‑living increases made in accordance with Code Section 415(d) and Regulation 1.415‑3(c)(2)(iii). The “annual benefit” does not include any benefits attributable to after-tax voluntary Employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the “employer.”

(d)	Annual Benefit Not in Excess of $10,000
This Plan may pay an “annual benefit” to any Member in excess of the Member’s “maximum permissible benefit” if the “annual benefit” under this Plan and all other defined benefit plans maintained by the “employer” does not in the aggregate exceed $10,000 for the “limitation year” or for any prior “limitation year” and the “employer” has not at any time maintained a defined contribution plan, a welfare benefit fund under which amounts attributable to post‑retirement medical benefits are allocated to separate accounts of key employees (as defined in Code Section 419(A)(d)(3)), or an individual medical account in which the Member participated. For purposes of this paragraph, if this Plan provides for voluntary or mandatory Employee contributions, such contributions will not be considered a separate defined contribution plan maintained by the “employer.”
However, if a Member has fewer than 10 years of service with the “employer,” then the $10,000 threshold of the previous paragraph shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of service with the “employer,” and the denominator of which is 10. However, in no event shall such fraction be less than 1/10th.

(e)	Other Rules

(1)
Benefits Under Terminated Plans. If a defined benefit plan maintained by the “employer” has terminated with sufficient assets for the payment of benefit liabilities of all terminated plan participants and a Member in the plan has not yet commenced benefits under the plan, the benefits provided pursuant to the annuities purchased to provide the Member’s benefits under the terminated plan at each possible Annuity Starting Date shall be taken into account in applying the limitations of this Section. If there are not sufficient assets for the payment of all Members’ benefit liabilities, the benefits taken into account shall be the benefits that are actually provided to the Member under the terminated plan.

(2)
Benefits Transferred From the Plan. If a Member’s benefits under a defined benefit plan maintained by the “employer” are transferred to another defined benefit plan maintained by the “employer” and the transfer is not a transfer of distributable benefits pursuant to Regulation 1.411(d)-4, Q&A-3(c), the transferred benefits are not treated as being provided under the transferor plan (but are taken into account as benefits provided under the transferee plan). If a Member’s benefits under a defined benefit plan maintained by the “employer” are transferred to another defined benefit plan that is not maintained by the “employer” and the transfer is not a transfer of distributable benefits pursuant to Regulation 1.411(d)-4, Q&A-3(c), then the transferred benefits are treated by the “employer’s” plan as if such benefits were provided under annuities purchased to provide benefits under a plan maintained by the “employer” that terminated immediately prior to the transfer with sufficient assets to pay all Members’ benefit liabilities under the plan. If a Member’s benefits under a defined benefit plan maintained by the “employer” are transferred to another defined benefit plan in a transfer of distributable benefits pursuant to Regulation 1.411(d)-4, Q&A-3(c), the amount transferred is treated as a benefit paid from the transferor plan.

(3)
Formerly Affiliated Plans of the Employer. A “formerly affiliated plan of an employer” shall be treated as a plan maintained by the “employer,” but the formerly affiliated plan shall be treated as if it had terminated immediately prior to the cessation of affiliation with sufficient assets to pay Members’ benefit liabilities under the Plan and had purchased annuities to provide benefits. A “formerly affiliated plan of the employer” means a plan that, immediately prior to the cessation of affiliation, was actually maintained by the “employer” and, immediately after the cessation of affiliation, is not actually maintained by the “employer.” For this purpose, cessation of affiliation means the event that causes an entity to no longer be considered the “employer,” such as the sale of a member controlled group of corporations, as defined in Code Section 414(b), as modified by Code Section 415(h), to an unrelated corporation, or that causes a plan to not actually be maintained by the “employer,” such as transfer of plan sponsorship outside a controlled group.

(4)
Plans of a “Predecessor Employer”. If the “employer” maintains a defined benefit plan that provides benefits accrued by a Member while performing services for a “predecessor employer,” then the Member’s benefits under a plan maintained by the “predecessor employer” shall be treated as provided under a plan maintained by the “employer.” However, for this purpose, the plan of the “predecessor employer” shall be treated as if it had terminated immediately prior to the event giving rise to the “predecessor employer” relationship with sufficient assets to pay participants’ benefit liabilities under the plan, and had purchased annuities to provide benefits; the “employer” and the “predecessor employer” shall be treated as if they were a single employer immediately prior to such event and as unrelated employers immediately after the event; and if the event giving rise to the predecessor relationship is a benefit transfer, the transferred benefits shall be excluded in determining the benefits provided under the plan of the “predecessor employer”. A former entity that antedates the “employer” is also a “predecessor employer” with respect to a Member if, under the facts and circumstances, the “employer” constitutes a continuation of all or a portion of the trade or business of the former entity.

(5)
Employer. For purposes of this Section, “employer” means any employer that adopts the Plan, and all members of a controlled group of corporations of such employer, as defined in Code Section 414(b), as modified by Code Section 415(h)), all commonly controlled trades or businesses or such employer (as defined in Code Section 414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code Section 415(h)), or affiliated service groups (as defined in Code Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to Code Section 414(o).

(6)
Adjustment if in Two Defined Benefit Plans. If the Member is, or has ever been, a participant in another qualified defined benefit plan (without regard to whether the plan has been terminated) maintained by the “employer” or a “predecessor employer”, the sum of the Member’s “annual benefits” from all such plans may not exceed the “maximum permissible benefit.” Where the Member’s employer-provided benefits under all such defined benefit plans (determined as of the same age) would exceed the “maximum permissible benefit” applicable at that age, the rate of accrual in this Plan will be reduced to the extent necessary so that the total “annual benefits” payable at any time under all such plans will not exceed the “maximum permissible benefit.”

(7)	Special Rules. The limitations of this Section shall be determined and applied taking into account the rules in Regulation 1.415(f)-1(d), (e) and (h).

(8)
Compensation. For purposes of this Section 4.08, “compensation” and “415 compensation” shall mean, with respect to any Member, the wages, salaries, and other amounts paid in respect of such Member by the Company or an Associated Company for personal services actually rendered and including any elective amounts that are not includible in gross income of the Member by reason of Section 125, 132(f), 402(g), or 457(b) of the Code and shall exclude other deferred compensation, stock options, and other distributions which receive special tax benefits under the Code. In addition, “compensation” shall also include compensation paid by the later of: (a) 2½ months after severance from employment, or (b) the end of the limitation year that includes the date of severance from employment if:

(a)
absent a severance from employment, such payments would have been paid to the Employee while the Employee continued in employment with the Company and was for regular compensation for services rendered during the Employee’s regular working hours; or

(b)	compensation was paid for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar compensation.
4.09    No Duplication
Except as hereinafter provided, there shall be deducted from any retirement allowance or vested benefit payable under this Plan the part of any pension or comparable benefit, including any lump sum payment, provided by employer contributions which Rayonier Inc., any Participating Unit, (including any former Participating Unit divested by Rayonier Inc.), any Associated Company or any affiliate of the Company is obligated to pay or has paid to or under any defined benefit plan or other agreement which provides for benefits comparable to those benefits paid under a defined benefit plan (except for any pension plan or other agreement which provides for the payment of that portion of any benefits accrued under the Plan but not payable from the Plan on account of Code Sections 401(a)(17)(B) or 4.08) with respect to any service rendered on or after March 1, 1994, which is Benefit Service for purposes of computation of benefits under this Plan.
4.10    Payment of Benefits

(a)
Unless otherwise provided under an optional benefit elected pursuant to Section 4.06, the survivor’s benefits available under Section 4.07, or the provisions of Section 4.10(e)(ii), all retirement allowances, vested benefits or other benefits payable under the Plan will be paid in monthly installments as of the end of each month beginning with (i) the month in which a Member has reached his or her Normal Retirement Date and has retired from active service, (ii) the month in which a Member has reached his or her Postponed Retirement Date and has retired from active service, (iii) the month in which a Member, upon proper application, has requested commencement of his or her vested benefit or early retirement allowance, or (iv) the month in which benefits under an optional benefit under Section 4.06 or the survivor’s benefits under Section 4.07 become payable, whichever is applicable. Such monthly installments shall cease with the payment for the month in which the recipient dies. In no event shall a retirement allowance or vested benefit be payable to a Member who continues in or resumes active service with the Company or an Associated Company for any period between his or her Normal Retirement Date and Postponed Retirement Date, except as provided in Sections 4.02(d), and 4.10(e).

(b)
Effective January 1, 1998, through March 27, 2005, in any case, a lump sum payment equal to the vested benefit payable under Section 4.05 or the vested spouse’s benefit payable under Section 4.07(a) multiplied by the appropriate factor contained in Table 4, 5, or 6 of

Appendix A shall be made in lieu of any vested benefit payable to a former Member or any vested spouse’s benefit payable to a spouse of a Member or a former Member, if the lump sum present value of such benefit amounts to $5,000 or less. In no event, however, with respect to any Member who terminates employment prior to September 1, 1995, shall that adjustment factor produce a lump sum that is less than the amount determined by using the interest rate assumption used by the Pension Benefit Guaranty Corporation for valuing benefits for determining lump sum payments under single employer plans that terminate on January 1 of the Plan Year in which the annuity Starting Date occurs. With respect to any Member who terminates employment on or after September 1, 1995, the lump sum present value shall be based on the IRS Mortality Table and the IRS Interest Rate. The lump sum payment may be made at any time on or after the date the Member has terminated employment or died, but in any event prior to the date his or her benefit payment would have otherwise commenced.
Effective March 28, 2005, a lump sum payment shall be made in lieu of the vested benefit payable under Section 4.05 in the event:
(i)    the Member’s Annuity Starting Date occurs on or after his Normal Retirement Date and the present value of his benefit determined as of his Annuity Starting Date amounts to $5,000 or less, or
(ii)    the Member’s Annuity Starting Date occurs prior to his Normal Retirement Date and the present value of his benefit determined as of his Annuity Starting Date amounts to $1,000 or less.
In determining the amount of a lump sum payment payable under this paragraph, the lump sum present value shall mean a benefit, in the case of a lump sum benefit payable prior to the first day of the calendar month coincident with or next following the 55th anniversary of the Member’s birth, of equivalent value to the benefit which would otherwise have been provided commencing at the first day of the calendar month coincident with or next following the 55th anniversary of the Member’s birth. The determination as to whether a lump sum payment is due shall be made as soon as practicable following the Member’s termination of service. Any lump sum benefit payable shall be made as soon as practicable following the determination that the amount qualifies for distribution under the provisions of this Section 4.10. In no event shall a lump sum payment be made following the date retirement benefit payments have commenced as an annuity.
Effective March 28, 2005, in the event the lump sum present value of a Member’s vested benefit exceeds $1,000 but does not exceed $5,000, the Member may elect to receive a lump sum payment of such benefit. The election shall be made in accordance with such administrative rules as the Plan Administration Committee shall prescribe. The Member may elect to receive the lump sum payment as soon as practicable following his termination of employment or as of the first day of any later month that precedes his Normal Retirement Date. Spousal Consent to the Member’s election of the lump sum is not required. A Member who is entitled to elect a distribution under this paragraph shall not be entitled to receive payment in any other form of payment offered under the Plan.
Notwithstanding the provisions of Section 4.07, a lump sum payment shall be paid to the spouse in lieu of the monthly vested spouse’s benefit payable under Section 4.07(a) if the lump sum present value of the benefit amounts to $5,000 or less. The lump sum payment shall be made as soon as practicable following the determination that the amount qualifies for distribution under this Section. In no event shall a lump sum payment be made following the date payments have commenced to the surviving spouse as an annuity.
For purposes of this Section 4.10(b), the lump sum present value shall be based on the IRS Interest Rate and the IRS Mortality Table.
In the event a Member is not entitled to any retirement allowance or vested benefit upon his termination of employment, he shall be deemed “cashed-out” under the provisions of this Section 4.10(b) as of the date he terminated service. However, if a Member described in the preceding sentence is subsequently restored to service, the provisions of Sections 3.04 and 4.11 shall apply to him without regard to such sentence.

(c)
In the event that the Plan Administration Committee shall find that a person to whom benefits are payable is unable to care for his or her affairs because of illness or accident or is a minor or has died, then, unless claim shall have been made therefor by a legal representative, duly appointed by a court of competent jurisdiction, the Plan Administration Committee may direct that any benefit payment due him or her be paid to his or her spouse, a child, a parent or other blood relative, or to a person with whom he or she resides, and any such payment made shall be a complete discharge of the liabilities of the Plan therefor.

(d)
Before any benefit shall be payable to a Member, a former Member, or other person who is or may become entitled to a benefit hereunder, such Member, former Member, or other person shall file with the Plan Administration Committee such information as it shall require to establish his or her rights and benefits under the Plan.

(e)
(i)    Except as otherwise provided in this Article 4, payment of a Member’s retirement allowance or a former Member’s vested benefit shall begin as soon as administratively practicable following the latest of (1) the Member’s Normal Retirement Age or (2) the date he or she terminates service with the Company and all Associated Companies (but not more than 60 days after the close of the Plan Year in which the latest of (1) or (2) occurs).

(ii)    Notwithstanding anything contained in the Plan to the contrary, in the case of a Member who owns either (1) more than 5% of the outstanding stock of the Company or (2) stock possessing more than 5% of the total combined voting power of all stock of the Company, the Member’s retirement allowance shall begin no later than the April 1 following the calendar year in which he or she attains age 70½.
Effective January 1, 2000, payment of any other Member’s retirement allowance or vested benefit shall begin no later than April 1 of the calendar year following the calendar year in which the later of the Member’s retirement or attainment of age 70½ occurs. Before January 1, 2000, the payment of a retirement allowance or vested benefit for a Member in active service who is not a 5‑percent owner as described above shall begin no later than April 1 of the calendar year following the calendar year in which he or she attains age 70½. A Member who attained age 70½ prior to January 1, 1988 and who is not a 5‑percent owner as described above shall not receive payment while in active service under the provisions of this paragraph.

4.11    Reemployment of Former Member or Retired Member

(a)
Cessation of Benefit Payments. If a former Member or a retired Member entitled to or in receipt of a vested benefit or retirement allowance is reemployed by the Company or by an Associated Company in a capacity other than as a Non‑Benefits Worker, any benefit payments he or she is receiving shall cease, except as otherwise provided in Section 4.02(c) and Section 4.10(e). If a former Member or a retired Member returns to the Company or an Associated Company as a Non‑Benefits Worker, benefit payments shall continue and Paragraphs (b) and (c) shall not apply.

(b)	Optional Forms of Pension Benefits
(i)    If the Member is reemployed in a capacity other than as a Non‑Benefits Worker any previous election of an optional benefit under Section 4.06 or a survivor’s benefit under Section 4.07 shall be revoked and the terms and conditions of Paragraph (ii) below shall apply.
(ii)    Any Member who is at least age 55 with ten or more years of Eligibility Service when he or she is reemployed in a capacity other than as a Non‑Benefits Worker shall, with respect to the vested benefit or retirement allowance earned prior to his or her reemployment and with respect to any additional benefits earned during reemployment, be covered by the provisions of Section 4.07(b) – Pre‑Retirement Survivor’s Benefit – and be eligible to elect coverage under Section 4.07(c) Supplemental Pre‑Retirement Survivor’s Benefit. Coverage under Section 4.07(b) shall be effective on the first day of the calendar month coincident with or next following the date of his or her reemployment and any previous election shall remain in effect until such date. If, within 30 days after reemployment, the Member elects coverage under Section 4.07(c), such coverage shall be effective as of the first day of the calendar month coincident with or next following the date of his or her reemployment. If the Member does not make an election under Section 4.07(c) within 30 days after his or her reemployment or he or she waives such coverage, any later election shall become effective one year after the first day of the calendar month coincident with or next following the date notice is received by the Plan Administration Committee or on the date specified in such notice, if later.
Any Member or former Member with five or more years of Eligibility Service who is less than age 55 when he or she is reemployed shall be covered by the provisions of Section 4.07(a)(i) – Automatic Vested Spouse’s Benefit – until he or she attains age 55 and such coverage shall be effective on the first day of the calendar month coincident with or next following the date of his or her reemployment and any previous election shall remain in effect until such date. Such former Member and any other Member or former Member shall be covered by the provisions of Section 4.07(b) – Pre‑Retirement Survivor’s Benefit – and shall be eligible to elect coverage under Section 4.07(c) Supplemental Pre‑Retirement Survivor’s Benefit upon the later of the date he or she attains age 55, the date he or she completes ten years of Eligibility Service, or his or her Normal Retirement Date, and such coverage shall be in accordance with the provisions of such Sections and shall apply with respect to his or her retirement allowance or vested benefit earned prior to his or her reemployment, as well as any additional benefits earned during reemployment.

(c)	Benefit Payments at Subsequent Termination or Retirement
(i)    In accordance with the procedure established by the Plan Administration Committee on a basis uniformly applicable to all Members similarly situated, upon the subsequent retirement of a Member in service after his or her Normal Retirement Date, payment of such Member’s retirement allowance shall resume no later than the third month after the final month during the reemployment period in which he or she is credited with at least eight days of service.
(ii)    Upon the subsequent retirement or termination of employment of a retired or former Member, the Plan Administration Committee shall, in accordance with rules uniformly applicable to all Members similarly situated, determine the amount of vested benefit or retirement allowance which shall be payable to such Member at such subsequent retirement or termination. Such vested benefit or retirement allowance shall not be less than the sum of (1) the original amount of vested benefit or retirement allowance previously earned by such Member in accordance with the terms of the Plan in effect during such previous employment adjusted to reflect the election of any survivor’s benefits pursuant to Section 4.07(a)(ii) or 4.07(c) and reduced by an amount of equivalent value to the benefits, if any, he or she received before the earlier of the date of his or her restoration to service or his or her Normal Retirement Date and (2) any additional vested benefit or retirement allowance earned during his or her period of reemployment, such amounts to be adjusted to reflect the election during reemployment of any survivor’s benefits pursuant to Section 4.07(a)(ii) or 4.07(c). Notwithstanding anything to the contrary contained in this Plan, with respect to an Employee who has incurred a break in service, the vested benefit or retirement allowance for Benefit Service credited prior to the date of reemployment shall not be recalculated or increased until the Member, regardless of his or her vested status, has completed at least 12 months of Eligibility Service following his or her reemployment, and in such event, the recalculated vested benefit or retirement allowance, prior to any optional modification in accordance with the provisions of Section 4.06, shall be reduced by an amount of equivalent value to any payments previously received by the former Member or retired Member before the earlier of his or her restoration to service or his or her Normal Retirement Date; provided that no such reduction shall reduce such retirement allowance or vested benefit below the amount determined pursuant to clause (1) of the preceding sentence.

(d)
Questions Relating to Reemployment of Former Members or Retired Members. If, at subsequent termination of employment or retirement, any question shall arise under this Section 4.11 as to the calculation or recalculation of a reemployed former Member’s or retired Member’s vested benefit or retirement allowance or election of an optional form of benefit under the Plan, such question shall be resolved by the Plan Administration Committee on a basis uniformly applicable to all Members similarly situated.

4.12    Top-heavy Provisions

(a)	The following definitions apply to the terms used in this Section:
(i)    “applicable determination date” means the last day of the preceding Plan Year;

(ii)    “top-heavy ratio” means the ratio of (A) the present value of the cumulative Accrued Benefits under the Plan for key employees to (B) the present value of the cumulative Accrued Benefits under the Plan for all key employees and non-key employees; provided, however, that if an individual has not performed services for the Company at any time during the one-year period ending on the applicable determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account; and provided further, that the present values of Accrued Benefits under the Plan for an employee as of the applicable determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period (five-year period in the case of a distribution made for a reason other than severance from employment, death, or disability) ending on the applicable determination date and any distributions made with respect to the employee under a terminated plan which, had it not been terminated, would have been in the required aggregation group;
(iii)    “applicable valuation date” means the date within the preceding Plan Year as of which annual Plan costs are or would be computed for minimum funding purposes;
(iv)    “key employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the applicable determination date was an officer of the Company or an Associated Company having remuneration greater than $130,000 ( as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner (as defined in Code Section 416(i)(1)(B)(i)) of the Company or an Associated Company, or a 1-percent owner (as defined in Code Section 416(i)(1)(B)(ii)) of the Company or an Associated Company having remuneration greater than $150,000. The determination of who is a key employee shall be made in accordance with Code Section 416(i) and the applicable regulations and other guidance of general applicability issued thereunder;
(v)    “non-key employee” means any employee who is not a key employee;
(vi)    “average remuneration” means the average annual remuneration of a Member for the five consecutive years of his Eligibility Service after December 31, 1983, during which he received the greatest aggregate remuneration, as limited by Code Section 401(a)(17), from the Company or an Associated Company, excluding any remuneration for service after the last Plan Year with respect to which the Plan is top-heavy;
(vii)    “required aggregation group” means each other qualified plan of the Company or an Associated Company (including plans that terminated within the five-year period ending on the applicable determination date) in which there are members who are key employees or which enables the Plan to meet the requirements of Code Sections 401(a)(4) or 410; and
(viii)    “permissive aggregation group” means each plan in the required aggregation group and any other qualified plan(s) of the Company or an Associated Company in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Code Sections 401(a)(4) and 410.

(b)
For purposes of this Section, the Plan shall be “top-heavy” with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60%. The top-heavy ratio shall be determined as of the applicable valuation date in accordance with Code Sections 416(g)(3) and (4)(B) on the basis of the same mortality and interest rate assumptions used to value the Plan. For purposes of determining whether the Plan is top-heavy, the present value of Accrued Benefits under the Plan will be combined with the present value of accrued benefits or account balances under each other plan in the required aggregation group, and, in the Company’s discretion, may be combined with the present value of accrued benefits or account balances under any other qualified plan(s) in the permissive aggregation group. The accrued benefit of a non-key employee under the Plan or any other defined benefit plan in the aggregation group shall be determined (i) under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company or an Associated Company, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule described in Code Section 411(b)(1)(C).

(c)	The following provisions shall be applicable to Members for any Plan Year with respect to which the Plan is top-heavy:
(i)    In lieu of the vesting requirements specified in Section 4.05, a Member shall be vested in, and have a nonforfeitable right to, a percentage of his Accrued Benefit determined, as set forth in the following vesting schedule:
Years of Eligibility Service    Percentage Vested
Less than 2 years    0%
2 years    20
3 years    40
4 years    60
5 or more years    100
(ii)    The Accrued Benefit of a Member who is a non-key employee shall not be less than 2% of his average remuneration multiplied by the number of years of his Eligibility Service, not in excess of 10, during the Plan Years for which the Plan is top-heavy. For purposes of the preceding sentence, years of Eligibility Service shall be disregarded to the extent that such years of Eligibility Service occur during a Plan Year when the Plan benefits (within the meaning of Code Section 410(b)) no key employee or former key employee. That minimum benefit shall be payable at a Member’s Normal Retirement Date. If payments commence at a time other than the Member’s Normal Retirement Date, the minimum accrued benefit shall be of equivalent actuarial value to that minimum benefit.

(d)	If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, the following provisions shall be applicable:

(i)    The Accrued Benefit in any such subsequent Plan Year shall not be less than the minimum Accrued Benefit provided in Paragraph (c)(ii) above, computed as of the end of the most recent Plan Year for which the Plan was top-heavy.
(ii)    If a Member has completed three years of Eligibility Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting schedule set forth in Paragraph (c)(i) above shall continue to be applicable.
(iii)    If a Member has completed at least two, but less than three, years of Eligibility Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting provisions of Section 4.04 shall again be applicable; provided, however, that in no event shall the vested percentage of a Member’s Accrued Benefit be less than the percentage determined under Paragraph (c)(i) above as of the last day of the most recent Plan Year for which the Plan was top-heavy.
4.13    Payment of Medical Benefits for Benefits for Certain Members Who Retire Under the Plan
This Section 4.13 defines the basis of providing medical benefits to eligible Members or their eligible dependents as defined below for those expenses incurred by such Members or their eligible dependents on or after the date specified by the Board of Directors.

(a)
In order to be eligible for the benefits provided hereunder, a person must be a Plan Member who retired under the Plan provisions during the period designated by the Plan Administration Committee and be currently eligible for post-retirement medical benefits under a plan maintained by the Company and hereinafter referred to as the “Medical Plan” or be an eligible dependent of such a Member. To the extent they are not otherwise reimbursed from Company assets, covered medical expenses incurred during the applicable period shown below by such a Member or his or her eligible dependents shall be reimbursed hereunder.

(b)
The level of medical benefits covered under the provisions of this Section 4.13 shall be the medical coverage in effect under the terms of the Medical Plan. Except as provided in Article 10, such medical coverage or benefit plan may be withdrawn or amended from time to time as the Company shall determine.

(c)
Except as provided in Section 4.13(e), all contributions made to the trust to provide medical benefits under this Section 4.13 shall be maintained in a separate account and such assets may not be used for or diverted to any purpose other than to provide said medical benefits; provided, however, none of the assets so set aside may be used to provide medical benefits for a Member, former Member or their dependents if the Member or former Member is a “key employee” as determined in accordance with the provisions of Code Sections 416(i)(1) and (5). Similarly, none of the assets accumulated to provide the retirement allowances or vested benefits set forth in the foregoing provisions of this Article 4 may, prior to the termination of the Plan and satisfaction of all the liabilities for such retirement allowances or vested benefits, be used or diverted to provide medical benefits under this Section 4.13. The assets, if any, accumulated to provide medical benefits under this Section 4.13 may be invested pursuant to the provisions of Article 7.

(d)	It is the intention of the Company to continue providing medical benefits under this Section 4.13 and to make contributions to the Trustee to fund such medical benefits in such amounts as the Company shall deem necessary or appropriate. The aggregate contributions made to fund the medical benefits provided under this Section, when added to the actual contributions for any life insurance protection provided under the Plan, shall not exceed 25% of the total actual contributions made to the Plan (other than contributions to fund past service credits) after the later of the adoption or effective date of this Section. Any forfeitures of a Member’s interest in the medical benefit accounts as provided hereunder prior to any discontinuance of medical benefits by the Board of Directors shall be applied to reduce any subsequent Company contributions made pursuant to this Section 4.13.

(e)
Except as provided in Article 10, the Board of Directors may discontinue providing medical benefits under this Section 4.13 for any reason at any time, in which event the assets allocated to provide medical benefits hereunder, if any remain, shall, to the extent they are not otherwise reimbursed from Company assets, be used to continue medical benefits to Members who are eligible for them prior to the discontinuance date as long as any assets remain. However, if, after the satisfaction of all medical benefits provided hereunder, there remain any assets, the program shall be deemed to be terminated and such remainder shall be returned to the Company, in accordance with Code Section 401(h)(5).

4.14    Transfers From Hourly Plans Maintained by the Company or an Associated Company
At the discretion and direction of the Plan Administration Committee, the Plan may accept from a hourly pension plan maintained by the Company or an Associated Company which is qualified under Code Section 401(a) a transfer of (i) liabilities with respect to the accrued benefit under such hourly plan of a Member who has employment with the Company rendered otherwise than as an Employee recognized as Benefit Service pursuant to the provisions of Section 2.02(c) of the Plan and (ii) with respect to such liabilities, any assets determined by the Company to be applicable.
All such transfers shall be made in accordance with the provisions of the Code and ERISA.
Notwithstanding the other provisions of this section, effective February 13, 2017, an individual whose benefits and/or assets are transferred to the Plan in accordance with this section shall not be credited with Eligibility Service or Benefit Service under the Plan for service earned under the plan from which such benefits or assets are transferred.
4.15    Direct Rollover of Certain Distributions
Notwithstanding any other provision of this Plan, with respect to any distribution from this Plan which is (i) payable to a “distributee” and (ii) determined by the Plan Administration Committee to be an “eligible rollover distribution,” such distributee may elect, at the time and in the manner prescribed by the Plan Administration Committee, to have the Plan make a “direct rollover” of all or part of such distribution to an “eligible retirement plan” specified by the distributee which accepts such rollover. The following definitions apply to the terms used in this Section:

(a)
A “distributee” means a Member or former Member. In addition, the Member’s or former Member’s surviving spouse and the Member’s or former Member’s spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse. With regard to eligible rollover distributions paid directly to an eligible retirement plan described in Code Sections 408(a) or 408(b), effective for Plan Years beginning on or after

January 1, 2010, a distributee also includes the Member’s or former Member’s designated non-spouse Beneficiary.

(b)
An “eligible rollover distribution” is any distribution of all or any portion of the retirement allowance or vested benefit owing to the credit of a distributee, except that the following distributions shall not be eligible rollover distributions: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life or life expectancy of the distributee or the joint lives or joint life expectancies of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9), (iii) the portion of a distribution not includible in gross income, and (iv) any distribution where all otherwise eligible distributions are expected to total less than $200 during a year.

A portion of a distribution shall not fail to be an “eligible rollover distribution” merely because the portion consists of after‑tax employee contributions which are not includible in gross income. However, such portion may be transferred only to (i) an traditional individual retirement account or annuity described in Code Section 408(a) or (b) (a “traditional IRA”) or a Roth individual retirement account or annuity described in Code Section 408(A) (a “Roth IRA”), or (ii) to a qualified defined contribution, defined benefit, or annuity plan described in Code section 401(a) or 403(a) or to an annuity contract described in Code section 403(b), if such plan or contract provides for separate accounting for amounts so transferred (including interest thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.;

(c)
An “eligible retirement plan” is an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, a traditional IRA, a Roth IRA, an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or a qualified defined benefit or defined contribution plan described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. The foregoing definition of an eligible retirement plan also applies in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p).

(d)	A “direct rollover” is a payment by the Plan directly to the eligible retirement plan specified by the distributee.
In the event that the provisions of this Section 4.15 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section 4.15 or applicable part thereof shall be ineffective without necessity of further amendment of the Plan.
4.16    Mandatory Distributions

(a)	General Rules.

(1)	Effective Date. The provisions of this Section are effective January 1, 2004; however, except as otherwise provided herein, the provisions of this Section will first apply for purposes of determining required minimum distributions for calendar years beginning on and after January 1, 2006.

(2)
Requirements of Treasury Regulations Incorporated. All distributions required under this Section shall be determined and made in accordance with Code Section 401(a)(9), including the incidental death benefit requirement in Code Section 401(a)(9)(G), and the Regulations thereunder.

(3)	Precedence. Subject to the joint and survivor annuity requirements of the Plan, the requirements of this Section shall take precedence over any inconsistent provisions of the Plan.

(4)	TEFRA Section 242(b)(2) Elections.
(i)    Notwithstanding the other provisions of this Section, other than Section 4.16(a)(2), distributions may be made on behalf of any Member, including a five-percent owner, who has made a designation in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and in accordance with all of the following requirements (regardless of when such distributions commence):

(A)	The distribution by the Plan is one which would not have disqualified such plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(B)	The distribution is in accordance with a method of distribution designated by the Member whose interest in the plan is being distributed or, if the Member is deceased, by a Beneficiary of such Member.

(C)	Such designation was in writing, was signed by the Member or Beneficiary, and was made before January 1, 1984.

(D)	The Member had accrued a benefit under the Plan as of December 31, 1983.

(E)
The method of distribution designated by the Member or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Member’s death, the Beneficiaries of the Member listed in order of priority.

(ii)    A distribution upon death will not be covered by the transitional rule of this Subsection unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Member.
(iii)    For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Member, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in (i)(A) and (i)(E) of this Subsection.

(iv)    If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the Regulations thereunder, but for the Code Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).
(v)    In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Regulation 1.401(a)(9)-8, Q&A-14 and Q&A‑15, shall apply.

(b)	Time and Manner of Distribution.

(1)	Required Beginning Date. The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s “Required Beginning Date.”

(2)	Death of Member Before Distributions Begin. If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(i)    Life Expectancy Rule, Spouse is Beneficiary. If the Member’s surviving spouse is the Member’s sole “Designated Beneficiary,” then distributions to the surviving spouse will begin by December 31st of the calendar year immediately following the calendar year in which the Member died, or by December 31st of the calendar year in which the Member would have attained age 70 1/2, if later.
For purposes of this Section 4.16(b) and Section 4.16(e), distributions are considered to begin on the Member’s “Required Beginning Date”. If annuity payments irrevocably commence to the Member before the Member’s “Required Beginning Date” (or to the Member’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 4.16(b)(2)(i)), the date distributions are considered to begin is the date distributions actually commence.

(3)
Form of Distribution. Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the “Required Beginning Date,” as of the first “Distribution Calendar Year” distributions will be made in accordance with Sections 4.16(c), 4.16(d), and 4.16(e). If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations thereunder. Any part of the Member’s interest which is in the form of an individual account described in Code Section 414(k) will be distributed in a manner satisfying the requirements of Code Section 401(a)(9) and the Regulations thereunder applicable to individual accounts.

(c)	Determination of Amount to be Distributed Each Year.

(1)
General Annuity Requirements. A Member who is required to begin payments as a result of attaining his or her “Required Beginning Date,” whose interest has not been distributed in the form of an annuity purchased from an insurance company or in a single sum before such date, may receive such payments in the form of annuity payments under the Plan. Payments under such annuity must satisfy the following requirements:

(i)    The annuity distributions will be paid in periodic payments made at intervals not longer than one year;
(ii)    The distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 4.16(d) or 4.16(e);
(iii)    Once payments have begun over a period certain, a Member may elect a change in the period certain with associated modifications in the annuity payments provided the following conditions are satisfied:

(A)
If, in a stream of annuity payments that otherwise satisfies Code Section 401(a)(9), a Member elects to change the annuity payment period and the annuity payments are modified in association with that change, this modification will not cause the distributions to fail to satisfy Code Section 401(a)(9) provided the conditions set forth in Subsection (B) below are satisfied, and one of the following applies:

(1)	The modification occurs at the time that the Member retires or in connection with a Plan termination;

(2)	The annuity payments prior to modification are annuity payments paid over a period certain without life contingencies; or

(3)
The annuity payments after modification are paid under a qualified joint and survivor annuity over the joint lives of the Member and a “Designated Beneficiary,” the Member’s spouse is the sole “Designated Beneficiary,” and the modification occurs in connection with the Member becoming married to such spouse.

(B)	In order to modify a stream of annuity payments in accordance with this Subsection, all of the following conditions must be satisfied:

(1)
The future payments under the modified stream satisfy Code Section 401(a)(9) and this Section (determined by treating the date of the change as a new Annuity Starting Date and the actuarial present value of the remaining payments prior to modification as the entire interest of the Member);

(2)	For purposes of Code Sections 415 and 417, the modification is treated as a new Annuity Starting Date;

(3)
After taking into account the modification, the annuity stream satisfies Code Section 415 (determined at the original Annuity Starting Date, using the interest rates and mortality tables applicable to such date); and

(4)	The end point of the period certain, if any, for any modified payment period is not later than the end point available under Code Section 401(a)(9) to the Member at the original Annuity Starting Date.
(iv)    Payments will either be nonincreasing or increase only to the extent permitted by one of the following conditions:

(A)
By an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that for a 12-month period ending in the year during which the increase occurs or the prior year;

(B)
By a percentage increase that occurs at specified times (e.g., at specified ages) and does not exceed the cumulative total of annual percentage increases in an “Eligible Cost-of-Living Index” since the Annuity Starting Date, or if later, the date of the most recent percentage increase. In cases providing such a cumulative increase, an actuarial increase may not be provided to reflect the fact that increases were not provided in the interim years;

(C)
To the extent of the reduction in the amount of the Member’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Section 4.16(d) dies or is no longer the Member’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Section 414(p);

(D)	To allow a Beneficiary to convert the survivor portion of a joint and survivor annuity into a single sum distribution upon the Member’s death;

(E)	To pay increased benefits that result from a Plan amendment or other increase in the Member’s Accrued Benefit under the Plan;

(F)	By a constant percentage, applied not less frequently than annually, at a rate that is less than 5% per year;

(G)
To provide a final payment upon the death of the Member that does not exceed the excess of the actuarial present value of the Member’s accrued benefit (within the meaning of Code Section 411(a)(7)) calculated as of the Annuity Starting Date using the applicable interest rate and the applicable mortality table under Code Section 417(e) over the total of payments before the death of the Member; or

(H)	As a result of dividend or other payments that result from “Actuarial Gains,” provided:
(i)    Actuarial gain is measured not less frequently than annually;
(ii)    The resulting dividend or other payments are either paid no later than the year following the year for which the actuarial experience is measured or paid in the same form as the payment of the annuity over the remaining period of the annuity (beginning no later than the year following the year for which the actuarial experience is measured);
(iii)    The “Actuarial Gain” taken into account is limited to “Actuarial Gain” from investment experience;
(iv)    The assumed interest rate used to calculate such “Actuarial Gains” is not less than 3%; and
(v)    The annuity payments are not also being increased by a constant percentage as described in Subsection (F) above.

(2)	Amount Required to be Distributed by Required Beginning Date.
(i)    In the case of a Member whose interest in the Plan is being distributed as an annuity pursuant to Subsection (1) above, the amount that must be distributed on or before the Member’s “Required Beginning Date” (or, if the Member dies before distributions begin, the date distributions are required to begin under Section 4.16(b)(2)(i)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi‑monthly, monthly, semi‑annually, or annually. All of the Member’s benefit accruals as of the last day of the first “Distribution Calendar Year” will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Member’s “Required Beginning Date.”
(ii)    In the case of a single sum distribution of a Member’s entire accrued benefit during a “Distribution Calendar Year,” the amount that is the required minimum distribution for the “Distribution Calendar Year” (and thus not eligible for rollover under Code Section 402(c)) is determined under this paragraph. The portion of the single sum distribution that is a required minimum distribution is determined by treating the single sum distribution as a distribution from an individual account Plan and treating the amount of the single sum distribution as the Member’s account balance as of the end of the relevant valuation calendar year. If the single sum distribution is being made in the calendar year containing the “Required Beginning Date” and the required minimum distribution for the Member’s first “Distribution Calendar Year” has not been distributed, the portion of the single sum distribution that represents the required minimum distribution for the Member’s first and second “Distribution Calendar Year” is not eligible for rollover.

(3)
Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Member in a calendar year after the first “Distribution Calendar Year” will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues. Notwithstanding the preceding, the Plan will not fail to satisfy the requirements of this paragraph and Code Section 401(a)(9) merely because there is an administrative delay in the commencement of the distribution of the additional benefits accrued in a calendar year, provided that the actual payment of such amount commences as soon as practicable. However, payment must commence no later than the end of the first calendar year following the calendar year in which the additional benefit accrues, and the total amount paid during such first calendar year must be no less than the total amount that was required to be paid during that year under this paragraph.

(4)
Death after distributions begin. If a Member dies after distribution of the Member’s interest begins in the form of an annuity meeting the requirements of this Section, then the remaining portion of the Member’s interest will continue to be distributed over the remaining period over which distributions commenced.

(d)	Requirements For Annuity Distributions That Commence During Member’s Lifetime.

(1)
Joint Life Annuities Where the Beneficiary Is Not the Member’s Spouse. If distributions commence under a distribution option that is in the form of a joint and survivor annuity for the joint lives of the Member and the Member’s spouse, the minimum distribution incidental benefit requirement will not be satisfied as of the date distributions commence unless, under the distribution option, the periodic annuity payment payable to the survivor does not at any time on and after the Member’s “Required Beginning Date” exceed the annuity payable to the Member. In the case of an annuity that provides for increasing payments, the requirement of this paragraph will not be violated merely because benefit payments to the Beneficiary increase, provided the increase is determined in the same manner for the Member and the Beneficiary. If the form of distribution combines a joint and survivor annuity for the joint lives of the Member and the Member’s spouse and a period certain annuity, the preceding requirements will apply to annuity payments to be made to the “Designated Beneficiary” after the expiration of the period certain.

(2)
Joint Life Annuities Where the Beneficiary Is Not the Member’s Spouse. If the Member’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Member and a Beneficiary other than the Member’s spouse, the minimum distribution incidental benefit requirement will not be satisfied as of the date distributions commence unless under the distribution option, the annuity payments to be made on and after the Member’s “Required Beginning Date” will satisfy the conditions of this paragraph. The periodic annuity payment payable to the survivor must not at any time on and after the Member’s “Required Beginning Date” exceed the applicable percentage of the annuity payment payable to the Member using the table set forth in Regulations Section 1.401(a)(9)‑6 Q&A-2. The applicable percentage is based on the adjusted Member/Beneficiary age difference. The adjusted Member/Beneficiary age difference is determined by first calculating the excess of the age of the Member over the age of the Beneficiary based on their ages on their birthdays in a calendar year. If the Member is younger than age 70, the age difference determined in the previous sentence is reduced by the number of years that the Member is younger than age 70 on the Member’s birthday in the calendar year that contains the Annuity Starting Date. In the case of an annuity that provides for increasing payments, the requirement of this paragraph will not be violated merely because benefit payments to the Beneficiary increase, provided the increase is determined in the same manner for the Member and the Beneficiary. If the form of distribution combines a joint and survivor annuity for the joint lives of the Member and a nonspouse Beneficiary and a period certain annuity, the preceding requirements will apply to annuity payments to be made to the “Designated Beneficiary” after the expiration of the period certain.

(3)
Period Certain Annuities. Unless the Member’s spouse is the sole “Designated Beneficiary” and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Member’s lifetime may not exceed the applicable distribution period for the Member under the Uniform Lifetime Table set forth in Regulation 1.401(a)(9)-9 for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Member reaches age 70, the applicable distribution period for the Member is the distribution period for age 70 under the Uniform Lifetime Table set forth in Regulation 1.401(a)(9)-9 plus the excess of 70 over the age of the Member as of the Member’s birthday in the year that contains the Annuity Starting Date. If the Member’s spouse is the Member’s sole “Designated Beneficiary” and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Member’s applicable distribution period, as determined under this Section 4.16(d)(3), or the joint life and last survivor expectancy of the Member and the Member’s spouse as determined under the Joint and Last Survivor Table set forth in Regulation 1.401(a)(9)-9, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the calendar year that contains the Annuity Starting Date.

(e)	Requirements For Minimum Distributions Where Member Dies Before Date Distributions Begin.

(1)
Member Survived by Designated Beneficiary and Life Expectancy Rule. If the Member dies before the date distribution of his or her interest begins and there is a “Designated Beneficiary,” the Member’s entire interest will be distributed, beginning no later than the time described in Section 4.16(b)(2)(i), over the life of the “Designated Beneficiary” or over a period certain not exceeding:

(i)    Unless the Annuity Starting Date is before the first “Distribution Calendar Year,” the “Life Expectancy” of the “Designated Beneficiary” determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Member’s death; or
(ii)    If the Annuity Starting Date is before the first Distribution Calendar Year, the “Life Expectancy” of the “Designated Beneficiary” determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.

(f)	Definitions.

(1)
Actuarial Gain. “Actuarial Gain” means the difference between an amount determined using the actuarial assumptions (i.e., investment return, mortality, expense, and other similar assumptions) used to calculate the initial payments before adjustment for any increases and the amount determined under the actual experience with respect to those factors. Actuarial Gain also includes differences between the amount determined using actuarial assumptions when an annuity was purchased or commenced and such amount determined using actuarial assumptions used in calculating payments at the time the Actuarial Gain is determined.

(2)
Designated Beneficiary. “Designated Beneficiary” means the individual who is designated as the Beneficiary under Section 5.5 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Regulation 1.401(a)(9)-4.

(3)
Distribution Calendar Year. “Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member’s “Required Beginning Date.” For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 4.16(b).

(4)	Eligible Cost-of-Living Index. An “Eligible Cost-of-Living Index” means an index described below:
(i)    A consumer price index that is based on prices of all items (or all items excluding food and energy) and issued by the Bureau of Labor Statistics, including an index for a specific population (such as urban consumers or urban wage earners and clerical workers) and an index for a geographic area or areas (such as a given metropolitan area or state); or
(ii)    A percentage adjustment based on a cost-of-living index described in Subsection (i) above, or a fixed percentage, if less. In any year when the cost-of-living index is lower than the fixed percentage, the fixed percentage may be treated as an increase in an Eligible Cost-of-Living Index, provided it does not exceed the sum of:

(A)	The cost-of-living index for that year, and

(B)
The accumulated excess of the annual cost-of-living index from each prior year over the fixed annual percentage used in that year (reduced by any amount previously utilized under this Subsection (ii)).

(5)	Life Expectancy. “Life Expectancy” means the life expectancy as computed by use of the Single Life Table in Regulation 1.401(a)(9)-9.

(6)	Required Beginning Date. “Required Beginning Date” means the April 1st of the calendar year following the later of:
(i)    the calendar year in which the Member attains age 70 1/2, or

(ii)    if the Member is not a “five-percent owner” at any time during the Plan Year ending with or within the calendar year in which the Member attains age 70 1/2, then the calendar year in which the Member retires. “5-percent owner” means a Member who is a 5-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once required minimum distributions have begun to a “5-percent owner,” they must continue to be distributed, even if the Member ceases to be a “5-percent owner” in a subsequent year.

(g)	Effective Date of Application of Regulations and Transitional Rules.

(1)	The provisions of this Section will apply with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2006.

(2)
With respect to distributions under the Plan for calendar years beginning on or after January 1, 2002, and prior to January 1, 2006, the Plan will use the provisions of the 1987 proposed Regulations except that the parallel provisions of the 2002 temporary and proposed regulations are effective for “Distribution Calendar Years” that are on or after January 1, 2003, and prior to January 1, 2006.

(h)	Applicability Across the Plan.
The mandatory distribution rules found in this Section 4.16 shall apply to all Members (anyone participating) in this Plan, including Members receiving benefits under Appendices B, C and D.
4.17    Benefit Restrictions Under Code Section 436

(a)	Effective Date and Application of Section.

(1)
The provisions of this Section 4.17 apply to Plan Years beginning after December 31, 2007. However, the effective date of the provisions relating to Regulation 1.436-1 are applicable to the Plan Years beginning on or after January 1, 2010.

(2)	Notwithstanding anything in this Section to the contrary, the provision of Code Section 436 and the Regulations thereunder are incorporated herein by reference.

(3)	For Plans that have a valuation date other than the first day of the Plan Year, the provisions of Code Section 436 and this Article will applied in accordance with Regulations.

(b)	Funding-Based Limitation on Shutdown Benefits and Other Unpredictable Contingent Event Benefits

(1)
In general. If a Member is entitled to an “unpredictable contingent event benefit” payable with respect to any event occurring during any Plan Year, then such benefit shall not be paid if the “adjusted funding target attainment percentage” for such Plan Year (A) is less than 60%, or (B) is 60% or more, but would be less than 60% if the “adjusted funding target attainment percentage” were redetermined applying an actuarial assumption that the likelihood of occurrence of the “unpredictable contingent event” during the Plan Year is 100%.

(2)
Exemption. Paragraph (1) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Company of the contribution described in Regulation 1.436-1(f)2)(iii).

(c)	Limitations on Plan Amendments Increasing Liability for Benefits

(1)
In general. No amendment which has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take in a Plan Year if the “adjusted funding target attainment percentage” for such Plan Year is:

(A)	less than 80%, or

(B)	80% or more, but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the “adjusted funding target attainment percentage.”

(2)	Exemption if contribution made. Paragraph (c)(1) above shall cease to apply with respect to a Plan amendment upon payment by the Employer of a contribution described in Regulation 1.436-1(f)(2)(iv).

(3)
Exception for certain benefit increases. The limitation set forth in Paragraph (c)(1) does not apply to any amendment to the Plan that provides for a benefit increase under a plan formula which is not based on a Compensation, provided that the rate of such increase is not in excess of the contemporaneous rate of increase in average wages of Members covered by the amendment. Paragraph (c)(1) shall not apply to any other amendment permitted under Regulation 1.436‑1(c)(4).

(d)	Limitations on Accelerated Benefit Distributions

(1)
Funding percentage less than 60%. Notwithstanding any other provisions of the Plan, if the Plan’s “adjusted funding target attainment percentage” for a Plan Year is less than 60%, then a Member or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a “prohibited payment” with an Annuity Starting Date on or after applicable “Section 436 measurement date,” and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a “prohibited payment.” The limitation set forth in this Paragraph (d)(1) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Member.

(2)
Bankruptcy. Notwithstanding any other provisions of the Plan, a Member or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a “prohibited payment” with an Annuity Starting Date that occurs during any period in which the Company is a debtor in a case under Title 11, United States Code, or similar federal or state law. The preceding sentence shall not apply to payments made within a Plan Year with an Annuity Starting Date that occurs on or after the date on which the enrolled actuary of the Plan certifies that the “adjusted funding target attainment percentage” of the Plan is not less than 100%. In addition, during such period in which the Company is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a “prohibited payment,” except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s “adjusted funding target attainment percentage” for that Plan Year is not less than 100%. The limitation set forth in this Paragraph (2) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Member.

(3)	Limited payment if percentage at least 60% but less than 80%.

(A)
In general. Notwithstanding any other provision of the Plan, if the Plan’s “adjusted funding target attainment percentage” for a Plan Year is 60% or greater but less than 80%, then a Member or Beneficiary is not permitted to elect, and the Plan shall not pay any “prohibited payment” with an Annuity Starting Date on or after the Applicable “Section 436 measurement date,” and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a “prohibited payment.” The preceding sentence shall not apply if the present value (determined in accordance with Code Section 417(e)(3)) of the portion of the benefit that is being paid in a “prohibited payment” (which portion is determined under Paragraph (B)(ii) below) does not exceed the lesser of:

(i)	50% of the present value (determined in accordance with Code Section 417(e)(3)) of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(ii)	100% of the PBGC maximum benefit guarantee amount (as defined in Regulation 1.436‑1(d)(3)(iii)(C)).
The limitation set forth in this Subsection (3) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Member.

(B)	Bifurcation if optional form unavailable.

(i)
Requirement to offer bifurcation. If an optional form of benefit that is otherwise available under the terms of the Plan is not available as of the Annuity Starting Date because of the application of Regulation 1.436‑1(d)(3)(i), then the Member or Beneficiary may elect to:

(1)
Receive the unrestricted portion of that optional form of benefit (determined under the rules of Regulation 1.436-1(d)(3)(iii)(D)) at that Annuity Starting Date, determined by treating the unrestricted portion of the benefit as if it were the Member’s or Beneficiary’s entire benefit under the Plan;

(2)
Commence benefits with respect to the Member or Beneficiary’s entire benefit under the Plan in any other optional form of benefit available under the Plan at the same Annuity Starting Date that satisfies Subsection (A)(i) or (ii) above; or

(3)	Defer commencement of the payments in accordance with any general right to defer commencement of benefits under the Plan.

(ii)
Rules relating to bifurcation. If the Member or Beneficiary elects payment of the unrestricted portion of the benefit as described in Regulation 1.436‑1(d)(3)(ii)(A)(1), then the Member or Beneficiary may elect payment of the remainder of the Member’s or Beneficiary’s benefits under the Plan in any optional form of benefit at that Annuity Starting Date otherwise available under the Plan that would not have included a “prohibited payment” if that optional form applied to the entire benefit of the Member or Beneficiary. The rules of Regulation 1.417(e)-1 are applied separately to the separate optional forms for the “unrestricted portion of the benefit” and the remainder of the benefit (the “restricted portion”).

(iii)
Plan alternative that anticipates election of payment that includes a prohibited payment. With respect to every optional form of benefit that includes a “prohibited payment” and that is not permitted to be paid under Regulation 1.436-1(d)(3)(i), for which no additional information from the Member or Beneficiary (such as information regarding a Social Security leveling optional form of benefit) is needed to make that determination, rather than wait for the Member or Beneficiary to elect such optional form of benefit, the Plan will provide for separate elections with respect to the restricted and unrestricted portions of that optional form of benefit.

(C)	Other Rules.

(i)
One time application. Only one “prohibited payment” meeting the requirements of Subsection (3)(a) above may be made with respect to any Member during any period of consecutive Plan Years to which the limitations under Regulation 1.436-1(d) apply.

(ii)
Treatment of Beneficiaries. For purposes of this Section 4.17(d)(3), benefits provided with respect to a Member and any Beneficiary of the Member (including an alternate payee, as defined in Code Section 414(p)(8)) are aggregated. If the only benefits paid under the Plan with respect to the Member are death benefits payable to the Beneficiary, then the determination of the “prohibited payment” is applied by substituting the lifetime of the Beneficiary for the lifetime of the Member. If the Accrued Benefit of a Member is allocated to such an alternate payee and one or more other persons, then the “unrestricted amount” is allocated among such persons in the same manner as the accrued benefit is allocated, unless a qualified domestic relations order (as defined in Code Section 414(p)(1)(A)) with respect to the Member or the alternate payee provides otherwise.

(iii)
Treatment of annuity purchases and plan transfers. This Paragraph (iii) applies for purposes of applying Subsection (d)(3)(A) above and determining the unrestricted portion of a payment. In the case of a prohibited payment described in Regulation 1.436‑1(j)(6)(i)(B) (relating to purchase from an insurer), the present value of the portion of the benefit that is being paid in a prohibited payment is the cost to the plan of the irrevocable commitment and, in the case of a prohibited payment described in Regulation 1.436-1(j)(6)(i)(C) (relating to certain plan transfers), the present value of the portion of the benefit that is being paid in a prohibited payment is the present value of the liabilities transferred (determined in accordance with Code Section 414(l)). In addition, the present value of the accrued benefit is substituted for the present value of the benefit payable in the optional form of benefit that includes the prohibited payment in Regulation 1.436-1(d)(3)(i)(A).

(4)
Exception. This Subsection (d) shall not apply for any Plan Year if the terms of the Plan (as in effect for the period beginning on September 1, 2005, and ending with such Plan Year) provide for no benefit accruals with respect to any Member during such period.

(5)
Right to delay commencement. If a Member or Beneficiary requests a distribution in an optional form of benefit that includes a “prohibited payment” that is not permitted to be paid under Section 4.17(d)(1), (2) or (3), then the Member retains the right to delay commencement of benefits in accordance with the terms of the Plan and applicable qualification requirements (such as Code Sections 411(a)(11) and 401(a)(9)).

(e)	Limitation on Benefit Accruals for Plans with Severe Funding Shortfalls

(1)
In general. If the Plan’s “adjusted funding target attainment percentage” for a Plan Year is less than 60%, benefit accruals under the Plan shall cease as of the “Section 436 measurement date.” In addition, if the Plan is required to cease benefit accruals under this Section 4.17(e), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(2)
Exemption. Paragraph (1) above shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Company of a contribution described in Regulation 1.436-1(f)(2)(v).

(3)
Temporary modification of limitation. In the case of the first Plan Year beginning during the period beginning on October 1, 2008, and ending on September 30, 2009, the provisions of Paragraph (e)(1) above shall be applied by substituting the Plan’s “adjusted funding target attainment percentage” for the preceding Plan Year for such percentage for such Plan Year, but only if the “adjusted funding target attainment percentage” for the preceding year is greater.

(f)	Methods to Avoid or Terminate Benefit Limitations

See Code Sections 436(b)(2), (c)(2), (e)(2), and (f) and Regulation 1.436‑1(f) for rules relating to Company contributions and other methods to avoid or terminate the application of the limitations set forth in Sections 4.17(b), (c) and (d) for a Plan Year. In general, the methods the Company may use to avoid or terminate one or more of the benefit limitations under Sections 4.17 (b), (c) and (d) for a Plan Year include Company contributions and elections to increase the amount of plan assets which are taken into account in determining the “adjusted funding target attainment percentage,” making a Company contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.

(g)	Special Rules

(1)	Rules of operation for periods prior to and after certification of Plan’s “adjusted funding target attainment percentage.”

(A)
In general. Code Section 436(h) and Regulation 1.436 1(h) set forth a series of presumptions that apply (i) before the Plan’s enrolled actuary issues a certification of the Plan’s “adjusted funding target attainment percentage” for the Plan Year and (ii) if the Plan’s enrolled actuary does not issue a certification of the Plan’s “adjusted funding target attainment percentage” for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary issues a range certification for the Plan Year pursuant to Regulation 1.436 1(h)(4)(ii) but does not issue a certification of the specific “adjusted funding target attainment percentage” for the Plan by the last day of the Plan Year). For any period during which a presumption under Code Section 436(h) and Regulation 1.436 1(h) applies to the Plan, the limitations under Sections 4.17(b), (c), (d) and (e) are applied to the Plan as if the “adjusted funding target attainment percentage” for the Plan Year were the presumed “adjusted funding target attainment percentage” determined under the rules of Code Section 436(h) and Regulation 1.436 1(h)(1), (2), or (3). These presumptions are set forth in the following subsections.

(B)
Presumption of continued underfunding beginning first day of Plan Year. If a limitation under Subsection (b), (c), (d), or (e) of this Section 4.17 applied to the Plan on the last day of the preceding Plan Year, then commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the “adjusted funding target attainment percentage” for the Plan for the current Plan Year, or, if earlier, the date Subsections (C) and (D) below applies to the Plan:

(i)
The “adjusted funding target attainment percentage” of the Plan for the current Plan Year is presumed to be the “adjusted funding target attainment percentage” in effect on the last day of the preceding Plan Year; and

(ii)	The first day of the current Plan Year is a “Section 436 measurement date.”

(C)
Presumption of underfunding beginning first day of fourth month. If the Plan’s enrolled actuary has not issued a certification of the “adjusted funding target attainment percentage” for the Plan Year before the first day of the fourth month of the Plan Year and the Plan’s “adjusted funding target attainment percentage”

for the preceding Plan Year was either at least 60% but less than 70% or at least 80% but less than 90%, or is described in Regulation 1.436‑1(h)(2)(ii), then, commencing on the first day of the fourth month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the “adjusted funding target attainment percentage” for the Plan for the current Plan Year, or, if earlier, the date Subsection (D) below applies to the Plan:

(i)
The “adjusted funding target attainment percentage” of the Plan for the current Plan Year is presumed to be the Plan’s ‘adjusted funding target attainment percentage” for the preceding Plan Year reduced by 10 percentage points; and

(ii)	The first day of the fourth month of the current Plan Year is a “Section 436 measurement date.”

(D)
Presumption of Underfunding On and After First Day of 10th Month. If the Plan’s enrolled actuary has not issued a certification of the “adjusted funding target attainment percentage” for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Regulation 1.436‑1(h)(4)(ii) but has not issued a certification of the specific “adjusted funding target attainment percentage” for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:

(i)	The “adjusted funding target attainment percentage” of the Plan for the current Plan Year is presumed to be less than 60%; and

(ii)	The first day of the 10th month of the current Plan Year is a “Section 436 measurement date.”

(2)	New plans, plan termination, certain frozen plans, and other special rules.

(A)
New plan exception. The limitations in Subsections (b), (c) and (e) of this Section 4.17 do not apply to a new Plan for the first five Plan Years of the Plan, determined under the rules of Code Section 436(i) and Regulation 1.436‑1(a)(3)(i).

(B)
Plan termination exception. The limitations on “prohibited payments” in Subsections (b) and (d) of this Section 4.17 do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Section 4.17 do not cease to apply as a result of termination of the Plan.

(C)
Exception to limitations on prohibited payments under certain frozen plans. The limitations on prohibited payments set forth in Subsections (b) and (d) of this Section 4.17 do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Members. This

Paragraph (C) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.

(4)
Special rules relating to unpredictable contingent event benefits and plan amendments increasing benefit liability. During any period in which none of the presumptions under this Section 4.17(g) apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s “adjusted funding target attainment percentage” for the Plan Year, the limitations under Subsection (b) and (c) of this Section 4.17 shall be based on the inclusive presumed “adjusted funding target attainment percentage” for the Plan, calculated in accordance Regulation 1.436‑1(g)(2)(iii).

(3)	Special rules under PRA 2010.

(A)
Payments under Social Security leveling options. For purposes of determining whether the limitations under Subsection (d) of this Section 4.17 apply to payments under a Social Security leveling option, within the meaning of Code Section 436(j)(3)(C)(i), the “adjusted funding target attainment percentage” for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Code Section 436(j)(3) and any Regulation or other published guidance thereunder issued by the Internal Revenue Service.

(B)
Limitation on benefit accruals. For purposes of determining whether the accrual limitation under Subsection (e) of this Section 4.17 applies to the Plan, the “adjusted funding target attainment percentage” for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Code Section 436(j)(3) (except as provided under Section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 (PRA 2010), if applicable).

(4)
Special rules under MAP‑21. The Plan may use the special rules relating to pension funding stabilization as set forth in the provisions of the Moving Ahead for Progress in the 21st Century Act (MAP‑21) and as provided by guidance issued in Regulations or other guidance from the Internal Revenue Service, such as Notice 2012‑61.

(5)
Notice requirement. See ERISA Section 101(j) for rules requiring the plan administrator of a single employer defined benefit pension plan to provide a written notice to Members and Beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in Section 4.17(b)(1), (d)(1), (d)(2) or (d)(3).

(h)	Treatment of Plan as of Close of Prohibited or Cessation Period.

(1)	Application to prohibited payments and accruals.

(A)
Resumption of prohibited payments. If a limitation on prohibited payments under Subsection (d) of this Section 4.17 applied to a Plan as of a “Section 436 measurement date,” but that limit no longer applies to the Plan as of a later “Section 436 measurement date,” then the limitation does not apply to benefits with “annuity starting dates” that are on or after that later “Section 436 measurement date.”
After the Code “Section 436 measurement date” on which the limitation on “prohibited payments” under Sections 4.17(d)(1) and (3) cease to apply to the Plan, Members or Beneficiaries who had an “annuity starting date” within the period during which that limitation applied to the Plan shall not be permitted to modify the form of benefit previously elected to a single sum payment at a new “annuity starting date” for the remaining value of the Member or Beneficiary’s benefit under the Plan.

(B)
Resumption of benefit accruals. If a limitation on benefit accruals under Subsection (e) of this Section 4.17 applied to a Plan as of a “Section 436 measurement date,” but that limit no longer applies to the Plan as of a later “Section 436 measurement date,” then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later “Section 436 measurement date,” except to the extent that the Plan provides that benefit accruals will not resume when the limitation ceases to apply. The Plan will comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor Regulation 29 CFR Section 2530.204-2(c) and (d).

In addition, benefit accruals that were not permitted to accrue because of the application of Subsection (e) of this Section 4.17 shall be restored when that limitation ceases to apply if the continuous period of the limitation was 12 months or less and the Plan’s enrolled actuary certifies that the “adjusted funding target attainment percentage” for the Plan Year would not be less than 60% taking into account any restored benefit accruals for the prior Plan Year.

(2)
Shutdown and other “unpredictable contingent event benefits.” If an “unpredictable contingent event benefits” with respect to an unpredictable contingent event that occurs during the Plan Year are not permitted to be paid after the occurrence of the event because of the limitations of Subsection (b) of this Section 4.17, but are permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the “adjusted funding target attainment percentage” for the Plan Year that meets the requirements of Regulation 1.436-1(g)(5)(ii)(B)), then that unpredictable contingent event benefits shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Subsection (b) of this Section 4.17). If the “unpredictable contingent event benefit” does not become payable during the same Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide that benefit.

(3)
Treatment of Plan amendments that do not take effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitations of Subsection (c) or (e) of this Section 4.17, but is permitted to take effect later in the Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the “adjusted funding target attainment percentage” for the Plan Year that meets the requirements of Regulation 1.436-1(g)(5)(ii)(C)), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the Plan Year, then it must be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(i)	Definitions
For purposes of this Section 4.17, the following terms shall have the meanings ascribed to them in this Section 4.17(i). Terms not defined in this Section have the meaning assigned to them in the “Definitions” section of the Plan.

(a)	Adjusted funding target attainment percentage. The term “adjusted funding target attainment percentage” means the adjusted funding target attainment percentage as defined in Regulation 1.436-1(j)(1).

(b)	Prohibited payment. The term “prohibited payment” means a prohibited payment as defined in Regulation 1.436‑1(j)(6).

(c)	Section 436 measurement date. A “Section 436 measurement date” means the section 436 date as defined in Regulation 1.436-1(j)(8).

(d)	Unpredictable contingent event benefit. The term “unpredictable contingent event benefit” means an unpredictable contingent event as defined in Regulation 1.436‑1(j)(9).

ARTICLE 5 – ADMINISTRATION OF PLAN

5.01    Appointment of Plan Administration Committee
The responsibility for carrying out all phases of the administration of the Plan except those phases connected with the management of assets, shall be placed in a Plan Administration Committee of not less than three persons appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors may also designate alternate members to act in the absence of the regular members. The Board of Directors shall designate a Chairman of the Plan Administration Committee from among the regular members and a Secretary who may be, but need not be, one of its members. Any member of the Plan Administration Committee may resign by delivering his or her written resignation to the Board of Directors and the Secretary of the Plan Administration Committee.
5.02    Pension and Savings Plan Committee
The responsibility for the management of the assets of the Plan shall be placed in a Pension and Savings Plan Committee of not less than three persons appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors may also designate alternate members to act in the absence of the regular members. The Board of Directors shall designate a Chairman of the Pension and Savings Plan Committee from among the regular members and a Secretary who may be, but need not be, one of the members of the Pension and Savings Plan Committee. Any member of the Pension and Savings Plan Committee may resign by delivering his or her written resignation to the Board of Directors and the Secretary of the Pension and Savings Plan Committee.
5.03    Named Fiduciaries
The Plan Administration Committee and the Pension and Savings Plan Committee (hereinafter collectively referred to as the (“Committees”) are designated as named fiduciaries within the meaning of Section 402(a) of ERISA. In addition, the Company and any officer of the Company appointed as a named fiduciary by the Plan Administration Committee shall also be “named fiduciaries” within the meaning of Section 402(a) of ERISA.
5.04    Meetings and Action of Majority
The Committees shall hold meetings upon such notice, at such place or places, and at such time or times as each may respectively determine. The action of at least a majority of the members, or alternate members, of a Committee expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of that Committee and shall have the same effect for all purposes as if assented to by all members of such Committee at the time in office. No member of either Committee shall receive any compensation for his or her service as such.
5.05    Duties of Committees
Each Committee may authorize one or more of its number or any agent to execute or deliver any instrument or make any payment on its behalf; may retain counsel, employ agents and such clerical, accounting and actuarial services as it may require in carrying out the provisions of the

Plan for which it has responsibility; may allocate among its members or to other persons all or such portion of its duties hereunder as it, in its sole discretion, shall decide.
5.06    Management of Plan Assets
The Pension and Savings Plan Committee shall be responsible for managing the assets under the Plan. If it deems such action to be advisable, the Committee, subject to the provisions of the trust instrument(s) adopted for use in implementing the Plan pursuant to Section 7.01 hereof, may:

(a)	provide direction to the trustee(s) thereunder, including, but not by way of limitation, the direction of investment of all or part of the Plan assets and the establishment of investment criteria, and

(b)	appoint and provide for use of investment advisors and investment managers.
In discharging its responsibility, the Committee shall evaluate and monitor the investment performance of the trustee(s) and investment manager, if any.
5.07    Establishment of Rules and Rights of Plan Administration Committee
Subject to the limitations of the Plan, the Plan Administration Committee from time to time shall establish rules or regulations for the administration of the Plan and the transaction of its business. The Plan Administration Committee shall have full discretionary authority, except as to matters which the Board of Directors from time to time may reserve to itself, to interpret the Plan and to make factual determinations regarding any and all matters arising hereunder, including but not limited to, the right to determine eligibility for benefits and to construe the terms of the Plan including the right to remedy possible ambiguities, inequities, inconsistencies or omissions. The Plan Administration Committee shall also have the right to exercise powers otherwise exercisable by the Board of Directors hereunder to the extent that the exercise of such powers does not involve the management of Plan assets. In addition, the Plan Administration Committee shall have the further right to exercise such powers as may be delegated to the Plan Administration Committee by the Board of Directors. The Plan Administration Committee may delegate to any duly authorized officer, in writing, any or all of its authority and its right to exercise powers otherwise exercised or delegated by the Board of Directors.
Subject to applicable Federal and State Law, all interpretations, determinations and decisions of a duly authorized officer, the Plan Administration Committee or the Board of Directors in respect of any matter hereunder shall be final, conclusive and binding on all parties affected thereby.
5.08    Prudent Conduct and Limitation of Liability
The members of the Committees and any officer appointed pursuant to Section 5.03 shall use that degree of care, skill, prudence and diligence in carrying out their duties that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims. A member of either Committee and any officer appointed pursuant to Section 5.03 shall not be liable for the breach of fiduciary responsibility of another fiduciary unless:

(a)	the person participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach; or

(b)
by the person’s failure to discharge such person’s duties solely in the interest of the Members and other persons entitled to benefits under the Plan, for the exclusive purpose of providing benefits and defraying reasonable expenses of administering the Plan not met by the Company, the person has enabled such other fiduciary to commit a breach; or

(c)	the person has knowledge of a breach by such other fiduciary and does not make reasonable efforts to remedy the breach; or

(d)
in the case of a member of either Committee, if the Committee of which the person is a member improperly allocates responsibilities among its members or to others and the person fails to review prudently such allocation.

5.09    Claims and Review Procedure

(a)
Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) shall be submitted to the Company in writing. An application for benefits shall be submitted on the prescribed form and shall be signed by the Member, or in the case of a benefit payable after his death, by his Beneficiary.

(b)
In the event that an application for benefits is denied in whole or in part, the Company shall notify the applicant in writing of the denial and of the right to review of the denial. The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan.

The written notice shall be given to the applicant within a reasonable period of time (not more than 90 days) after the Company received the application, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the notice be given more than 180 days after the Company received the application.

(c)
An applicant whose application for benefits was denied in whole or in part, or the applicant’s duly authorized representative, may appeal the denial by submitting to the Plan Administration Committee a request for a review of the application within 60 days after receiving written notice of the denial from the Company. The Company shall give the applicant or his representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for review. The request for a review shall be in writing and addressed to the Plan Administration Committee. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant deems pertinent. The Plan Administration Committee may require the applicant to submit such additional facts, documents, or other materials as it may deem necessary or appropriate in making its review.

(d)
The Plan Administration Committee shall act on each request for a review within 60 days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the decision on review be rendered more than 120 days after the Plan Administration Committee received the request for a review. The Plan Administration Committee shall give prompt written notice of its decision to the applicant and or the Company. In the event that the Plan Administration Committee confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

(e)	The Plan Administration Committee shall adopt such rules, procedures, and interpretations of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this Section 5.09.

(f)
No legal action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with Paragraph (a), (ii) has been notified by the Company that the application is denied, (iii) has filed a written request for a review of the application in accordance with Paragraph (c), and (iv) has been notified in writing that the Plan Administration Committee has affirmed the denial of the application; provided, however, that legal action may be brought after the Company or the Plan Administration Committee has failed to take any action on the claim within the time by Paragraphs (b) and (d) above.

ARTICLE 6 – CONTRIBUTIONS

6.01    Company Contributions
It is the intention of the Company to continue the Plan and make regular contributions to the Trustee each year in such amounts as are necessary to maintain the Plan on a sound actuarial basis and to meet minimum funding standards as prescribed by any applicable law. However, subject to the provisions of Article 8, the Company may reduce or suspend its contributions for any reason at any time. Any forfeitures shall be used to reduce the Company contributions otherwise payable, and will not be applied to increase the benefits any Member or other person would otherwise receive under the Plan.
6.02    Return of Contributions

(a)
The Company’s contributions to the Plan are conditioned upon their deductibility under Code Section 404. In the event that all or part of the Company’s deductions under Code Section 404 for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which such disallowance applies shall be returned to the Company without interest, but reduced by any investment loss attributable to those contributions. Such return shall be made within one year after the disallowance of deduction.

(b)
The Company may recover without interest the amount of its contributions to the Plan made on account of a mistake in fact, reduced by any investment loss attributable to those contributions if recovery is made within one year after the date of those contributions.

ARTICLE 7 – MANAGEMENT OF FUNDS

7.01    Trustee
All the funds of the Plan shall be held by a Trustee or Trustees, which may include any member(s) of the Pension and Savings Plan Committee, appointed from time to time by said Committee or the Company, in one or more trusts under a trust instrument or instruments approved or authorized by said Committee or the Company. for use in providing the benefits of the Plan and paying any expenses of the Plan not paid directly by the Company; provided, however, that the Pension and Savings Plan Committee may, in its discretion, also enter into any type of contract with any insurance company or companies selected by it for providing benefits under the Plan.
Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Plan Administration Committee shall transfer the interest, if any, of a Member’s Accrued Benefit to another trust forming part of a pension, profit sharing, or stock bonus plan that meets the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made. However, the transfer of amounts from this Plan to a nonqualified foreign trust will be treated as a distribution from this Plan. Likewise, a transfer of assets and liabilities from this Plan to a plan that satisfies Section 1165 of the Puerto Rico Code will also be treated as distribution from this Plan.
7.02    Exclusive Benefit Rule
Prior to the satisfaction of all liabilities with respect to persons entitled to benefits, except for the payment of expenses, no part of the corpus or income of the funds shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons who are or may become entitled to benefits hereunder, under the Prior Salaried Plan, or under any trust instrument or under any insurance contract made pursuant to this Plan. Subject to applicable Federal and State law, no person shall have any interest in or right to any part of the corpus or income of the funds, except as and to the extent expressly provided in the Plan and in any trust instrument or under any insurance contract made pursuant to this Plan. Subject to applicable Federal and State law, the Company shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Trustee(s) or insurer(s) except as expressly provided under this Plan.
The Company may not transfer sponsorship of this Plan to any unrelated entity unless such transfer is in connection with the transfer of business assets or operations from the Company to the unrelated entity.
7.03    Investment in Company Securities or Real Property
Except as permitted by applicable Federal law, no part of the corpus or income of the trust shall be invested in securities of the Company or of any Associated Company or in real property and related personal property which is leased to the Company or any Associated Company or in the securities of the Trust or Trustees or their subsidiary companies, if any.
7.04    Appointment of Investment Managers

The Pension and Savings Plan Committee may, in its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Committee shall designate. In that event, authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

ARTICLE 8 – CERTAIN RIGHTS AND LIMITATIONS

The following provisions shall apply in all cases whenever a Member or any other person is affected thereby.

8.01    Termination of the Plan

(a)
The Board of Directors may terminate the Plan for any reason at any time. In case of termination of the Plan, the rights of Members to the benefits accrued under the Plan to the date of the termination, to the extent then funded or protected by law, if greater, shall be nonforfeitable. The funds of the Plan shall be used for the exclusive benefit of persons entitled to benefits under the Plan as of the date of termination, except as provided in Section 6.02. However, any funds not required to satisfy all liabilities of the Plan for benefits because of erroneous actuarial computation shall be returned to the Company except as otherwise provided in Section 8.06. The Plan Administration Committee shall determine on the basis of an actuarial valuation the share of the funds of the Plan allocable to each person entitled to benefits under the Plan in accordance with Section 4044 of ERISA or corresponding provision of any applicable law in effect at the time. In the event of a partial termination of the Plan, the provisions of this Section shall be applicable only to the Members affected by that partial termination.

(b)
Plan Merger or Consolidation. The Board of Directors may, in its sole discretion, merge this Plan with another qualified plan, subject to any applicable legal requirements. However, the Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Member or other person entitled to a benefit under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated; provided that, subject to the provisions of Article 10 on or after the date of the first occurrence of a Change in Control (i) no transfer of assets or liabilities, except as specifically permitted under Section 8.01(a), between the Plan and any Employee Benefit Plan, as hereinafter defined, (ii) no spin-off of Plan assets or Plan liabilities to any Employee Benefit Plan, (iii) no withdrawal of Plan assets, in the event such withdrawal is permitted under applicable law or (iv) no merger or consolidation of the Plan with any Employee Benefit Plan shall be permitted.

For purposes of this Section 8.01(b), Employee Benefit Plan has the same meaning as the term “employee benefit plan” has under Section 3(3) of ERISA.
8.02    Limitation Concerning Highly Compensated Employees or Highly Compensated Former Employees

(a)
The provisions of this Section shall apply (i) in the event the Plan is terminated, to any Member who is a highly compensated employee or highly compensated former employee (as those terms are defined in Code Section 414(q)) of the Company or an Associated Company and (ii) in any other event, to any Member or former Member who is one of the 25 highly compensated employees or highly compensated former employees of the Company or

Associated Company with the greatest compensation in any Plan Year. The amount of the annual payments to any one of the Members or former Member to whom this Section applies shall not be greater than an amount equal to the payments that would be made on behalf of the Member or former Member under a single life annuity that is of Equivalent Actuarial Value to the sum of the Member’s or former Member’s Accrued Benefit and any other benefits payable to the Member and former Member under the Plan.

(b)
If, (i) after payment of an Accrued Benefit or other benefits to any one of the Members or to whom this Section applies, the value of Plan assets equals or exceeds 110% of the value of current liabilities (as that term is defined in Code Section 412(1)(7)) of the Plan, (ii) the value of the Accrued Benefit and other benefits of any one of the Members or former Members to whom this Section applies is less than 1% of the value of current liabilities of the Plan, or (iii) the value of the Accrued Benefit and other benefits of any one of the Members or former Members to whom this Section applies does not exceed $3,500 ($5,000 effective January 1, 1998), the provisions of Paragraph (a) above will not be applicable to the payment of benefits to the Member or former Member.

(c)
Notwithstanding Paragraph (a) of this Section, in the event the Plan is terminated, the restriction of this Section shall not be applicable if the benefits payable to any highly compensated employee and any highly compensated former employee is limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

(d)
If it should subsequently be determined by statute, court decision acquiesced in by the Commissioner of Internal Revenue, or ruling by the Commissioner of Internal Revenue, that the provisions of this Section are no longer necessary to qualify the Plan under the Code, this Section shall be ineffective without the necessity of further amendment to the Plan.

8.03    Conditions of Employment Not Affected by Plan
The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any Employee or other person and to treat him or her without regard to the effect which such treatment might have upon him or her under the Plan.
8.04    Offsets
Unless the Board of Directors otherwise provides under written rules uniformly applicable to all Employees similarly situated, the Plan Administration Committee shall deduct from the amount of any retirement allowance or vested benefit under the Plan, any amount paid or payable to or on account of any Member under the provisions of any present or future law, pension or benefit scheme of any sovereign government, or any political subdivision thereof or any fund or organization or government agency or department on account of which contributions have been made or premiums or taxes paid by the Company, any Participating Unit, or any Associated Company with respect to any service which is Benefit Service for purposes of computation of benefits under the Plan; provided, however, that pensions payable for government service or benefits under Title II of the Social Security Act are not to be used to reduce the benefits otherwise provided under this Plan except as specifically provided herein.
8.05    Denial of Benefits

The Plan Administration Committee may prescribe rules on a basis uniformly applicable to all Employees similarly situated under which an Employee whose employment is terminated because of dishonesty, conviction of a felony or other conduct prejudicial to the Company may be denied any benefit or benefits for which he or she would otherwise be eligible under the Plan, except his or her retirement allowance pursuant to Section 4.01 or his or her vested benefit pursuant to Section 4.05; provided, however, that such denial is not contrary to applicable law.
8.06    Change in Control
In the event of a Change in Control the following restrictions shall apply:

(a)
Notwithstanding any other provision of the plan, in the event of a Change in Control, neither the Board of Directors, its designee, the Plan Administration Committee nor the Trustee may merge or consolidate the Plan with any other plan, transfer any Plan assets to any other retirement or welfare benefit plan, transfer any other welfare or retirement benefit plan’s liabilities to the Plan, spin-off or split-off any part of the Plan or group of Members in the Plan, or reduce future Plan benefits, or cause or permit the Plan to acquire any security or real or personal property of the Company or any Associated Company, during the five-year period commencing on the date on which the Change in Control occurs.

(b)
Notwithstanding any other provision of the Plan, in the event of a Change in Control, neither the Board of Directors nor its designee may, during the five-year period commencing on the date on which the Change in Control occurs, designate any new Participating Units or designate any new groups of Employees as eligible to participate in the Plan.

(c)
Notwithstanding any other provision of the Plan, if at any time during the five-year period commencing on the date on which a Change in Control occurs, the Plan is terminated, any Member who was an Employee on the date of the Change in Control shall, if not previously vested, become fully vested in all Plan benefits. If the Plan has surplus assets, all of the surplus assets shall be allocated to Plan Members who were Members as of the date on which a Change in Control occurs (including Members who terminated employment with entitlement to a retirement allowance and Members who are, on the date on which a Change in Control occurs, receiving a retirement allowance) on pro rata basis, in relation to the benefits accrued prior to the date of Change in Control and none of this surplus may be recovered by the Company, any successor or any Associated Company. For purposes of this Section 8.06(c) the amount of surplus assets will be determined as part of the process of purchasing non-participating group annuity contracts in connection with the termination of the Plan. In purchasing such annuities, the Plan shall seek competitive bids from at least three unrelated insurance companies. In no event shall the increase in the Retirement Allowance payable pursuant to this paragraph cause the retirement allowance to exceed the limitations in Section 4.08 of the Plan.

(d)
Notwithstanding any other provision of the Plan, if at any time during the five-year period commencing on the date on which a Change in Control occurs (i) a Substantial Reduction in Force (as hereinafter defined) occurs or (ii) any action prohibited by Paragraph (a) or (b) of this Section 8.06 is taken, then any Member who was an Employee on the date of the Change in Control shall, if not previously vested, become fully vested in all Plan benefits. Furthermore, if, as of the date either of the events described in (i) or (ii) above occurs, the fair market value of the Plan’s assets exceeds the Plan’s current liability pursuant to Code

Section 412(l)(7) (based on the Plan’s actuarial assumptions on the date the Change in Control occurs except that the interest rate shall be the maximum rate permitted under Code Section 412) the amount of such excess assets shall be applied to increase, as described below, the Accrued Benefit of all Plan Members who were Members as of the date on which a Change in Control occurs. For purposes of determining the increase in Accrued Benefit under this Section 8.06(d), Plan Member includes both Members who are Employees as well as former Employees, or Beneficiaries of former Employees either entitled to future benefits or currently in receipt of Plan benefits. The Equivalent Actuarial Value of each Plan Member’s Accrued Benefit shall be increased by the amount determined by multiplying (a) the Plan’s excess assets as defined in this Section 8.06(d) by (b) the ratio that the Current Liability of each Plan Member bears to the sum of the Current Liability of all Plan Members. Such increased present value will be converted into an enhanced Accrued Benefit for each Plan Member. In no event, however, shall such increase cause a Plan Member’s Accrued Benefit to exceed the limitation of Section 4.08 of the Plan.
For purposes of this Section 8.06,
(i)    a “Substantial Reduction in Force” shall mean the Involuntary Separation from employment, following a Change in Control, of the percentage of Members set forth below who were Employees when the Change in Control occurred:

(1)	10% or more within any consecutive 12-month period.

(2)	15% or more within any consecutive 24-month period.

(3)	20% or more within any consecutive 36-month period.

(4)	25% or more within any consecutive 48-month period.

(5)	30% or more within a 60-month period; and
(ii)    “Involuntary Separation” shall mean the termination of a Member’s employment with the Company as a result of Company action such as a discharge, a resignation after a reduction in pay, position or responsibilities, a retirement after the Company has requested such Member to resign or retire, a layoff, or any relocation of the work location of a Member to a place more than 35 miles from such Member’s principal residence; provided, however, that an Involuntary Separation shall not be deemed to have occurred if a Member resigns or retires other than in response to a Company request, or is terminated for serious misconduct in connection with such Member’s work.

(e)
In the event the Internal Revenue Service makes a final determination that the utilization of surplus assets of the Plan (or any portion thereof) in accordance with Paragraph (c) or (d) of this Section 8.06 cannot be accomplished in any manner without disqualifying the Plan, the Company shall utilize such assets which cannot be so utilized to provide benefits to those Members who were Employees on the date of the Change in Control in any manner that the Company deems to be in the best interests of such Members and which would not disqualify the Plan. Such utilization may include the transfer of such assets to another employee benefit plan of the Company, including a voluntary employees’ beneficiary association as described in Code Section 501(c)(9); provided, however, that in no event shall any such assets be transferred to any entity other than a trust devoted exclusively to providing benefits to employees and retirees who were Plan Members as of the date of the Change in Control.
8.07    Prevention of Escheat
If the Plan Administration Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Plan Administration Committee may, no later than two years from the date such payment is due, mail a notice of such due and owing payment to the last known address of such person as shown on the records of the Plan Administration Committee or the Company. If such person has not made written claim therefor within three months of the date of the mailing, the Plan Administration Committee may, if it so elects and upon receiving advice from counsel to the Plan, direct that such payment and all remaining payments otherwise due such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Company. Upon such cancellation, the Plan shall have no further liability therefor except that, in the event such person or his or her Beneficiary later notifies the Plan Administration Committee of his or her whereabouts and requests the payment or payments due to him or her under the Plan, the amount so applied shall be paid to him or her in accordance with the provisions of the Plan.

ARTICLE 9 – NONALIENATION OF BENEFITS

(a)
Except as required by any applicable law or by Paragraph (e), no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge except any election to make a contribution necessary to provide post-retirement medical benefits under any Plan maintained by the Company, and any attempt so to do shall be void, except as specifically provided in the Plan, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

(b)
Subject to applicable Federal and State law, in the event that the Plan Administration Committee shall find that any Member or other person who is or may become entitled to benefits hereunder has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any of his or her benefits under the Plan, except as specifically provided in the Plan, or if any garnishment, attachment, execution, levy or court order for payment of money has been issued against any of his or her benefits under the Plan, then such benefit shall cease and terminate. In such event the Plan Administration Committee shall hold or apply the payments to or for the benefit of such Member or other person who is or may become entitled to benefits hereunder, his or her spouse, children, parents or other blood relatives, or any of them.

(c)	Notwithstanding the foregoing provisions of the Plan, payment shall be made in accordance with the provisions of any judgment, decree, or domestic relations order which:
(i)    creates for, or assigns to, a spouse, former spouse, child or other dependent of a Member the right to receive all or a portion of the Member’s benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,
(ii)    is made pursuant to the domestic relations law of any State (as such term is defined in Section 3(10) of ERISA,
(iii)    does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and
(iv)    otherwise meets the requirements of Section 206(d) of ERISA to be a “qualified domestic relations order” as determined by the Plan Administration Committee.
If the lump sum present value of any series of payments made under the criteria set forth in Paragraphs (i) through (iv) above amounts to $3,500 ($5,000 effective January 1, 1998) or less, then a lump sum payment of Equivalent Actuarial Value (determined in the manner described in Section 4.10) shall be made in lieu of the series of payments.

(d)	The Plan Administration Committee shall resolve any questions arising under this Article 9 on a basis uniformly applicable to all persons similarly situated.

(e)	A Member’s benefits under the Plan shall be offset by the amount the Member is required to pay to the Plan under the circumstances set forth in Code Section 401(a)(13).

ARTICLE 10 – AMENDMENTS

10.01
Subject to Section 10.02, the Board of Directors or its delegate reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan; provided that no such modification or amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Members, spouses, or contingent annuitants or other persons who are or may become entitled to benefits hereunder prior to the satisfaction of all liabilities with respect to them; and that no modification or amendment shall be made which has the effect of decreasing the Accrued Benefit of any Member or of reducing the nonforfeitable percentage of the Accrued Benefit of a Member attributable to Company contributions below that nonforfeitable percentage thereof computed under the Plan as in effect on the later of the date on which the amendment is adopted or becomes effective. Any action to amend the Plan by the Board of Directors shall be taken in such manner as may be permitted under the by-laws of the Company and any action to amend the Plan by a delegate of the Board of Director shall be in writing.

10.02
Notwithstanding the above, on or after the date a Change in Control first occurs, Section 8.01, Section 8.06 and this Article 10, as they pertain to events occurring on or after the date such Change in Control occurs, may not be further amended by the Board of Directors without written consent of not less than three‑quarters of the Members and other persons then receiving benefits under the Plan.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Company has caused this Plan document to be executed this ________ day of _________________________, 2019, but effective December 31, 2014, unless the context indicates otherwise.

RAYONIER ADVANCED MATERIALS INC.

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Signature

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